================================================================================

                AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION
                                    Depositor


                            AMRESCO MANAGEMENT, INC.,
                            Servicer/Special Servicer



                             LASALLE NATIONAL BANK,
                                     Trustee


                                       and

                _______________________________________________,
                                  Fiscal Agent


            ________________________________________________________


                         POOLING AND SERVICING AGREEMENT

                         Dated as of _____________, 1997


             ______________________________________________________
                       MORTGAGE PASS-THROUGH CERTIFICATES

                                  Series 1997-1


================================================================================

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE I        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

         SECTION 1.01.    Defined Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 1.02.    Certain Calculations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 1.03.    Certain Constructions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE II       CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         SECTION 2.01.    Conveyance of Mortgage Loans; Assignment of Mortgage
                                  Loan Purchase and Sale Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 2.02.    Acceptance by Custodian and the Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 2.03.    Representations and Warranties of the Depositor.  . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 2.04.    Representations, Warranties and Covenants of the Servicer
                                  and Special Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 2.05.    Execution and Delivery of Certificates; Issuance of
                                  Lower-Tier Regular Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 2.06.    Miscellaneous REMIC and Grantor Trust Provisions. . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE III      ADMINISTRATION AND SERVICING OF
                     THE MORTGAGE LOANS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

         SECTION 3.01.    Servicer to Act as Servicer; Administration of the Mortgage
                                  Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 3.02.    Liability of the Servicer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 3.03.    Collection of Certain Mortgage Loan Payments. . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 3.04.    Collection of Taxes, Assessments and Similar Items;
                                  Escrow Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 3.05.    Collection Account; Distribution Account; Upper-Tier
                                  Distribution Account; Default Interest Distribution Account;
                                  and Excess Interest Distribution Account. . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 3.06.    Permitted Withdrawals from the Collection Account.  . . . . . . . . . . . . . . . . . . . .  62
         SECTION 3.07.    Investment of Funds in the Collection Account, the REO
                                  Account, the Lock-Box Accounts, the Cash Collateral Accounts,
                                  the Interest Reserve Account and the Reserve Accounts.  . . . . . . . . . . . . . .  64
         SECTION 3.08.    Maintenance of Insurance Policies and Errors and Omissions
                                  and Fidelity Coverage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 3.09.    Enforcement of Due-On-Sale Clauses; Assumption
                                  Agreements; Defeasance Provisions.  . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 3.10.    Appraisals; Realization Upon Defaulted Mortgage Loans . . . . . . . . . . . . . . . . . . .  71
         SECTION 3.11.    Trustee to Cooperate; Release of Mortgage Files.  . . . . . . . . . . . . . . . . . . . . .  75

         SECTION 3.12.    Servicing Fees, Trustee Fees and Special Servicing
                                  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 3.13.    Reports to the Trustee; Collection Account Statements.  . . . . . . . . . . . . . . . . . .  78
         SECTION 3.14.    Annual Statement as to Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 3.15.    Annual Independent Public Accountants' Servicing Report . . . . . . . . . . . . . . . . . .  79
         SECTION 3.16.    Access to Certain Documentation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 3.17.    Title and Management of REO Properties and
                                  REO Account Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 3.18.    Sale of Specially Serviced Mortgage Loans and
                                  REO Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 3.19.    Additional Obligations of the Servicer and Special
                                  Servicer; Inspections.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         SECTION 3.20.    Authenticating Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         SECTION 3.21.    Appointment of Custodians.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         SECTION 3.22.    Reports to the Securities and Exchange Commission;
                                  Available Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         SECTION 3.23.    Lock-Box Accounts, Cash Collateral Accounts, Escrow
                                  Accounts and Reserve Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         SECTION 3.24.    Property Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         SECTION 3.25.    Appointment of Special Servicer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         SECTION 3.26.    Transfer of Servicing Between Servicer and Special Servicer;
                                  Record Keeping. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         SECTION 3.27.    Interest Reserve Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         SECTION 3.28.    Limitations on and Authorizations of the Servicer and
                                  Special Servicer with Respect to Certain Mortgage Loans.  . . . . . . . . . . . . .  94
         SECTION 3.29.    Residual Trigger Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         SECTION 3.30.    Modification, Waiver, Amendment and Consents.   . . . . . . . . . . . . . . . . . . . . . .  97

ARTICLE IV       DISTRIBUTIONS TO CERTIFICATEHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

         SECTION 4.01.    Distributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 4.02.    Statements to Certificateholders; Available Information;
                                  Information Furnished to Financial Market Publisher . . . . . . . . . . . . . . . . 108
         SECTION 4.03.    Compliance with Withholding Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . 110
         SECTION 4.04.    REMIC Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         SECTION 4.05.    Imposition of Tax on the Trust Fund.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         SECTION 4.06.    Remittances; P&I Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         SECTION 4.07.    Grantor Trust Reporting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         SECTION 4.08.    Special Distribution Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116

ARTICLE V        THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117

         SECTION 5.01.    The Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         SECTION 5.02.    Registration of Transfer and Exchange of Certificates . . . . . . . . . . . . . . . . . . . 118
         SECTION 5.03.    Mutilated, Destroyed, Lost or Stolen Certificates.  . . . . . . . . . . . . . . . . . . . . 121

         SECTION 5.04.    Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121

ARTICLE VI       THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER . . . . . . . . . . . . . . . . . . . . . . . . 122

         SECTION 6.01.    Liability of the Depositor, the Servicer and the
                                  Special Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
         SECTION 6.02.    Merger or Consolidation of the Servicer.  . . . . . . . . . . . . . . . . . . . . . . . . . 122
         SECTION 6.03.    Limitation on Liability of the Depositor, the Servicer
                                  and Others. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
         SECTION 6.04.    Limitation on Resignation of the Servicer and the
                                  Special Servicer; Termination of the Servicer and the
                                  Special Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         SECTION 6.05.    Rights of the Depositor and the Trustee in Respect of the
                                  Servicer and the Special Servicer.  . . . . . . . . . . . . . . . . . . . . . . . . 124
         SECTION 6.06.    Servicer or Special Servicer as Owner of a Certificate. . . . . . . . . . . . . . . . . . . 125

ARTICLE VII      DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126

         SECTION 7.01.    Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
         SECTION 7.02.    Trustee to Act; Appointment of Successor. . . . . . . . . . . . . . . . . . . . . . . . . . 129
         SECTION 7.03.    Notification to Certificateholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
         SECTION 7.04.    Other Remedies of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
         SECTION 7.05.    Waiver of Past Events of Default; Termination.  . . . . . . . . . . . . . . . . . . . . . . 131

ARTICLE VIII     CONCERNING THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131

         SECTION 8.01.    Duties of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
         SECTION 8.02.    Certain Matters Affecting the Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . 133
         SECTION 8.03.    Trustee and Fiscal Agent Not Liable for Certificates
                                  or Mortgage Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         SECTION 8.04.    Trustee and Fiscal Agent May Own Certificates.  . . . . . . . . . . . . . . . . . . . . . . 136
         SECTION 8.05.    Payment of Trustee's Fees and Expenses; Indemnification . . . . . . . . . . . . . . . . . . 136
         SECTION 8.06.    Eligibility Requirements for Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 138
         SECTION 8.07.    Resignation and Removal of the Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . 139
         SECTION 8.08.    Successor Trustee and Fiscal Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 140
         SECTION 8.09.    Merger or Consolidation of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 140
         SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee.  . . . . . . . . . . . . . . . . . . . . . . 141
         SECTION 8.11.    Fiscal Agent Appointed; Concerning the Fiscal Agent . . . . . . . . . . . . . . . . . . . . 142

ARTICLE IX       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 142

         SECTION 9.01.    Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 142

         ARTICLE X   MISCELLANEOUS PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 146

         SECTION 10.01.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 146
         SECTION 10.02.   Limitation on Rights of Certificateholders. . . . . . . . . . . . . . . . . . . . . . . . . 146
         SECTION 10.03.   Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 147
         SECTION 10.04.   Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 147
         SECTION 10.05.   Severability of Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 149
         SECTION 10.06.   Notice to the Depositor and Each Rating Agency. . . . . . . . . . . . . . . . . . . . . . . 149
         SECTION 10.07.   Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 150
         SECTION 10.08.   Confirmation of Intent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 152
         SECTION 10.09.   Streit Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 153
         SECTION 10.10.   No Intended Third-Party Beneficiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . 153

                               TABLE OF EXHIBITS

Exhibit A-1      [Form of Certificates]
Exhibit B        Mortgage Loan Schedule
Exhibit C        Form of Transferor Certificate
Exhibit D        Form of Investment Letter - Qualified Institutional Buyer
Exhibit E        Form of Investment Letter - Institutional Accredited Investor
Exhibit F-1      Form of Transfer Affidavit
Exhibit F-2      Form of Transferor Certificate
Exhibit G        Form of Request for Release
Exhibit H        Form of Agreement Report
Exhibit I        Securities Legend
Exhibit J        Form of Mortgage Loan Purchase and Sale Agreement
Exhibit K        Form of Summary Report
Exhibit L        Schedule of Replacement Reserve Amounts

Pooling and Servicing Agreement, dated as of _________, 1997, among AMRESCO Commercial Mortgage Funding I Corporation, as Depositor, AMRESCO Management, Inc., as Servicer and Special Servicer, LaSalle National Bank, as Trustee, and _________________, as Fiscal Agent.

                             PRELIMINARY STATEMENT:

    (Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof)

         [Confirm to Structure of Securities Tranches]

         The Depositor intends to sell pass-through certificates to be issued hereunder in multiple Classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Trustee will elect that the Trust Fund, exclusive of the Lock-Box Accounts, Cash Collateral Accounts, Reserve Accounts, the Default Interest, the Default Interest Distribution Account, the Excess Interest and the Excess Interest Distribution Account (such portion of the Trust Fund, the "Trust REMICs"), be treated for federal income tax purposes as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC," respectively). The Class ______, Class ______, Class ______, Class ______, Class _____, Class _____, Class _____, Class _____, Class _____, Class _____,
Class _____, Class _____, Class _____, Class _____ and Class ______
Certificates constitute "regular interests" in the Upper-Tier REMIC and the Class R Certificates constitute the sole Class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class LR Certificates constitute the sole Class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions. There are also ______ Classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class ______, Class ______, Class _____, Class ______, Class _____, Class
______, Class _____, Class _____, Class _____, Class _____, Class _____, Class
_____ and Class _____ Interests), each of which will constitute a regular interest in the Lower-Tier REMIC. All such Lower-Tier Regular Interests will be held by the Trustee as assets of the Upper-Tier REMIC. The parties intend that the portions of the Trust Fund representing the Default Interest, the Default Interest Distribution Account, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code, that the Class V-1 Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Default Interest and the Default Interest Distribution Account and that the Class V-2 Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account.

         The following table sets forth the designation and aggregate initial Certificate Balance (or, with respect to the Class _____ and Class _____ Certificates, Notional Balance) for each Class of Certificates comprising interests in the Upper-Tier REMIC.

              Class                     Certificate Balance or Notional Balance
              -----                     ---------------------------------------
              Class  ____                     $__________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00
              Class  ____                      __________.00

(1) The Class ______ Certificates are composed of one Strip Component: the Class _____ Strip Component. The Class ______ Strip Component has an initial Component Balance of $__________ which is equal to the initial Certificate Balance of the Class ____ Certificates.

(2) The Class ______ Certificates are composed of ____ Strip Components: the Class _____ Strip Component, the Class _____ Strip Component, the Class ____ Strip Component, Class ____ Strip Component, Class ____ Strip Component, the Class ____ Strip Component and the Class ____ Strip Component. The Class ____ Strip Component has an initial Component Balance of $_______.00, which is equal to the initial Certificate Balance of the Class A-1B Certificates. The Class ____ Strip Component has an initial Component Balance of $_______.00, which is equal to the initial Certificate Balance of the Class _____ Certificates. The Class _____ Strip Component has an initial Component Balance of $_______.00, which is equal to the Certificate Balance of the Class _____ Certificates. The Class ____ Strip Component has an initial Component Balance of $________.00, which is equal to the initial Certificate Balance of the Class _____ Certificates. The Class ____ Strip Component has an initial Component Balance of $________.00, which is equal to the initial Certificate Balance of the Class _____ Certificates. The Class ____ Strip Component has an initial Component Balance of $________.00, which is equal to the initial Certificate Balance of the Class _____ Certificates. The Class _____ Strip Component has an initial Component Balance of $________.00, which is equal to the initial Certificate Balance of the Class _____ Certificates.

         The initial Certificate Balance of each of the Class V-1, Class V-2, Class R and Class LR Certificates is zero. Additionally, the Class V-1, Class V-2, Class R and Class LR Certificates do not have a Notional Balance. The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01.

         As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $________.00.

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         SECTION 1.01.    Defined Terms.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         "Act": The Securities Act of 1933, as it may be amended from time to time.

         "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

         "Additional Servicing Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Additional Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

         "Additional Servicing Fee Rate":  A rate equal to ____% per annum.

         "Advance":  Any P&I Advance or Property Advance.

         "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, have not been reimbursed and Servicing Fees, Trustee Fees or Special Servicing Compensation for which the Servicer, the Trustee or the Special Servicer, as applicable, has not been timely paid or reimbursed for the number of days from the date on which such Advance was made or such Servicing Fees, Trustee Fees or Special Servicing Compensation were due through the date of payment or reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance or Servicing Fees, Trustee Fees or Special Servicing Compensation; provided, that, with respect to a P&I Advance, in the event that the related Borrower makes payment of the amount in respect of which such P&I Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Servicer, the Trustee or the Fiscal Agent shall be paid (i) first from the amount of Default Interest paid by the Borrower and (ii) to the extent such amounts are insufficient therefor, from amounts on deposit in the Collection Account.

         "Advance Rate": A per annum rate equal to the sum of (i) the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition, on or before the related Record Date) plus (ii) 1%, compounded monthly as of each Servicer Remittance Date. Interest at the Advance Rate will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the first Servicer Remittance Date after the date on which such amounts are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or servicing expenses incurred or the first Servicer Remittance Date after a determination of non-recoverability, as the case may be, is made, provided that such interest at the Advance Rate will continue to accrue to the extent funds are not available in the Collection Account for such reimbursement of such Advance.

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officers' Certificate of the Servicer, the Special Servicer, or the Depositor to determine whether any Person is an Affiliate of such party.

         "Affiliated Person": Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

         "Agent Member":  Members of, or participants in, the Depository.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Allocated Loan Amount": With respect to each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property in the applicable Mortgage or Loan Agreement.

         "Annual Compliance Report": A report consisting of an annual statement of compliance required be Section 3.14 hereof and an annual report of an Independent accountant required pursuant to Section 3.15 hereof.

         "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Mortgage Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

         "Anticipated Termination Date": Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c).

         "Applicable Monthly Payment":  As defined in Section 4.06(a).

         "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the Mortgaged Properties as determined by Updated Appraisals obtained by the Servicer of the Mortgaged Properties securing such Mortgage Loan over (ii) the sum of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances, with interest thereon at the Advance Rate, in respect of such Mortgage Loan and (C) all due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance by the Servicer, the Trustee or the Fiscal Agent, as applicable). If no Updated Appraisal has been obtained within the last 12 months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer shall estimate the value of the related Mortgaged Properties (the "Servicer's Appraisal Estimate") and such estimate shall be used for purposes of determining the Appraisal Reduction Amount for such Distribution Date. Within 30 days after the Servicer receives notice or is otherwise aware of the Appraisal Reduction Event, the Servicer shall obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such appraisal, the Servicer shall adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Servicer's Appraisal Estimate). Each Appraisal Reduction Amount shall also be adjusted to take into account any subsequent Updated Appraisal and annual letter updates, as of the date of each such subsequent Updated Appraisal or letter update.

         "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) the third anniversary of the date on which an extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured Delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan,
(iii) immediately after the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, (vii) upon a default in the payment of a Balloon Payment and (viii) immediately upon the occurrence of an event for which a Property Protection Advance would be required to be made by the Servicer or any other event which, in the discretion of the Servicer and of which the Servicer becomes aware in performing its obligations hereunder, in accordance with the Servicing Standard, would materially and adversely impair the value of a Mortgaged Property and security for the related Mortgage Loan. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events.

         "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

         "Assignment of Mortgage": An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Custodian and the Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

         "Assumed Maturity Date": With respect to any Mortgage Loan that is not a Balloon Loan, the maturity date of such Mortgage Loan. With respect to any Balloon Loan, the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

         "Assumed Scheduled Payment": With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or portion thereof not received), based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate) (if any), assuming such Balloon Payment had not become due, after giving effect to any prior modification, and (b) interest at the applicable Mortgage Pass-Through Rate.

         "Assumption Fees": Any fees collected by the Servicer or Special Servicer in connection with an assumption or modification of a Mortgage Loan or substitution of a Borrower thereunder permitted to be executed under the provisions of this Agreement.

         "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 3.20.

         "Available Funds": For a Distribution Date, the sum of (i) all previously undistributed Monthly Payments, Minimum Defaulted Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and any REO Proceeds transferred from an REO Account pursuant to
Section 3.17(b)) on or in respect of the Mortgage Loans, received by the Servicer in the Collection Period relating to such Distribution Date, (ii) all other amounts received by the Servicer in such Collection Period and required to be placed in the Collection Account by the Servicer pursuant to Section 3.05 allocable to such Mortgage Loans, and including all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date,
(iii) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Distribution Account pursuant to Section 3.27(b), (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date and (v) any amounts deposited into the Collection Account by the Servicer pursuant to Section 3.05(a) attributable to Servicer Prepayment Interest Shortfalls, but excluding the following:

         (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent for previously unreimbursed Advances (including Subordinate Class Advance Amounts applied in reimbursement for the P&I Advance, if any, with respect to such Distribution Date in accordance with Section 4.06(d) hereof) and interest thereon as described in
Section 3.06(ii) and (iii);

         (b) those portions of each payment of interest which represent the applicable Servicing Fee, Additional Servicing Fee and Trustee Fee and an amount representing any applicable Special Servicing Compensation, including interest thereon at the Advance Rate as provided in this Agreement;

         (c) all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees, which the Servicer or Special Servicer is entitled to retain as Servicing Compensation or Special Servicing Compensation, respectively;

         (d) all amounts representing scheduled Monthly Payments due after the related Due Date;

         (e) that portion of Net Liquidation Proceeds or Net Insurance Proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Trustee Fee and Special Servicing Compensation, including interest thereon at the Advance Rate as provided in this Agreement, to which the Servicer, Trustee and the Special Servicer, respectively, are entitled;

         (f) all amounts representing certain expenses reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Collection Account to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06), including interest thereon as provided in this Agreement;

         (g) any interest or investment income on funds on deposit in the Collection Account, the Upper-Tier Distribution Account, the Distribution Account, the Default Interest Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, any Cash Collateral Account, any Lock-Box Account, any Reserve Account or any REO Account or in Permitted Investments in which such funds may be invested;

         (h) [with respect to the Interest Reserve Loan and any Distribution Date relating to each Interest Accrual Period occurring in each January or any December occurring in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.27;]

         (i) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to Sections 2.03(d), 2.03(e), 3.18 or 9.01(c) during the related Collection

Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

         (j) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

         (k)     Prepayment Premiums;

         (l)     Default Interest;

         (m)     Excess Interest;

         (n)     Any amounts distributed on any Special Distribution Date; and

         (o)     Any Subordinate Class Advance Recoveries.

         "Balloon Loan": Any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

         "Balloon Payment": With respect to each Mortgage Loan, the scheduled payment of principal due on the Maturity Date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

         "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Trustee and the Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

         "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

         "Borrower": With respect to any Mortgage Loan, any obligor or obligors on any related Note or Notes.

         "Borrower Account":  As defined in Section 3.07(a).

         "Business Day": Any day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the City of Chicago, Illinois, the State of Georgia or the State of Texas are authorized or obligated by law, executive order or governmental decree to be closed.

         "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the Mortgage Loan Seller. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the Collection Account. To the extent not inconsistent with the terms of the related Mortgage Loan, each such Cash Collateral Account shall be an Eligible Account.

         "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

         "Cash Deposit": An amount equal to all cash payments of principal and interest received by the Mortgage Loan Seller in respect of the Mortgage Loans prior to or on the Closing Date that are due after the Cut-off Date.

         "Certificate": Any Class [________________], Certificate issued, authenticated and delivered hereunder.

         "Certificate Balance": With respect to any Class of Certificates or Lower-Tier Regular Interests (other than the Class _____, Class _____, Class ____, Class ____, Class ____ and Class _____ Certificates and the Related Lower-Tier Regular Interests) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, (b) as of any date of determination after the first Distribution Date (other than following a Special Distribution Date), the Certificate Balance of such Class of Certificates or Lower-Tier Regular Interests on the Distribution Date immediately prior to such date of determination after application of the distributions and Realized Losses allocable to principal made thereon on such prior Distribution Date and
(c) as of any date of determination after a Special Distribution Date, the Certificate Balance of such Class of Certificates or Lower-Tier Regular Interests as of the last day of the Interest Accrual Period in which such Special Distribution Date occurs, after application of the distributions and Realized Losses allocable to principal made thereon on the prior Distribution Date and such Special Distribution Date, as applicable. With respect to any Class of Lower-Tier Regular Interests, an amount equal to the Certificate Balance of the Related Certificates.

         "Certificate Custodian": Initially, ____________, thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

         "Certificateholder": The Person whose name is registered in the Certificate Register subject to the following:

         (i) except as provided in clause (ii), for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, the Trustee, a Manager or a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained;

         (ii) for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding, unless such amendment relates to compensation of the Servicer or the Special Servicer or benefits the Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificates shall be deemed not to be outstanding;

         (iii) except as provided in clause (iv) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed not to be outstanding;

         (iv) for purposes of Section 3.30 (for purposes of determining who the Directing Holders are), Certificates owned by the Special Servicer or an Affiliate shall be deemed to be outstanding; and

         (v) for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner, but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Fiscal Agent or other such Person may rely, without limitation, on a participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a participant in the Depository to such Person indicating that such Person beneficially owns Certificates.

         "Class": With respect to the Certificates or Lower-Tier Regular Interests, all of the Certificates or Lower-Tier Regular Interests bearing the same alphabetical and numerical Class designation.

         "Class _____Certificate": [List and describe each certificate class and each certificate class Pass-Through Rate].

         "Class Interest Distribution Amount": With respect to any Distribution Date and the Class of Certificates other than the Class _____ and Class _____ Certificates, an amount equal to the Interest Accrual Amount thereof; with respect to any Distribution Date and the Class _____ and Class _____ Certificates, an amount equal to the sum of the Interest Accrual Amounts of the related Strip Components of each such Class.

         "Class Interest Shortfall": On any Distribution Date for any Class and/or Strip Component of such Class, as applicable, of Certificates, the amount of interest (other than Net Default Interest, Excess Interest, Reduction Interest Distribution Amounts or Reduction Interest Shortfalls) required to be distributed to the Holders of such Class and/or in respect of such Strip Component pursuant to Section 4.01(b) on such Distribution Date minus the amount of interest (other than Net Default Interest, Excess Interest, Reduction Interest Distribution Amounts or Reduction Interest Shortfalls) actually distributed to such Holders pursuant to such Section, if any.

         "Class LR Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-18 hereto. The Class LR Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

         "Class R Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-19 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

         "Class V-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-16 hereto. The Class V-1 Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

         "Class V-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibits A-17 hereto. The Class V-2 Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

         "Closing Date":  _____________.

         "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

         "Collateral Account": As defined in Section 3.30(e) The Collateral Account shall be maintained as an Eligible Account.

         "Collection Account": The trust account or accounts created and maintained by the Servicer pursuant to Section 3.05(a), which shall be entitled "AMRESCO Management, Inc. in trust for LaSalle National Bank, as Trustee, in trust for Holders of AMRESCO Commercial Mortgage Funding I Corporation, Mortgage Pass-Through Certificates, Series 1997-1, Collection Account" and which must be an Eligible Account.

         "Collection Period": With respect to a Distribution Date, the period beginning on the day after the Due Date, in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in November 1996, on the day after the Cut-off Date) and ending at the close of business on the Due Date, in the month in which such Distribution Date occurs.

         "Commission":  The Securities and Exchange Commission.

         "Component Balance": [Describe if applicable]

         "Corporate Trust Office": The principal office of the Trustee located at __________________________ or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08.

         "Cross-over Date": means the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class ____, Class _____ and Class _____ Certificates have been reduced to zero.

         "Custodial Agreement": The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, substantially in the form of Exhibit H hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

         "Custodian": Any Custodian appointed pursuant to Section 3.21 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Servicer or any Affiliate of the Trustee or the Servicer, but may not be the Depositor or any Affiliate thereof.

         "Cut-off Date":  ____________.

         ["DCR": Duff & Phelps Credit Rating Co., or its successor in interest.]

         "Default Interest": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of the Default Rate over the Mortgage Rate (plus the Excess Rate to the extent required by the applicable Mortgage Loan). The Default Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

         "Default Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(d), which shall be entitled LaSalle National Bank, as Trustee, in trust for Holders of AMRESCO Commercial Mortgage Funding I Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-1,

Default Interest Distribution Account" and which must be an Eligible Account. The Default Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

         "Default Rate": With respect to each Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment, as such rate is set forth on the Mortgage Loan Schedule.

         "Definitive Certificate": Any certificated, fully registered certificate.

         "Delinquency": Any failure of a Borrower to make a scheduled payment on a Due Date.

         "Delinquency Reduction Amount": In connection with a Delinquency, an amount equal to the scheduled payment due on the related Due Date (adjusted to the applicable Net Mortgage Pass-Through Rate with respect to the interest portion) and not received from a Borrower under any Mortgage Loan.

         "Denomination":  As defined in Section 5.01(a).

         "Depositor":  _____________, a __________ corporation, and its successors and assigns.

         "Depository": ____________ or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

         "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Directing Holders":  As defined in Section 3.30(d).

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(h)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, any use of such REO Property in a trade or business conducted by the Trust Fund, or the performing of any construction work on the REO Property other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Section 1.856-4(b)(5)(ii) of the regulations of the United States Department of the Treasury.

         "Discount Rate": With respect to any Class of Certificates, the rate determined by the Trustee, in its good faith, to be the rate (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market for United States Treasury securities with a maturity equal to the then computed weighted average life (or in the case of the Class _______ and Class _____ Certificates, the weighted average life of the interest payments) of such Class (rounded to the nearest month), without taking into account the related prepayment of principal.

         "Disqualified Non-U.S. Person": With respect to a Class R or Class LR Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or
(ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes.

         "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R or Class LR Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

         "Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to
Section 3.05(b), which shall be entitled LaSalle National Bank, as Trustee, in trust for Holders of AMRESCO Commercial Mortgage Funding I Corporation, Mortgage Pass-Through Certificates, Series 1997-1, Distribution Account" and which must be an Eligible Account.

         "Distribution Date": The ____th day of each month, or if such ____th day is not a Business Day, the Business Day immediately following such ___th day, commencing in _________ 199__.

         "Due Date": With respect to any Distribution Date and/or any Mortgage Loan, as the case may be, the __th day of the month (or in the case of certain of the Mortgage Loans, if the __th day is not a business day, as defined in the related Loan Documents, either the next business day or the first preceding business day) in which such Distribution Date occurs.

         "Early Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "Eligible Account": Either (i) (A) an account or accounts maintained with a depository institution or trust company the long term unsecured debt obligations or commercial paper of which are rated by any two of the Rating Agencies in its highest rating category at all times (or, in the case of the Collection Account, Interest Reserve Account and Escrow Accounts, the long term unsecured debt obligations of which are rated at least "AA" by any two of the Rating Agencies or, if the funds in such account are to be held in such account for less than 30 days, the short term obligations of which are rated by any two of the Rating Agencies in its highest rating category at all times, or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to requalify, withdraw or downgrade any of its ratings on the Certificates or
(ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R.
Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) to each Rating Agency, which may be an account maintained with the Trustee or the Servicer. Eligible Accounts may bear interest.

         "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

         "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the Mortgage Loan Seller in connection with the related Mortgage.

         "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         "Escrow Account": As defined in Section 3.04(b). Any Escrow Account may be a sub-account of the related Cash Collateral Account.

         "Escrow Payment": Any payment made by any Borrower to the Servicer pursuant to the related Mortgage, Cash Collateral Agreement, Lock-Box Agreement or Loan Agreement for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

         ["Euroclear": Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or its successor in such capacity.]

         "Event of Default": A Servicer Event of Default or Special Servicer Event of Default, as applicable.

         "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate. The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

         "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(e), which shall be entitled LaSalle National Bank, as Trustee, in trust for Holders of AMRESCO Commercial Mortgage Funding I Corporation, Mortgage Pass-Through Certificates, Series 1997-1, Excess Interest Distribution Account" and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

         "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

         "Exchange Act":  The Securities Exchange Act of 1934, as amended.

         "Exchange Act Report": A Monthly Distribution Statement, Special Event Report, Summary Report or Annual Compliance Report to be filed with the Commission, under cover of the related form required by the Exchange Act.

         "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

         "FHA":  The Federal Housing Administration.

         "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Final Recovery Determination": With respect to any Specially Serviced Mortgage Loan or Mortgage Loan subject to repurchase by the Depositor or the Mortgage Loan Seller pursuant to Sections 2.03(d) or 2.03(e), the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any REO Property) which the Servicer (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer), in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Custodian (and the Servicer, if the Certificate is from the Special Servicer), expects to be finally recoverable. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

         ["Financial Market Publisher":  Bloomberg Financial Service.]

         ["Fiscal Agent": ______________, in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.]

         ["Fitch": Fitch Investors Service, L.P., or its successor in interest.]x

         "Form 8-K": A Current Report on Form 8-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

         "FNMA": The Federal National Mortgage Association, or any successor thereto.

         "Global Certificates": The Class _____, Class ____, Class ____, Class ____, Class _____, Class _____, Class _____, Class _____, Class ____ and Class
____ Certificates.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

         "Holder": With respect to any Certificate, a Certificateholder; with respect to any Lower-Tier Regular Interest, the Trustee.

         "Indemnified Party":  As defined in Section 8.05(c).

         "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Servicer, the Special Servicer, any Borrower or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause
(i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent) addressed to the Servicer and the Trustee has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) if the Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

         "Individual Certificate": Any Certificate in definitive, fully registered physical form without interest coupons.

         "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D, or an entity in which all the equity owners meet such requirements.

         "Instructions":  As defined in Section 3.30(d).

         "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including any amounts paid by the Servicer pursuant to Section 3.08).

         "Interest Accrual Amount": [Conform] With respect to any Distribution Date and any Class of Certificates (other than the Class _____, Class ____, Class V-1, Class V-2, Class R and Class LR Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date or Special Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). With respect to any Distribution Date and each of the Class ____, Class _____ and the Class ____ Strip Components, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Strip Component on the Component Balance of such Strip Component (provided, that any reductions in Component Balances of the Class ____ Strip Component, Class _____ Strip Component and Class _____ Strip Component as a result of distributions in reduction of the Certificate Balance of the Class ____, Class _____ and Class _____ Certificates or allocations of Realized Losses to the Certificate Balance of the Class ______, Class ______ and Class _____ Certificates on the Distribution Date or Special Distribution Date occurring in an Interest Accrual Period, will be deemed to have occurred on the first day of such Interest Accrual Period). With respect to any Distribution Date and each of the Class _____ Class _____, Class ____, Class ____ and Class ____ Strip Components, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Strip Component for such Interest Accrual Period on the Component Balance of such Strip Component (provided, that, (i) any reductions in Component Balance as a result of (A) distributions of principal to the related Class of Certificates, (B) allocations of Realized Losses to the Certificate Balance of the related Class of Certificates or (C) allocations of Appraisal Reduction Amounts or Delinquency Reduction Amounts to the Component Balance of the related Class of Certificates and (ii) any increases in Component Balance as a result of reversals of reductions resulting from Appraisal Reduction Events and Delinquencies, in each case, on the Distribution Date or Special Distribution Date occurring in such Interest Accrual Period will be deemed to have occurred on the first day of such Interest Accrual Period). With respect to any Lower-Tier Regular Interest and any Distribution Date, an amount equal to interest for the related Interest Accrual Period at the Lower-Tier Pass-Through Rate for such Interest Accrual

Period on the Certificate Balance of such Lower-Tier Regular Interest, provided that, for such purpose, (i) any distributions in reduction of Certificate Balance and (ii) reductions of Certificate Balance as a result of allocations of Realized Losses on the Distribution Date or Special Distribution Date occurring in such Interest Accrual Period shall be deemed to have been made as of the first day of such Interest Accrual Period. With respect to a Special Distribution Date and any Class of Certificates (other than the Class _____, Class ______, Class V-1, Class V-2, Class R and Class LR Certificates), an amount of interest for the period commencing on the first day of the related Interest Accrual Period through the date on which the related prepayment on the _____________ Loan occurs, at (i) with respect to any Class that bears interest at a fixed rate, the Pass-Through Rate for such Class or (ii) with respect to any Class that bears interest at a variable rate, a rate per annum equal to the Mortgage Rate of the ______________ Loan minus the aggregate of the Servicing Fee Rate, the Trustee Fee Rate, the Additional Servicing Fee Rate and, if applicable, the pass-through rate of the related Strip Component on the amount of _________ Principal distributed to such Class on such Special Distribution Date. With respect to a Special Distribution Date and the Class ______ and Class ______ Certificates, an amount of interest for the period commencing on the first day the related Interest Accrual Period through the date on which the related prepayment on the _________________ Loan occurs, at (i) with respect to any Strip Component that bears interest at a fixed rate, the Pass-Through Rate for such Strip Component or (ii) with respect to any Strip Component that bears interest at a variable rate, a rate per annum equal to the Mortgage Rate of the _________________ Loan minus the aggregate of the Servicing Fee Rate, the Trustee Fee Rate, the Additional Servicing Fee Rate and, if applicable, the Pass-Through Rate of the Related Certificates on the amount of ___________ Principal distributed to the Related Certificates on such Special Distribution Date.

         "Interest Accrual Period": With respect to any Distribution Date, the period which commences on the [fifteenth] day of the month preceding the month in which such Distribution Date occurs and ends on the [fourteenth] day of the month in which such Distribution Date occurs, provided that the Interest Accrual Period with respect to the Distribution Date occurring in _______ 199__ shall be assumed to consist of ________ days. Interest for each Interest Accrual Period, other than the Interest Accrual Period with respect to the Distribution Date occurring in ________ 199__, is calculated based on a 360-day year consisting of twelve 30-day months.

         "Interest Reserve Account": The trust account created and maintained by the Servicer pursuant to Section 3.27, which shall be entitled "AMRESCO Management, Inc., in trust for LaSalle National Bank, as Trustee, in trust for Holders of AMRESCO Commercial Mortgage Funding I Corporation, Mortgage Pass-Through Certificates, Series 1997-1, Interest Reserve Account" and which must be an Eligible Account.

         ["Interest Reserve Loan": The Mortgage Loan identified as the ________ loan on the Mortgage Loan Schedule.]

         "Interest Shortfall": On any Distribution Date for any Lower-Tier Regular Interest, any shortfall in the amount of interest required to be distributed to such Lower-Tier Regular Interest on the Certificate Balance or Component Balance thereof, as the case may be, on such Distribution Date.

         "Interested Person": As of any date of determination, the Depositor, the Servicer, Special Servicer, the Trustee, the Fiscal Agent, any Borrower, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

         "Investment Account":  As defined in Section 3.07(a).

         "IRS":  The Internal Revenue Service.

         "Liquidation Expenses": Expenses incurred by the Servicer, the Special Servicer and the Trustee in connection with the liquidation of any Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes) and any Property Protection Expenses incurred with respect to such Mortgage Loan or such property including interest thereon at the Advance Rate not previously reimbursed from collections or other proceeds therefrom.

         "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with (i) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) a sale of a Mortgage Loan or an REO Property in accordance with Section 3.18 or Section 9.01.

         "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

         "Loan Documents": With respect to any Mortgage Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan or subsequently added to the related Mortgage File.

         "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

         "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive income therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

         "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the Originator or the Mortgage Loan Seller and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

         "Lock-out Period" With respect to any Mortgage Loan, the period of time specified in the related Loan Documents during which voluntary prepayments by the related Borrower are prohibited.

         "Lower Rate": As defined in the definition of Minimum Defaulted Monthly Payment.

         "Lower-Tier Pass-Through Rate": With respect to any Distribution Date and any Class of Lower-Tier Regular Interests, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

         "Lower-Tier Regular Interests": The Class _____, Class _____, Class _____, Class _____, Class _____, Class _____, Class _____, Class ____, Class
____, Class ____, Class ____, Class ______ and Class _____Interests.

         "Lower-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of Default Interest and Excess Interest), collections thereon, any REO Property acquired in respect thereof and amounts held from time to time in the Collection Account and the Distribution Account.

         "LTV": With respect to any Mortgage Loan and any date of determination, the outstanding principal balance of such Mortgage Loan as of such date divided by the appraised value of the Mortgaged Properties securing such Mortgage Loan as evidenced by an Updated Appraisal obtained by the Servicer or an update thereto.

         "MAI":  Member of the Appraisal Institute.

         "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

         "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

         "Maturity Date": With respect to each Mortgage Loan, the Maturity Date as set forth on the Mortgage Loan Schedule.

         "Minimum Defaulted Monthly Payment": With respect to any extension of a Mortgage Loan that is delinquent in respect of its Balloon Payment, an amount equal to (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the original amortization schedule thereof, or, if there is no amortization schedule, the principal portion of the constant Monthly Payment that would have been due (in each case calculated with interest at the Mortgage Rate), assuming such Balloon Payment had not become due, after giving effect to any modification, and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may, in its discretion, agree that the Minimum Defaulted Monthly Payments may include interest at a rate lower than the related Default Rate (but in no event lower than the related Mortgage Rate) (the "Lower Rate"); provided that if, after notice to all Certificateholders,

Holders of Certificates evidencing at least 66-2/3% of the Voting Rights of each Class, (or, that in the event that the Special Servicer is not the Servicer and the Servicer would not agree to the Lower Rate, Certificateholders representing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66-2/3% of the aggregate Voting Rights of all Certificateholders who respond to such notice within 30 Business Days of the delivery of such notice), direct the Special Servicer not to agree to permit payments to include interest at the Lower Rate, the Special Servicer shall not agree to payments with interest at the Lower Rate, provided, further, that, if the Minimum Defaulted Monthly Payment is to include interest at the Lower Rate, the Special Servicer may agree that interest on such Mortgage Loan accrues at the Lower Rate if, after notice to all Certificateholders, holders of Certificates evidencing at least 66-2/3% of the Voting Rights of each Class direct the Special Servicer that such Mortgage Loan shall accrue interest at the related Default Rate, then such Mortgage Loan will continue to accrue interest at the Default Rate thereof and the excess of interest accrued on such Mortgage Loan over the amount included in the Minimum Defaulted Monthly Payments (i.e., interest at the Lower Rate) shall be added to the outstanding principal balance of such Mortgage Loan. Notwithstanding the foregoing, if the Directing Holders have given Instructions to the Special Servicer to extend, the Special Servicer shall be required to follow the Directing Holders' Instructions with respect to interest so long as the Minimum Defaulted Monthly Payment is at least equal to the Lower Rate.

         "Monthly Distribution Statement": A monthly distribution statement prepared by the Trustee pursuant to Section 4.02(a) hereof.

         "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment), which is payable by the related Borrower on such Due Date under the related Note. With respect to an REO Mortgage Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

         ["Moody's": Moody's Investors Service, Inc., or its successor in interest.]

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note.

         "Mortgage File": With respect to any Mortgage Loan, the mortgage documents listed in Section 2.01(i) through (xv) pertaining to such particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement.

         "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-off Date. Such term shall include (i) any REO Mortgage Loan, Specially Serviced Mortgage Loan or any Mortgage Loan that has been defeased in whole or in part and (ii) with respect to describing the rights and obligations of the parties hereto.

         "Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of the Cut-off Date, by and between the Depositor and the Mortgage Loan Seller, a copy of which is attached hereto as Exhibit J.

         "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage
Loan:

         (a)     the Loan Number;

         (b) the property name, city and state where each related Mortgaged Property is located;

         (c)     the Monthly Payment in effect as of the Cut-off Date;

         (d)     the Mortgage Rate;

         (e)     the Maturity Date;

         (f) the Stated Principal Balance as of the Cut-off Date and, as applicable, the allocation of such balance to each related Mortgaged Property;

         (g)     the Originator of such Mortgage Loan; and

         (h)     whether the Mortgage Loan is an Actual/360 Mortgage Loan.

         The Mortgage Loan Schedule shall also set forth the total of the amounts described under clause (c) and (f) above for all of the Mortgage Loans. The Mortgage Loan Schedule may also set forth, for selected Mortgage Loans, the net operating income or debt service coverage ratio. The Mortgage Loan Schedule may be in the form of more than one list, collectively setting forth all of the information required.

         "Mortgage Loan Seller": ____________, a ________ corporation, and its successors in interest.

         "Mortgage Pass-Through Rate": [With respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each, the Mortgage Pass-Through Rate for any Interest Accrual Period is equal to the Mortgage Rate thereof. The Mortgage Pass-Through Rate with respect to the Actual/360 Mortgage Loans for any Interest Accrual Period, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of
which is 30.]   [The Mortgage Pass-Through Rate with respect to the Interest
Reserve Loan for any Distribution Date (a) relating to any Interest Accrual Period commencing in any January, February, April, June, September and November and in any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, and (b) relating to any Interest Accrual Period commencing in any March, May, July, August and October and in any December occurring in a year immediately preceding a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.]

         "Mortgage Rate": With respect to each Mortgage Loan, the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan (in the absence of a default), as set forth on the Mortgage Loan Schedule. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate shall be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction in interest or principal due to a modification pursuant to
Section 3.30 hereof.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate or both a leasehold estate and fee estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

         "Net Default Interest":  As defined in Section 3.05(d).

         "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

         "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

         "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan and any Distribution Date, the per annum rate equal to the Mortgage Pass-Through Rate for such Mortgage Loan, minus the aggregate of the applicable Servicing Fee Rate, Additional Servicing Fee Rate and Trustee Fee Rate.

         "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

         "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

         "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and which, in the good faith business judgment of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan. The judgment or determination by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced in the case of the Servicer or Special Servicer, by a certificate of a Servicing Officer delivered to the Trustee, the Fiscal Agent, the Depositor and, in the case of the Special Servicer, to the Servicer, and in the case of the Trustee or the Fiscal Agent, by a certificate of a Responsible Officer of the Trustee or Fiscal Agent, as applicable, delivered to the Depositor (and the Trustee if the Certificate is from the Fiscal Agent), which in each case sets forth such judgment or determination and the procedures and considerations of the Servicer, Special Servicer, the Trustee or Fiscal Agent, as applicable, forming the basis of such determination (including, but not limited to, information selected by the Person making such judgment or determination in its good faith discretion, such as related income and expense statements, rent rolls, occupancy status, property inspections, Servicer, Special Servicer, Trustee or Fiscal Agent inquiries, third party engineering and environmental reports, and an appraisal or any Updated Appraisal thereof conducted within the past 12 months). Any determination of non-recoverability made by the Servicer may be made without regard to any value determination made by the Special Servicer. Notwithstanding the above, the Trustee and the Fiscal Agent shall be entitled to rely upon any determination by the Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance would, if made, constitute a Nonrecoverable Advance (and with respect to a proposed P&I Advance, the Trustee and the Fiscal Agent, as applicable, shall rely on the Servicer's determination that the Advance would be a Nonrecoverable Advance if the Trustee or Fiscal Agent, as applicable, determines that it does not have sufficient time to make such a determination).

         "Non-U.S. Person": A person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

         "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

         "Notice of Termination": Any of the notices given to the Trustee by the Servicer or any Holder of a Class LR Certificate pursuant to Section 9.01(c).

         "Notional Amount" or "Notional Balance": [With respect to each of the Class ______ and Class ____ Certificates, (a) on or prior to the Distribution Date occurring in _________ 199__, an amount equal to the aggregate initial Notional Balance of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the Distribution Date occurring in __________ 199__, the Notional Balance of the Class _____ Certificates will equal the Component Balance of the Class ______ Strip Component and the Notional Balance of the Class ______ Certificates will equal the sum of the Component Balances of the Class _____ Strip Component, Class _____ Strip Component, Class _____ Component, Class _____ Strip Component, Class ____ Strip Component, Class ____ Strip Component and Class _____ Strip Component.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Servicer customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee or the Servicer, as the case may be.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor") or (c) a resignation of the Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor and the Servicer.

         "Original Purchase Agreement": With respect to any Mortgage Loan not originated by the Mortgage Loan Seller, the agreement between the Mortgage Loan Seller and the related Originator pursuant to which the Mortgage Loan Seller acquired such Mortgage Loan.

         "Originator": ____________________.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I Advance": As to any Mortgage Loan, any advance made by the Servicer, the Trustee, or the Fiscal Agent pursuant to Section 4.06. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such P&I Advance through and including the date of payment or reimbursement.

         "Pass-Through Rate": With respect to each Class of Certificates (other than the Class V-1, Class V-2, Class R and Class LR Certificates) or Strip Component of a Class of Certificates, the Pass-Through Rate for such Class or Strip Component are set forth below:

                 Class/Strip Component             Pass-Through Rate
                 ---------------------             -----------------
                 [List]




         "Paying Agent":  The paying agent appointed pursuant to Section 5.04.

         "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class V-1, Class V-2, Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Balance or Notional Balance, as applicable, of such Class of Certificates.
With respect to any Class V-1, Class V-2, Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

         "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Servicer, the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates:

                 (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds);

                 (ii)     Federal Housing Administration debentures;

                 (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations);

                 (iv) federal funds, unsecured certificates of deposit, time or similar deposits, bankers' acceptances and repurchase agreements, with maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short term rating category by any two Rating Agencies;

                 (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by any two Rating Agencies (or, if not rated by ______, ______ or ______, otherwise acceptable to ____, _____ or ______, as applicable, as confirmed in writing by any two of them that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates);

                 (vi) debt obligations, with maturities of not more than 365 days, rated by any two Rating Agencies (or, if not rated by ______, _______ or _______, otherwise acceptance to ______, _______ or _____, as applicable, as confirmed in writing by any two of them that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest long-term unsecured rating category;

                 (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), with maturities of not more than 365 days and that is rated by any two Rating Agencies (or, if not rated by ______, ______ or _____, otherwise acceptable to DCR, Moody's or Fitch, as applicable, as confirmed in writing by any two of them that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest short-term unsecured debt rating;

                 (viii) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated by any two Rating Agencies in its highest short-term unsecured debt rating (or, if not rated by ____, _____ or _____, otherwise acceptable to ______, ______ or _____, as applicable, as confirmed in writing by any two of them that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); and

                 (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that any two Rating Agencies have confirmed in writing to the Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;

provided, however, that, in the judgment of the Servicer, such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

         "Permitted Transferee": With respect to a Class R or Class LR Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, an Affiliated Person or, prior to the Residual Trigger Date, an Institutional Accredited Investor, other than (a) a Disqualified Organization,
(b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

         "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan":  As defined in Section 5.02(c).

         "Prepayment Assumption": The assumption that each Mortgage Loan with an Anticipated Repayment Date prepays on such date and that each other Mortgage Loan does not prepay prior to its respective Maturity Date.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate) resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date other than Prepayment Interest Shortfalls relating to
(a) a Special Distribution Date or (b) any Specially Serviced Mortgage Loan.

         "Prepayment Premium": Payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, other than an amount paid in connection with the release of the related Mortgaged Property through defeasance, which are intended to compensate the holder of the related Note for prepayment.

         "Principal Distribution Amount": For any Distribution Date will be equal to the sum of:

         (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) which become due (if received or advanced, including any Subordinate Class Advance Amounts allocable to principal payments on any Class other than the most subordinate Class) on the Mortgage Loans on the related Due Date;

         (ii) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, deemed to become due (if received or advanced, including, without duplication, any Subordinate Class Advance Amounts allocable to principal payments on any Class other than the most subordinate Class) on the related Due Date with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

         (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty pursuant to Section
2.03 or purchased from the Trust Fund pursuant to Section 9.01;

         (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

         (v) the principal component of all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

         (vi)    to the extent not included in the preceding clauses (iii) or
(iv), all other Principal Prepayments received in the related Collection Period; and

         (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds and Net REO Proceeds;

less (i) any amounts received on a Mortgage Loan which represent Subordinate Class Advance Recoveries allocable to principal and (ii) any amounts distributed to Certificateholders on any Special Distribution Date.

         "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

         "Principal Recovery Fee": An amount equal to 1.00% of all amounts received in respect of a Specially Serviced Mortgage Loan and allocable as a recovery of principal which shall be payable when the Mortgage Loan or REO Property is sold or liquidated or when the Specially Serviced Mortgage Loan ceases to be a Specially Serviced Mortgage Loan pursuant to the definition of Specially Serviced Mortgage Loan.

          "Property Advance": As to any Mortgage Loan, any advance made by the Servicer, Special Servicer, the Trustee or the Fiscal Agent in respect of Property Protection Expenses or any expenses incurred to protect and preserve the security for a Mortgage Loan or taxes and assessments or insurance premiums, pursuant to Section 3.04 or Section 3.24, as applicable. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance through and including the date of payment or reimbursement.

         "Property Protection Expenses": Any costs and expenses incurred by the Servicer or the Special Servicer pursuant to Sections 3.04, 3.08, 3.10(b), 3.10(e), 3.10(f), 3.10(g), 3.10(h), 3.10(k), 3.17(b) and 3.18 or indicated
herein as being a cost or expense of the Trust Fund or the Lower-Tier REMIC or Upper-Tier REMIC to be advanced by the Servicer or the Special Servicer, as applicable.

         ["Public Global Certificate": Each of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates so long as any such Class of Certificates is registered in the name of a nominee of the Depository.]

         "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

         "Qualified Insurer": As used in Section 3.08, (i) an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction which shall have a claims paying ability of "AA" or better by Fitch (or, if such company is not rated by Fitch, is rated at least A-1X by A.M. Best's Key Rating Guide) and "Baa3" or better by Moody's and "A" or better by DCR (or, if such company is not rated by DCR, is rated at least in an equivalent category by at least two nationally recognized statistical ratings organizations), (ii) in the case of public liability insurance policies required to be maintained with respect to REO Properties in accordance with Section 3.08(a), shall have a claims paying ability of "A" or better by Fitch (or, if such company is not rated by Fitch, is rated at least A-1X by A.M. Best's Key Rating Guide) and DCR (or, if such company is not rated by DCR, is rated at least in an equivalent category by at least two nationally recognized statistical ratings organizations) and "Baa3" or better by Moody's and (iii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c), shall have a claims paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses or numeric qualifications) lower than the highest rating of any outstanding Class of Certificates from time to time (or if such company is not rated by DCR, is rated at least in an equivalent category by at least two nationally recognized statistical ratings organizations and, if such company is not rated by Fitch, is rated at least A-VIII by A.M. Best's Key Rating Guide), but in no event lower than "BBB" by Fitch and DCR and "Baa3" by Moody's, unless in any such case each of the Rating Agencies has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by each of the Rating Agencies (subject to the foregoing exceptions) or that has a lower claims-paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any Class of Certificates.

         "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

         "Rated Final Distribution Date": _________________, the next Distribution Date occurring after the latest Assumed Maturity Date of any of the Mortgage Loans.

         "Rating Agency":  Any of ________________________.,
_______________________ or _________________________.  References herein to the highest long-term unsecured debt rating category of a Rating Agency shall mean _____ with respect to _____ and ______ and ______ with respect to ___________
and in the case of any other rating agency shall mean such highest rating category or better without regard to any plus or minus or numerical qualification.

         "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

         "Realized Loss": With respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the month in which such Distribution Date occurs

         "Reassignment of Assignment of Leases, Rents and Profits": As defined in Section 2.01(viii).

         "Record Date": With respect to each Distribution Date, the close of business on the [tenth] day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the first Distribution Date, for all purposes other than receipt of the distribution pursuant to Section 4.01 on such Distribution Date, the Record Date shall be the Closing Date.

         "Reduction Interest Distribution Amount": With respect to any Distribution Date for any Strip Component (other than the Class A-1A, Class A-1B and Class A-1C Strip Components), the amount of interest accrued for the Interest Accrual Period at the Pass-Through Rate on such Strip Component for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts and Delinquency Reduction Amounts allocated thereto as of such Distribution Date as set forth in Section 4.01(i).

         "Reduction Interest Shortfalls": With respect to any Distribution Date, for any Strip Component (other than the Class _____ Strip Component, Class _____ Strip Component, and Class _____ Strip Component) any shortfall in the amount of Reduction Interest Distribution Amounts required to be distributed to the Class _____ Certificates with respect to such Strip Component on such Distribution Date.

         "Regular Certificates":  [List] Certificates.

         "Regular Servicing Period": Any Interest Accrual Period other than a Special Servicing Period.

         "Regulation D":  Regulation D under the Act.

         "Related Certificate" and "Related Lower-Tier Regular Interest": For any Class or Classes of Lower-Tier Regular Interests, the related Class of Certificates set forth below and for any Class of Certificates, the related Class or Classes of Lower-Tier Regular Interest set forth below:

                                                            Related Certificate
                 Related Lower-Tier                            Regular Interest
         [List]                                    [List]

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                 (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                 (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                 (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                 (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                 (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

         "REO Account":  As defined in Section 3.17(b).

         "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

         "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan which do not constitute Liquidation Proceeds.

         "REO Property": A Mortgaged Property title to which has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

         "Repurchase Price": With respect to any Mortgage Loan to be repurchased pursuant to Section 2.03(d), 2.03(e) or 9.01, or any Specially Serviced Mortgage Loan or any REO Mortgage Loan to be sold or repurchased pursuant to Section 3.18, an amount, calculated by the Servicer, equal to:

                 (i) the unpaid principal balance of such Mortgage Loan as of the Due Date as to which a payment was last made by the Borrower (less any Advances previously made on account of principal); plus

                 (ii) unpaid accrued interest from the Due Date as to which interest was last paid by the Borrower up to the Due Date in the month following the month in which the purchase or repurchase occurred at a rate equal to the Mortgage Rate on the unpaid principal balance of such Mortgage Loan (less any Advances previously made on account of interest); plus

                 (iii) any unreimbursed Advances and unpaid Servicing Fees, Trustee Fees and Special Servicing Compensation allocable to such Mortgage Loan together with interest thereon at the Advance Rate; plus

                 (iv) in the event that the Mortgage Loan is required to be repurchased pursuant to Sections 2.03(d) or 2.03(e), expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

         "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit G hereto.

         "Reserve Accounts": With respect to any Mortgage Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account may be a sub-account of a related Cash Collateral Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Account, if applicable, or the Collection Account or for the purposes set forth under the related Mortgage Loan.

         "Residual Certificate":  Any of the Class R or Class LR Certificates.

         "Residual Transfer Opinion": An opinion of counsel to the Depositor acceptable to the Trustee and the Certificate Registrar to the effect that the continued ownership after the Residual Trigger Date of an Ownership Interest by an Institutional Accredited Investor shall not cause the Trust Fund to be required to be registered as an investment company under the Investment Company Act of 1940, as amended.

         "Residual Trigger Date": The date on which more than 20% of the aggregate then outstanding principal balance of the Mortgage Loans is secured by U.S. government obligations pursuant to the release of Mortgaged Properties through defeasance.

         "Responsible Officer": Any officer of the _________________ Department of the Trustee [or the Fiscal Agent] (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Servicer by the Trustee [and the Fiscal Agent], as such list may from time to time be amended.

         "Revised Rate": With respect to the Mortgage Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

         "Rule 144A":  Rule 144A under the Act.

         "Scheduled Final Distribution Date": As to each Class of Certificates, _________, 20__, the next Distribution Date occurring after the latest maturity date of any Mortgage Loan.

         "Securities Legend": With respect to each Residual Certificate or any Individual Certificate the legend set forth in, and substantially in the form of, Exhibit I hereto.

         "Servicer": AMRESCO Management, Inc., a Texas corporation, or its successor in interest, or any successor Servicer appointed as herein provided.


         "Servicer Event of Default":  As defined in Section 7.01(a).

         "Servicer Prepayment Interest Shortfall": With respect to any Prepayment Interest Shortfall occurring on any Distribution Date, the amount equal to (i) the sum of the Servicing Fee payable on such Distribution Date and the investment income payable to the Servicer in accordance with Section 3.07 with respect to all Principal Prepayments during the related Collection Period, less (ii) the aggregate of all Prepayment Interest Shortfalls for such Distribution Date, provided, that, if the result of the foregoing is less than zero then the amount of the Servicer Prepayment Interest Shortfall for such Distribution Date shall be zero.

         "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

         "Servicer Remittance Report": A report prepared by the Servicer and/or the Special Servicer in such media as may be agreed upon by the Servicer, the Special Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02, including information on the outstanding principal balances of each Mortgage Loan specified therein, and containing such additional information as the Servicer, the Special Servicer and the Trustee may from time to time agree.

         "Servicer's Appraisal Estimate": As defined in the definition of Appraisal Reduction Amount.

         "Servicing Compensation": With respect to any Distribution Date, the related Servicing Fee and any other fees, charges or other amounts payable to the Servicer on such Distribution Date.

         "Servicing Fee": With respect to each Mortgage Loan for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

         "Servicing Fee Rate":  A rate equal to 0.05% per annum.

         "Servicing Officer": Any officer or employee of the Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

         "Servicing Standard": With respect to the Servicer or Special Servicer shall mean the servicing of the Mortgage Loans by the Servicer or Special Servicer solely in the best interests of and for the benefit of all of the Certificateholders (as determined by the Servicer or Special Servicer as the case may be, in its reasonable judgment) and in accordance with applicable law, the specific terms of the respective Mortgage Loans and this Agreement and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (i) services and administers similar mortgage loans for other third-party portfolios or (ii) administers mortgage loans for its own account, whichever standard is higher, but in any case without regard to:

                 (i) any known relationship that the Servicer, the Special Servicer, any subservicer or any Affiliate of the Servicer, the Special Servicer or any subservicer may have with any Borrower;

                 (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any Affiliate;

                 (iii) the Servicer's or Special Servicer's obligation to make P&I Advances, Property Advances or to incur servicing expenses with respect to the Mortgage Loans;

                 (iv) the Servicer's, Special Servicer's or any sub-servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

                 (v) the ownership, or servicing or management for others, by the Servicer, Special Servicer or any sub-servicer, of any other mortgage loans or property.

         "Special Distribution Date": The Business Day that is two Business Days after any date, other than a Due Date, on which a prepayment is made on the _____________ Loan after the expiration of the related Lock-out Period for such loan.

         "Special Event Report":  As defined in Section 3.22(b) hereof.

         "Special Servicer": AMRESCO Management, Inc., a Texas corporation, or any successor Special Servicer appointed as provided in Section 3.25. In the event that at any time the Servicer is the Special Servicer and the Servicer is terminated or resigns as the Servicer hereunder, the Servicer shall be terminated as the Special Servicer hereunder.

         "Special Servicer Event of Default":  As defined in Section 7.01(b).

         "Special Servicing Compensation": With respect to any Mortgage Loan, any of the Additional Servicing Fee, Special Servicing Fee and Principal Recovery Fee which shall be due to the Special Servicer.

         "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and any Distribution Date, an amount per Special Servicing Period equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and (ii) the Stated Principal Balance of such Specially Serviced Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Specially Serviced Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

         "Special Servicing Fee Rate":  A rate equal to 0.___% per annum.

         "Special Servicing Period": Any Interest Accrual Period during which a Mortgage Loan is at any time a Specially Serviced Mortgage Loan.

         "Specially Serviced Mortgage Loan": Subject to Section 3.26, any Mortgage Loan with respect to which:

                 (i) the related Borrower has not made two consecutive Monthly Payments;

                 (ii) the Servicer, the Trustee or the Fiscal Agent, individually or collectively, have made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed);

                 (iii) the related Borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms;

                 (iv) the Servicer has received notice that the Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

                 (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgage Property securing the Mortgage Loan;

                 (vi) a default of which (A) the Servicer has notice (other than a failure by the Borrower to pay principal or interest) and (B) which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance shall be deemed to materially and adversely affect the interests of the Certificateholders;

                 (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements;

                 (viii) the related Borrower has failed to make a Balloon Payment as and when due; or

                 (ix) in the opinion of the Servicer (consistent with the Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer.

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

                 (a)      with respect to the circumstances described in clause
(i) above, if the earlier of such Monthly Payments is received prior to the next due date under such Mortgage Loan;

                 (b)      with respect to the circumstances described in clause
(i) or (ii) or (viii) above, when the Borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (viii), pursuant to any work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely Monthly Payments (including pursuant to any workout of the Mortgage Loan);

                 (c)      with respect to the circumstances described in clause
(iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer; or

                 (d)      with respect to the circumstances described in clause
(vi) above, when such default is cured;

provided, further, that at that time no circumstance identified in clauses (i) through (vii) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

         "Spread Rate": The Spread Rate for each Class of Certificates is as set forth below:

                          Class                                     Spread Rate
                                                                    -----------
                          [List]  . . . . . . . . . . . . . . . . . .  [List]

         "Startup Day": The day designated as such pursuant to Section 2.06(a) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan, at any date of determination, an amount equal to (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date up to such date of determination, if received from the Borrower or advanced by the Servicer, Trustee, Fiscal Agent or the most subordinate Class of Certificates (with respect to any Subordinate Class Advance Amount), (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan and (iii) any principal forgiven by the Special Servicer or Interest Shortfalls resulting from reductions or deferrals of interest resulting from modifications made pursuant to Section 3.30 hereof. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Servicer or Special Servicer has made a Final Recovery Determination is zero.

         "Strip Component": With respect to the Class _____ Certificates, the Class _____ Strip Component. With respect to the Class _____ Certificates, the Class _____ Strip Component, Class _____ Strip Component, Class _____ Strip Component, Class ____ Strip Component, Class _____ Strip Component, Class _____ Strip Component and the Class _____ Strip Component.

         "Subordinate Class Advance Amount":  As defined in Section 4.06(d).

         "Subordinate Class Advance Recovery": With respect to any Mortgage Loan for which a Subordinate Class Advance Amount has been advanced, an amount equal to all Subordinate Class Advance Amounts relating to such Mortgage Loan minus the sum of all Delinquencies on such Mortgage Loan that have not been cured. In no event shall a Subordinate Class Advance Recovery include any Net Liquidation Proceeds, Net Insurance Proceeds or proceeds from any condemnation with respect to a related Mortgaged Property.

         "Successor Manager":  As defined in Section 3.19(b) below.

         "Summary Report": A quarterly report or annual summary of quarterly reports setting forth the information with respect to the Borrowers and Mortgaged Properties, substantially in the form of Exhibit K hereto.

         "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC or Lower-Tier REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Terminated Party":  As defined in Section 7.01(c).

         "Terminating Party":  As defined in Section 7.01(c).

         "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

         "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

         "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, Interest Reserve Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement and Original Purchase Agreements; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).

         "Trust REMICs":  The Lower-Tier REMIC and the Upper-Tier REMIC.

         "Trustee": LaSalle National Bank, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

         "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Trustee Fee Rate multiplied by (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

         "Trustee Fee Rate":  A rate equal to 0.00__% per annum.

         "Underwriter":_____________________________.

         "Unrestricted Date": The day immediately following the last day of the Restricted Period.

         "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of any Mortgage Loan that is repurchased or purchased pursuant to Sections 2.03(d), 2.03(e) or 9.01, and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Servicer, but excluding Prepayment Premiums, during such Collection Period.

         "Updated Appraisal": An appraisal of a Mortgaged Property or REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-off Date and in accordance with MAI standards, the costs of which shall be paid as a Property Advance by the Servicer. Updated Appraisals shall be conducted by an MAI appraiser selected by the Servicer after consultation with the Special Servicer.

         "Upper-Tier Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(c), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of AMRESCO Commercial Mortgage Funding I Corporation, Mortgage Pass-Through Certificates, Series 1997-1, Upper-Tier Distribution Account" and which must be an Eligible Account.

         "Upper-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

         "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) 0%, in the case of the Class V-1, Class V-2, Class R and Class LR Certificates, (b) 0.4% in the case of the Class ______ Certificates, __% in the case of the Class ______Certificates (the sum of such percentages for each such Class outstanding is the "Fixed Voting Rights Percentage"), (c) in the case of any of the Class _____, Class_____, [etc.] Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Class _____ and Class _____ Certificates shall not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan. The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests. The aggregate Voting Rights of Holders of more than one Class of Certificates shall be equal to the sum of the products of each such Holder's Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates. Any Certificateholder may transfer its Voting Rights without transferring its ownership interest in the related Certificates provided that such Certificateholder provides notice of such transfer to the Trustee prior to the effectiveness of such transfer. The Fixed Voting Right Percentage of the Class _____ and Class _____ Certificates will be proportionally reduced upon the allocation of Appraisal Reduction Amounts with respect to any component of such Classes based on the amount of such reduction.

         "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum of the products of (i) the Net Mortgage Pass-Through Rate and (ii) the Stated Principal Balance of each Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of each Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs or, with respect to any Distribution Date occurring after a Special Distribution Date and any Class that received a distribution on such Special Distribution Date, as of the last day of the related Interest Accrual Period.

         "Withheld Amounts":  As defined in Section 3.27(a).

         SECTION 1.02.    Certain Calculations.

         Unless otherwise specified herein, the following provisions shall apply:

         (a) All calculations of interest with respect to the Mortgage Loans (other than the Actual/360 Mortgage Loans) and of Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Mortgage Loans and of Advances provided for herein shall be made as set forth in such Mortgage Loans with respect to the calculation of the related Mortgage Rate.

         (b) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

         (c) Any amounts received in respect of a Mortgage Loan as to which a default has occurred and is continuing in excess of Monthly Payments shall be applied to Default Interest and other amounts due on such Mortgage Loan prior to the application to late fees.

         SECTION 1.03.    Certain Constructions.

         For purposes of the definitions of "Minimum Defaulted Monthly Payment", "Special Servicing Fee", Section 3.19, Section 3.12, Section 3.25,
Section 3.30 and Section 4.06(d), references to the most or next most subordinate Class of Certificates (or Lower-Tier Regular Interests) outstanding at any time shall mean the most or next most subordinate Class of Certificates (or Lower-Tier Regular Interests) then outstanding as among the [Class_____, Class_____, Class_____, Class_____, [Etc.] Certificates (and the Classes of Related Lower- Tier Regular Interests). For such purposes, the Class _____ and Class _____ Certificates (and the Classes of Related Lower-Tier Regular Interests) together shall be considered to be one Class and the Class _____, Class_____, Class_____, Class _____ and Class _____ Certificates (and the Classes of Related Lower-Tier Regular Interests) collectively shall be considered to be one Class. For purposes of this Agreement, each Class of Certificates other than the Class V-1, Class V-2, Class LR and Class R Certificates shall be deemed to be outstanding only to the extent its respective Certificate Balance has not been reduced to zero. For purposes of this Agreement, the Class V-1 Certificates shall be deemed to be outstanding so long as there are any Notes outstanding, the Class V-2 Certificates shall be deemed outstanding so long as there are any Notes outstanding that provide for the payment of Excess Interest, the Class _____Certificates and the Class _____ Interest shall be deemed to be outstanding so long as there are any Notes outstanding that provide for payments of Prepayment Premiums in connection with voluntary or involuntary prepayments and the Class R and Class LR Certificates shall be deemed to be outstanding so long as the Trust Fund has not been terminated pursuant to
Section 9.01. For purposes of this Agreement, the Class _____and Class _____ Certificates shall be deemed to be outstanding until their respective Notional Balances have been reduced to zero.

                                  ARTICLE II.

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01. Conveyance of Mortgage Loans; Assignment of Mortgage Loan Purchase and Sale Agreement.

         The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and all Reserve Accounts, Lock-Box Accounts, Cash Collateral Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date. In connection with such transfer and assignment, the Depositor shall make a cash deposit to the Collection Account in an amount equal to the Cash Deposit. The Depositor, concurrently with execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase and Sale Agreement and, in, to and under each Original Purchase Agreement as assignee of the Mortgage Loan Seller's rights thereunder to the extent related to any Mortgage Loan.
The Servicer, Special Servicer or the Trustee shall notify the Mortgage Loan Seller and the Depositor upon such party's becoming aware of any breach of the representations and warranties contained in this Agreement or the Mortgage Loan Purchase and Sale Agreement that gives rise to a cure or repurchase obligation; provided, that the failure of the Servicer, Special Servicer or Trustee to give such notification shall not constitute a waiver of any cure or repurchase obligation. The Depositor shall cause the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts to be transferred to and held in the name of the Servicer on behalf of the Trustee as successor to the Mortgage Loan Seller and the Originators.

         In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian (on behalf of the Trustee), with copies to the Servicer and the Special Servicer, the following documents or instruments with respect to each Mortgage Loan so assigned (provided, however, the documents specified in item (ix) shall be delivered only to the Servicer):

                 (i) the original of the Note, endorsed without recourse to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as Trustee, without recourse" which Note and all endorsements thereon shall, unless the Mortgage Loan was originated by the Mortgage Loan Seller (as indicated on the Mortgage Loan Schedule), show a complete chain of endorsement from the Originator to the Trustee;

                 (ii) the original recorded Mortgage or counterpart thereof showing the Originator as mortgagee or, if any such original Mortgage has not been returned from the applicable public recording office, a copy thereof certified to be a true and complete copy of the original thereof submitted for recording;

                 (iii) an executed Assignment of Mortgage in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located in the following form: "LaSalle National Bank, as Trustee for AMRESCO Commercial Funding I Corporation Mortgage Pass-Through Certificate Series 1997-1, without recourse";

                 (iv) if the related security agreement is separate from the Mortgage, the original executed version or counterpart thereof of such security agreement and the assignment thereof to Trustee;

                 (v) a copy of the UCC-1 financing statement, together with an original executed UCC-2 or UCC-3 financing statement, in a form suitable for filing, disclosing the assignment to the Trustee of the security interest in the personal property (if any) constituting security for repayment of the Mortgage Loan;

                 (vi) the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

                 (vii) the original lender's title insurance policy (or the original pro forma title insurance policy), together with any endorsements thereto;

                 (viii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, the original executed version or counterpart thereof, together with an executed reassignment of such instrument to the Trustee (a "Reassignment of Assignment of Leases, Rents and Profits") in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located (which reassignment, however, may be included in the Assignment of Mortgage and need not be a separate instrument);

                 (ix) copies of the original Environmental Reports of the Mortgaged Properties made in connection with origination of the Mortgage Loans, if any;

                 (x) a copy of the related ground lease, as amended, for the Mortgaged Property, if any;

                 (xi) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

                 (xii) if any related Lock-Box Agreement or Cash Collateral Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

                 (xiii) any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing; and

                 (xiv)    any other written agreements related to the Mortgage
Loan.

         On or promptly following the Closing Date, the Servicer shall, to the extent possession thereof has been delivered to it, at the expense of the Depositor, (1) record, (a) each Assignment of Mortgage referred to in Section 2.01(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(viii) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) file, each UCC-2 or UCC-3 financing statement referred to in Section 2.01(v) or (xii) which has not yet been submitted for filing. The Servicer shall upon delivery promptly submit (and in no event later than five Business Days following the receipt of the related documents in the case of clause 1(a) above and 60 days following the Closing Date in the case of clauses 1(b) and 2 above) for recording or filing, as the case may be, in the appropriate public recording office, each such document. In the event that any such document is lost or returned unrecorded because of a defect therein, the Servicer, at the expense of the Depositor, shall use its best efforts to promptly prepare a substitute document for signature by the Depositor, and thereafter the Servicer shall cause each such document to be duly recorded. The Servicer shall, promptly upon receipt of the original recorded copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian.
Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof. If a pro forma title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy, the Depositor will promptly deliver to the Custodian the related original title insurance policy upon receipt thereof. The Depositor shall promptly cause the UCC-1's referred to in Section 2.01(v) to be filed in the applicable public recording office and upon filing will promptly deliver to the Custodian the related UCC-1, with evidence of filing thereon. The Depositor shall reimburse the

Servicer for all out-of-pocket expenses incurred and filing fees paid by the Servicer in connection with its obligations under this paragraph. Copies of recorded or filed Assignments, Reassignments, UCC-1's and UCC-3's shall be delivered to the Trustee by the Depositor or Servicer, as applicable.

         All original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Depositor, the Trustee or the Servicer, as the case may be, in trust for the benefit of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.

         SECTION 2.02.    Acceptance by Custodian and the Trustee.

         If the Depositor cannot deliver any original or certified recorded document described in Section 2.01 on the Closing Date, the Depositor shall use its best efforts, promptly upon receipt thereof and in any case not later than 45 days from the Closing Date, to deliver such original or certified recorded documents to the Custodian (unless the Depositor is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Custodian and the Trustee in writing of such delay and shall deliver such documents to the Custodian promptly upon the Depositor's receipt thereof). By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. With the exception of any Notes listed by the Trustee on an exception report and delivered to the Depositor on the Closing Date, the Trustee hereby acknowledges the receipt of the Notes. The Trustee agrees to review each Mortgage File within 45 days after the later of (a) the Trustee's receipt of such Mortgage File or (b) execution and delivery of this Agreement, to ascertain that all documents (other than documents referred to in clause
(ix) of Section 2.01 which shall be delivered to the Servicer) referred to in
Section 2.01 above (in the case of the documents referred to in Section 2.01(iv), (v), (vi), (vii) (in the case of any endorsement thereto), (viii) and
(x) through (xv), as identified to it in writing by the Depositor) and any original recorded documents referred to in the first sentence of this Section included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee shall promptly so notify the Depositor and the Mortgage Loan Seller by providing a written report, setting forth for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. The Depositor shall, or shall cause the Mortgage Loan Seller to, deliver an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form has a material adverse effect on the security provided by the related Mortgaged Property, the Depositor shall, or shall cause the Mortgage Loan Seller to, repurchase the related Mortgage Loan in the manner provided in Section 2.03. None of the Servicer, the Special Servicer and Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document.

         In reviewing any Mortgage File pursuant to the preceding paragraph or
Section 2.01, the Servicer shall have no responsibility to cause the Trustee to, and the Trustee will have no responsibility to, determine whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

         The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in Section 9-105(i) of the Uniform Commercial Code as in effect in Illinois on the date hereof) in ____________ and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from __________________, as applicable, unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from __________________) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

         SECTION 2.03.    Representations and Warranties of the Depositor.

         (a)     The Depositor hereby represents and warrants that:

                 (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                 (ii) The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                 (iii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                 (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement.
The Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

                 (v) The certificate of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

                 (A) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with loans or credit agreements secured by mortgages, deeds of trust, long-term leaseholds, or similar liens on real property or shares issued by corporations or partnerships formed for the purpose of cooperative ownership of real estate and, either directly or indirectly, to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with certificates, participation interest, bonds, notes or other instruments evidencing interest in or secured by Mortgage Loans or other similar certificates, participation interest, bonds, notes or instruments (collectively, "Mortgage Backed Instruments");

                 (B) to acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with collateral securing Mortgage Loans, related insurance policies, related agreements with affiliates, agreements with originators or servicers of Mortgage Loans and any proceeds or further rights associated therewith;

                 (C) to sell, assign, pledge or otherwise transfer Mortgage Loans, Mortgage Backed Instruments and rights and properties referred to in paragraph (b) above to trusts or to affiliates of the Corporation;

                 (D) to create trusts to acquire, own, hold, assign, pledge and otherwise deal with Mortgage Loans, Mortgage Backed Instruments and related collateral;

                 (E) to authorize, offer, issue, sell, transfer and deliver or participate in the issuance of one or more series, classes or subclasses of participation certificates or other evidences of interest, bonds, notes or debt issued by trusts;

                 (F) to authorize, issue, sell and deliver bonds or other evidences of indebtedness ("Bonds") that are secured by a pledge or other assignment of Mortgage Loans, Mortgage Backed

Instruments and related collateral, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts or surety bonds;

                 (G) to hold, and enjoy all of the rights and privileges as a holder of, any instruments listed under (E) above or Bonds;

                 (H) to negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement or instrument or document relating to the activities set forth in clauses (a) through (g) above, including but not limited to any trust agreement, sale and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, insurance agreements, purchase agreement, indemnification agreement, placement agreement or underwriting agreement; and

                 (I) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware that are related or incidental to the foregoing and necessary, suitable or convenient to accomplish the foregoing.

         Capitalized terms defined in this clause (v) shall apply only to such clause.

                 (vi) There is no action, suit or proceeding pending against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement; and

                 (vii) The Trustee, if not the owner of the related Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Mortgage Loans and any proceeds thereof.

         (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan that:

                 (i) Immediately prior to the transfer and assignment to the Trustee, the Note and the Mortgage were not subject to an assignment or pledge, and the Depositor had good title to, and was the sole owner of, the Mortgage Loan and had full right to transfer and sell the Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                 (ii) The Depositor is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

                 (iii) The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trustee, and any related Reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment from the Depositor to the Trustee;

                 (iv) No claims have been made by the Depositor under the lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                 (v) All of the representations and warranties of the Mortgage Loan Seller contained in the Mortgage Loan Purchase and Sale Agreement are true and correct as of the Cut-off Date;

                 (vi) (1) Such Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) either (i) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan (in the case of a Mortgage Loan that has not been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (ii) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or, if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that for purposes of this clause (ii) the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) of this clause (ii) shall be made on an aggregate basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and
(b) of this clause (ii) shall be made on an aggregate basis); and

                 (vii) The information set forth with respect to such Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects as of the dates respecting which such information is given, or if no date is specified, as of the Cut-off Date.

         (c) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders and the Servicer.

         (d) Upon discovery by the Custodian, the Servicer, the Special Servicer or the Trustee of a breach of the representation and warranty set forth in Section 2.03(b)(vi) or that any Mortgage Loan otherwise fails to constitute a Qualified Mortgage, such Person shall give prompt notice thereof to the Depositor and the Depositor shall correct such condition or repurchase or cause the Mortgage Loan Seller to repurchase such Mortgage Loan at the Repurchase Price within 90 days of discovery of such failure; it being understood and agreed that none of such Persons has an obligation to conduct any investigation with respect to such matters. It is understood and agreed that the obligations of the Depositor set forth in this Section 2.03(d) to cure or repurchase a Mortgage Loan which fails to constitute a Qualified Mortgage shall be the sole remedies available to the Trustee respecting, in the case of a Mortgage Loan, a breach of a representation or warranty set forth in Section 2.03(b)(vi).

         (e) Upon discovery by the Custodian, the Servicer, the Special Servicer or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller in the Mortgage Loan Purchase and Sale Agreement with respect to any Mortgage Loan, or that any document required to be included in the Mortgage File does not conform to the requirements of Section 2.01, such Person shall give prompt notice thereof to the Mortgage Loan Seller and the Mortgage Loan Seller shall, to the extent the Mortgage Loan Seller is obligated to cure or repurchase the related Mortgage Loan under the terms of the Mortgage Loan Purchase and Sale Agreement, either cure such breach or repurchase said Mortgage Loan at the Repurchase Price within 90 days of the receipt of notice of the breach as provided in the Mortgage Loan Purchase and Sale Agreement; it being understood and agreed that none of the Custodian, the Servicer and the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Mortgage Files, to the extent provided in Section 2.01); provided, however, that in the event that such breach is capable of being cured as determined by the Servicer or the Special Servicer, as applicable, but not within such 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such breach within such 90 day period (other than a breach that is also a breach of Section 2.03(b)(vi) or 2.03(d)), the Mortgage Loan Seller shall have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90 day period the Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee and the Servicer setting forth the reason such breach is not capable of being cured within the initial 90 day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional 90 day period; and, provided, further, that in the event the Mortgage Loan Seller fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period.

         (f) Upon receipt by the Servicer from the Depositor or Mortgage Loan Seller of the Repurchase Price for the repurchased Mortgage Loan, the Servicer shall deposit such amount in the Collection Account, and the Trustee, pursuant to Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this Section 2.03(f), release or cause to be released to the Depositor or the Mortgage Loan Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Servicer to vest in the Depositor or the Mortgage Loan Seller any Mortgage Loan released pursuant hereto, and any rights of the Depositor in, to and under the Mortgage Loan Purchase and Sale Agreement as it related to such Mortgage Loan that were initially transferred to the Trust Fund under Section 2.01, and if applicable any rights of the Mortgage Loan Seller or Depositor in, to and under the related Original Purchase Agreement as it related to such Mortgage Loan that were initially transferred to the Trust Fund under Section 2.01, and the Trustee and the Servicer shall have no further responsibility with regard to such Mortgage File.

         (g) In the event that the Mortgage Loan Seller incurs any expense in connection with curing a breach of a representation or warranty pursuant to
Section 2.03(e) which also constitutes
a default under the related Mortgage Loan, the Mortgage Loan Seller shall have a right, subrogated to that of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower. The Servicer shall use reasonable efforts in recovering, or assisting the Mortgage Loan Seller in recovering, from the related Borrower the amount of any such expenses.

         (h) In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense.

         (i) If for any reason the Mortgage Loan Seller or the Depositor fails to fulfill its obligations under this Section 2.03 with respect to any Mortgage Loan, the Servicer shall use reasonable efforts in enforcing any obligation of the Originator to cure or repurchase such Mortgage Loan under the terms of the related Original Purchase Agreement.

         SECTION 2.04. Representations, Warranties and Covenants of the Servicer and Special Servicer.

         (a) The Servicer, as Servicer, and if it is also the Special Servicer, as the Special Servicer, hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

                 (i) The Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and has all licenses necessary to carry on its business as now being conducted or is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement;

                 (ii) The Servicer has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not violate the Servicer's charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

                 (iii) This Agreement has been duly and validly authorized, executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all requisite corporate action has been taken by the Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Servicer in accordance with their terms;

                 (iv) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

                 (v) There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Servicer, to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement; and

                 (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

         (b) The Special Servicer, as Special Servicer, hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

                 (i) The Special Servicer is corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and has all licenses necessary to carry on its business as now being conducted or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement, provided, that the breach of such representation, warranty and covenant shall have no effect unless such breach has a material adverse effect on the ability of the Special Servicer to fulfill its obligations hereunder;

                 (ii) The Special Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not violate the Special Servicer's charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Special Servicer is a party or which may be applicable to the Special Servicer or any of its assets;

                 (iii) This Agreement has been duly and validly authorized, executed and delivered by the Special Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all requisite corporate action has been taken by the Special Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Special Servicer in accordance with their terms;

                 (iv) The Special Servicer is not in violation of, and the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Special Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Special Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

                 (v) There is no action, suit, proceeding or investigation pending or threatened against the Special Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Special Servicer, or in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Special Servicer, to carry on its business substantially as now conducted, or in any material liability on the part of the Special Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Special Servicer contemplated herein, or which would be likely to impair materially the ability of the Special Servicer to perform under the terms of this Agreement; and

                 (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

         (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Depositor and the Servicer or Special Servicer, as the case may be. Upon discovery by the Depositor, the Servicer, Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Servicer, Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Mortgage Loan Seller.

         SECTION 2.05. Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the Anchorage Participation and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Lower-Tier Regular Interests on behalf of the Upper-Tier REMIC and the Holders of the Regular Certificates and the Class R Certificates and (ii) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, Class A-1A, Class A-1B, Class A- 1C, Class A-CS1, Class A-CS2, Class A-1D, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4 , Class B-4H, Class V-1, Class V-2, Class R and Class LR Certificates in authorized denominations, in each case registered in the names set forth in such order or so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause (ii)) and Lower Tier Regular Interests evidence ownership of the entire Trust Fund.

         SECTION 2.06.    Miscellaneous REMIC and Grantor Trust Provisions.

         (a) The Class _____, Class ______, Class _____, Class _____, Class _____, Class ______, Class _____, Class ______, Class _____, Class _____, Class
_____, Class _____ and Class _____ Interests are hereby designated as "regular interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LR Certificates are hereby designated as the sole Class of "residual interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class _____, Class _____, Class _____, Class _____, Class _____, Class _____, Class _____, Class _____, Class _____, Class
_____, Class _____, Class _____, Class _____, Class _____ and Class _____
Certificates are hereby designated as "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code and the Class R Certificates are hereby designated as the sole Class of "residual interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Closing Date is hereby designated as the "Startup Day" of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Lower-Tier Regular Interests and the Regular Certificates for purposes of Section 860G(a)(1) of the Code is the Scheduled Final Distribution Date.

         (b) The Class V-1 Certificates represent pro rata undivided beneficial interests in the Default Interest subject to the liability of the Trust Fund to pay interest on Advances at the Advance Rate. The Class V-2 Certificates represent beneficial pro rata undivided interests in the Excess Interest. The Class V-1 and Class V-2 Certificates do not represent regular or residual interests in either the Upper-Tier REMIC or the Lower-Tier REMIC.

         (c) None of the Depositor, the Trustee, the Servicer, the Fiscal Agent or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

                                  ARTICLE III.

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

         SECTION 3.01. Servicer to Act as Servicer; Administration of the Mortgage Loans.

         (a) The Servicer and the Special Servicer, each as an independent contractor servicer, shall service and administer the Mortgage Loans on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders) in accordance with the Servicing Standard.

         The Servicer's or Special Servicer's liability for actions and omissions in its capacity as Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer or Special Servicer of the collectability of the Mortgage Loans. Subject only to the Servicing Standard, the Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan, to prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer and Special Servicer any powers of attorney and other documents prepared by the Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Servicer and Special Servicer to carry out their servicing and administrative duties hereunder.

         (b) Unless otherwise provided in the related Note, the Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Note, the Servicer shall apply any amounts received on U.S. Treasury obligations (which shall not be redeemed by the Servicer prior to the maturity thereof) in respect of a Mortgage Loan being defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan as of the Due Date immediately following the receipt of such amounts.

         (c) Each of the Servicer and the Special Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, including, with respect to the Special Servicer, those obligations for which it is paid the Additional Servicing Fee, as provided herein, provided, that (i) any such agreement shall be consistent with the provisions of this Agreement and (ii) no sub-servicer retained by the Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Section 3.30 (or the definition of Minimum Defaulted Monthly Payment), and (iii) such agreement shall be consistent with the Servicing Standard. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this
Section 3.01(c).

         Any sub-servicing agreement entered into by the Servicer or the Special Servicer, as applicable, shall provide that it may be assumed or terminated by the Trustee or the Servicer, respectively, if the Trustee or the Servicer, respectively, has assumed the duties of the Servicer or the Special Servicer, respectively, or any successor Servicer or Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Servicer or the Special Servicer, as applicable, pursuant to Section 7.02.

         Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Servicer or the Special Servicer, as applicable, and such sub-servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d).

         (d) If the Trustee or any successor Servicer assumes the obligations of the Servicer, or if the Servicer or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the Servicer or such successor, as applicable, to the extent necessary to permit the Trustee, the Servicer or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee, the Servicer or such successor, as applicable, succeed to all of the rights and obligations of the Servicer or the Special Servicer, as applicable, under any sub-servicing agreement entered into by the Servicer or the Special Servicer, as applicable, pursuant to
Section 3.01(c), subject to the right of termination by the Trustee set forth in Section 3.01(c). In such event, the Trustee, the Servicer or the successor Servicer or the Special Servicer, as applicable, shall be deemed to have assumed all of the Servicer's or the Special Servicer's interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Servicer or the Special Servicer, as applicable, as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee, the Servicer or such successor Servicer or successor Special Servicer, as applicable, except that the Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of the Trustee, the Servicer or the successor Servicer or successor Special Servicer, as applicable.

         In the event that the Trustee, the Servicer or any successor Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Servicer or the Special Servicer, as applicable, upon request of the Trustee, the Servicer or such successor Servicer or Special Servicer, as applicable, the Servicer or Special Servicer shall at its own expense (except in the event that the Servicer is terminated pursuant to Section 6.04(c), in which event, at the expense of the Certificateholders effecting such termination) deliver to the Trustee, the Servicer or such successor Servicer or Special Servicer, as applicable, all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee, the Servicer or the successor Servicer or Special Servicer, as applicable.

         SECTION 3.02.    Liability of the Servicer.

         Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or Special Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Servicer or Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer or Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans. Each of the Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer or Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

         SECTION 3.03.    Collection of Certain Mortgage Loan Payments.

         (a) The Servicer or the Special Servicer, as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures. The Special Servicer shall use its reasonable efforts to collect income statements and rent rolls from Borrowers as required by the Loan Documents and the terms hereof and shall provide copies thereof to the Servicer as provided herein. The Servicer shall provide reasonable advance notice to the Special Servicer and Borrowers of Balloon Payments coming due. Consistent with the foregoing, the Servicer or Special Servicer, as applicable, may in its discretion waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. In addition, the Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans as are permitted or required under Section 3.28 hereof.

         (b) In the event that the Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Collection Period, the Servicer or Special Servicer, as applicable, will promptly notify the Trustee.

         SECTION 3.04. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

         (a) With respect to each Mortgage Loan (other than any REO Mortgage Loan), the Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. If a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Servicer shall advance the amount of any shortfall as a Property Advance unless the Servicer determines in its good faith business judgment that such Advance would be a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances, with interest thereon at the Advance Rate, that it makes pursuant to the preceding sentence from amounts received on or in respect of the related Mortgage Loan respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by
Section 3.06 of this Agreement. No costs incurred by the Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         (b) The Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within one (1) Business Day after receipt. The Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments pursuant to Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires it to be held in an account that is not an Eligible Account) and shall be entitled "AMRESCO Management, Inc., as Servicer, in trust for LaSalle National Bank, as Trustee in trust for Holders of AMRESCO Commercial Mortgage Funding I Corporation, Mortgage Pass-Through Certificates, Series 1997-1, and Various Borrowers". Withdrawals from an Escrow Account may be made by the Servicer only:

                 (i) to effect timely payments of items constituting Escrow Payments for the related Mortgage;

                 (ii) to transfer funds to the Collection Account to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for any Advance relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                 (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

                 (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

                 (v) to pay from time to time to the related Borrower any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Mortgage Loan, or otherwise to the Servicer; and

                 (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

         SECTION 3.05. Collection Account; Distribution Account; Upper-Tier Distribution Account; Default Interest Distribution Account; and Excess Interest Distribution Account.

         (a) The Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. The Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

                 (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments;

                 (ii) all payments on account of interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums;

                 (iii)    any amounts required to be deposited pursuant to
Section 3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

                 (iv) all Net REO Proceeds withdrawn from an REO Account pursuant to Section 3.17(b) and all Net Insurance Proceeds and Net Liquidation Proceeds;

                 (v) any amounts received from Borrowers which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Servicer or Special Servicer as provided herein;

                 (vi) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Servicer or Special Servicer, including, without limitation, proceeds of any repurchase of a Mortgage Loan pursuant to Sections 2.03(d) and (e) hereof; and

                 (vii) any Servicer Prepayment Interest Shortfalls for the next Distribution Date into the Collection Account on the Servicer Remittance Date.

         The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Servicer and, to the extent permitted by applicable law, the Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (b) The Trustee shall establish and maintain the Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Distribution Account shall be established and maintained as an Eligible Account.

         (c) The Trustee shall establish and maintain the Upper-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Upper-Tier Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall withdraw from the Distribution Account and deposit in the Upper-Tier Distribution Account on or before such date the amount of Available Funds (including P&I Advances) and Prepayment Premiums to be distributed in respect of the Lower-Tier Regular Interests pursuant to
Section 4.01 hereof on such date.

         (d) Prior to the Servicer Remittance Date relating to the Collection Period, if any, in which Default Interest is received, the Trustee shall establish and maintain the Default Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class V-1 Certificates. The Default Interest Distribution Account shall be established and maintained as an Eligible Account. On or before the Servicer Remittance Date related to each Distribution Date, the Servicer shall remit to the Trustee for deposit in the Default Interest Distribution Account an amount equal to (i) the amount of the aggregate Default Interest received during the preceding Collection Period, minus (ii) any portions thereof withdrawn from the Collection Account pursuant to clause (iii) of Section 3.06 (such amount, if any, the "Net Default Interest" for such Distribution Date).

         (e) Prior to the Servicer Remittance Date relating to the Collection Period, if any, in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class

V-2 Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. On or before the Servicer Remittance Date related to the applicable Distribution Date, the Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period. Following the distribution of Excess Interest to Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

         (f) Funds in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Default Interest Distribution Account and the Excess Interest Distribution Account may be invested in Permitted Investments in accordance with the provisions of Section 3.07. The Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof.

         SECTION 3.06.    Permitted Withdrawals from the Collection Account.

         The Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

                 (i) to remit to the Trustee for deposit in the Distribution Account, the Default Interest Distribution Account, the Interest Reserve Account, and the Excess Interest Distribution Account, the amounts required to be deposited in the Distribution Account, the Default Interest Distribution Account, the Interest Reserve Account, and the Excess Interest Distribution Account pursuant to Sections 4.06, 3.05(c), 3.05(d), 3.27(a) and 3.05(e);

                 (ii) to pay or reimburse the Trustee, the Fiscal Agent, the Servicer and the Special Servicer for Advances (provided, that the Trustee and Fiscal Agent shall have priority with respect to such payment or reimbursement), the Servicer's right to reimburse any such Person pursuant to this clause (ii) being limited to either (x) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which such Advance was made, (y) with respect to P&I Advances, any Subordinate Class Advance Amounts with respect to the related Distribution Date as provided in
Section 4.06(d), or (z) any other amounts in the Collection Account in the event that such Advances have been deemed to be Nonrecoverable Advances or are not reimbursed from recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

                 (iii) (A) to pay to the Servicer, the Trustee or the Fiscal Agent the Advance Interest Amount relating to P&I Advances (to the extent not reimbursed from Default Interest), and (B) to pay to the Servicer, Special Servicer, Trustee or Fiscal Agent any Advance Interest Amounts not relating to any P&I Advances (provided that in the case of both (A) and (B), the Trustee and the Fiscal Agent shall have priority with respect to such payments);

                 (iv) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Compensation and Special Servicing Compensation, respectively, in respect of the immediately preceding month, to be paid, in the case of the Servicing Fee and Additional Servicing Fee, from interest received on the related Mortgage Loan, and to pay from time to time to the Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account (The Servicer may rely on a certification of the Special Servicer as to amounts of Special Servicing Compensation to be withdrawn pursuant to this clause (iv));

                 (v) to remit to the Distribution Account, an amount equal to the Trustee Fee in respect of the immediately preceding month to be paid from interest received on the related Mortgage Loan;

                 (vi) to pay on or before each Distribution Date to the Depositor, the Mortgage Loan Seller or other Originator, as the case may be, with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to Section 2.03(d), Section 2.03(e),
Section 3.18 or Section 9.01, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

                 (vii) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Servicer, the Trustee, the Special Servicer, the Depositor or the Fiscal Agent, as applicable, for unpaid Servicing Fees, Special Servicing Compensation and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a) and (b), Section 3.10, Section 3.12(e), Section 3.17(a), (b) and (c), Section 3.18(a), the fourth paragraph of Section 3.22,
Section 6.03, Section 7.04, Section 8.01(c)(v), Section 8.05(d) or Section 10.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (vii) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

                 (viii) to transfer to the Trustee for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

                 (ix) to pay to the participant or participants (the "Other Participant") in the Anchorage Participation, other than the Trustee as assignee of the Depositor (as "Lead Lender" under the Anchorage Participation Agreement), the amount of the Monthly Payment to which the Other Participant is entitled under the Anchorage Participation Agreement;

                 (x) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and

                 (xi) to clear and terminate the Collection Account pursuant to Section 9.01.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii)-(vii) above.

         The Servicer shall pay to the Trustee, the Fiscal Agent or the Special Servicer from the Collection Account (to the extent permitted by clauses (i)-
(vii) above) amounts permitted to be paid to the Trustee, the Fiscal Agent or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee or the Fiscal Agent or a certificate of a Servicing Officer, as applicable, describing the item and amount to which such Person is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

         The Trustee, the Fiscal Agent, the Special Servicer and the Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income), or Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts, their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Servicer or the Special Servicer, as applicable) and any federal, state or local taxes imposed on either the Upper-Tier REMIC or Lower-Tier REMIC.

         SECTION 3.07. Investment of Funds in the Collection Account, the REO Account, the Lock-Box Accounts, the Cash Collateral Accounts, the Interest Reserve Account and the Reserve Accounts.

         (a) The Servicer (or with respect to any REO Account, the Special Servicer), may direct any depository institution maintaining the Collection Account, any Borrower Accounts (subject to the second succeeding sentence), the Interest Reserve Account and any REO Account (each, for purposes of this Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Servicer, the Special Servicer, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, Cash Collateral Account or Reserve Account (the "Borrower Accounts"), the Servicer shall act upon the written request of the related Borrower or Manager to the extent the Servicer is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Servicer (or the

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Special Servicer, with respect to any REO Accounts), as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Servicer or the Special Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Servicer shall have no responsibility or liability with respect to the investment directions of or the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (or the Special Servicer, as applicable) shall:

                 (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                 (y) demand payment of all amounts due thereunder promptly upon determination by the Servicer (or the Special Servicer as applicable) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

         (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the Mortgage Loan or applicable law, (ii) any REO Account, which shall be for the benefit of the Special Servicer or (iii) the Interest Reserve Account, which shall be for the benefit of ______________________________.) and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.17(b), as applicable, and if held in the Interest Reserve Account, shall be subject to withdrawal by _____________________________. pursuant to written instructions. The Servicer (or with respect to any REO Account, the Special Servicer or with respect to the Interest Reserve Account, ______________________________.) shall deposit from its own funds into the Collection Account, any REO Account or the Interest Reserve Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, however, that the Servicer, Special Servicer, or ________________________________, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Servicer shall also deposit from its own funds in any Borrower Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Borrower under the terms of the Mortgage Loan or applicable law.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall,

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take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Servicer may take such action at its own cost and expense.

         SECTION 3.08. Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

         (a) The Servicer on behalf of the Trustee, as mortgagee, shall cause the related Borrower to maintain, to the extent required by each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, (i) fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment, (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (B) the outstanding principal balance of the related Mortgage Loan or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer and provided such policy shall include a "replacement cost" rider,
(ii) insurance providing coverage against 12 months (or such longer period as provided in the related Mortgage or other loan document) of rent interruptions and (iii) such other insurance as is required in the related Mortgage Loan.
The Special Servicer shall maintain fire and hazard insurance with extended coverage on each REO Property (subject to the provisions of this Agreement concerning Nonrecoverable Advances) in an amount which is at least equal to one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. If the Special Servicer does not maintain the insurance described in the preceding sentence or the required flood insurance described below, the Servicer shall, as soon as practicable after receipt of notice of such failure, maintain such insurance, and if the Servicer does not maintain such insurance, the insurance required in the first sentence of this Section 3.08(a) or the required flood insurance described below (if the related Borrower fails to maintain such insurance), the Trustee shall, as soon as practicable after receipt of notice of such failure, maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, provided that, in each such case, such obligation will be subject to the provisions of this Agreement concerning Nonrecoverable Advances. The Special Servicer shall maintain, with respect to each REO Property (i) public liability insurance providing such coverage against such risks as the Special Servicer determines, consistent with the related Mortgage and the Servicing Standard, to be in the best interests of the Trust Fund, (ii) insurance providing coverage against 24 months of rent interruptions and (iii) such other insurance as was required pursuant to the terms of the related Mortgage Loan. All insurance for an REO Property shall be from a Qualified Insurer. Any amounts collected by the Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 3.05, subject to withdrawal pursuant to Section 3.06. Any cost incurred by the Servicer or the Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Borrower or to be maintained by the Servicer other than pursuant to the terms of the related Mortgage and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property (other than an REO Property) is located in a federally designated special flood hazard area, the Servicer will use its best efforts to cause the related Borrower to maintain, to the extent required by each Mortgage Loan, and if the related Borrower does not so maintain, will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If an REO Property
(i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance and/or earthquake insurance in respect thereof providing substantially the same coverage as described in the preceding sentences or, with respect to earthquake insurance, in the amount required by the Mortgage Loan or, if not specified, in-place at origination. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Special Servicer shall (subject to the provisions of this Agreement concerning Nonrecoverable Advances) either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. In the case of any insurance otherwise required to be maintained pursuant to this Section that is not being so maintained because the Servicer or the Special Servicer, as applicable, has determined that it is not available at commercially reasonable rates, the Servicer or the Special Servicer, as applicable, shall deliver an Officer's Certificate to the Trustee and each Rating Agency which details the steps that were taken in seeking such insurance and the factors which led to the determination that such insurance was not so available. Costs to the Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.08 shall be paid by the Servicer or Special Servicer as a Property Advance and shall be reimbursable to the Servicer or Special Servicer with interest at the Advance Rate, which reimbursement may be effected under Section 3.06(ii) or (vii).

         The Servicer (or the Special Servicer, with respect to the Specially Serviced Mortgage Loans) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

         All insurance policies required hereunder shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.

         (b)     (I)      If the Servicer or the Special Servicer, as
applicable, obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Borrower has not maintained insurance required by the related Mortgage Loan or on all of the REO Properties, as the case may be, it shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in
Section 3.08(a). Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Servicer or the Special Servicer hereunder, as applicable, the Servicer or the Special Servicer, respectively, agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

                 (II) If the Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a) in which case the Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a). Such policy may contain a deductible clause, in which case the Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

         (c) The Servicer and the Special Servicer shall maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers. The Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer and the Special Servicer, as applicable. In addition, the Servicer and the Special Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers. The Servicer shall cause each and every sub-servicer for it to maintain, or cause to be maintained by any agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Servicer pursuant to this
Section 3.08(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

         SECTION 3.09. Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions.

         (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                 (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

                 (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

         then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer or Special Servicer, as applicable, on behalf of the Trust Fund shall enforce such due-on-sale clause and in connection therewith shall (x) accelerate payments thereon or (y) withhold its consent to such an assumption to the extent permitted under the terms of the related Mortgage Loan only if
(x) such provision is exercisable under applicable law or such exercise is not reasonably likely to result in meritorious legal action by the Borrower and (y) the Servicer or Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that such enforcement or the withholding of such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such clause. If the Servicer or Special Servicer, as applicable, determines that such enforcement or the withholding of such consent would not be likely to result in a greater recovery, the Servicer or Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Borrower from liability upon the Mortgage Loan and substitute the new Borrower as obligor thereon provided that (y) the credit status of the prospective new Borrower is in compliance with the Servicer or Special Servicer's regular commercial mortgage origination or servicing standards and criteria (as evidenced in writing by the Servicer or Special Servicer) and the terms of the related Mortgage and (z) for Mortgage Loans with an unpaid principal balance in excess of $__________, the Servicer or the Special Servicer, as applicable, has received written confirmation from at least one Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. The Servicer or Special Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                 (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

                 (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,

         then the Special Servicer, as applicable, on behalf of the Trust Fund, shall (x) enforce such due-on-encumbrance and accelerate the payments thereon unless (1) the Servicer determines, in accordance with the Servicing Standard, that such or (y) consent to the creation of any such lien or other encumbrance only if the Servicer or Special Servicer, as applicable, (1) determines, in accordance with the Servicing Standard, that such consent would be in the best interests of the Trust Fund and (2) receives prior written confirmation from at least one Rating Agency granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

         (c) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

         (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.30.

         (e) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance:

                 (i) In the event such Mortgage Loan requires that the Servicer on behalf of the Trustee purchase the required U.S. government obligations, the Servicer shall purchase such obligations in accordance with the terms of such Mortgage Loan; provided, that the Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable U.S. government obligations have been identified.

                 (ii) In the event that such Mortgage Loan permits the assumption of the obligations of the related Borrower by a successor mortgagor, prior to permitting such assumption and to the extent not inconsistent with such Mortgage Loan, the Servicer shall obtain written confirmation from at least one Rating Agency that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

                 (iii) To the extent not inconsistent with such Mortgage Loan, the Servicer shall require an Opinion of Counsel to the related Borrower (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the U.S. government obligations and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to each Rating Agency.

                 (iv) To the extent not inconsistent with the Mortgage Loan, the Servicer shall require a certificate at the related Borrower's expense from an Independent certified public accountant certifying that the U.S. government obligations comply with the requirements of the related Loan Agreement or Mortgage.

                 (v) Prior to permitting release of any Mortgaged Properties through defeasance, to the extent not inconsistent with the related Mortgage Loan, the Servicer shall obtain written confirmation from each Rating Agency that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

                 (vi) Prior to permitting release of any Mortgaged Property through defeasance, if the related Mortgage Loan so requires and provides for the related Borrower to pay the cost thereof, the Servicer shall require an Opinion of Counsel of the related Borrower to the effect that such release will not cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

         SECTION 3.10.   Appraisals; Realization Upon Defaulted Mortgage
                          Loans.

         (a) Contemporaneously with the earliest of (i) the effective date of any (A) modification of a Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, or any other term of a Mortgage Loan, (B) extension of the Maturity Date of a Mortgage Loan as described below in Section 3.30(c), or (C) consent to the release of any Mortgaged Property from the lien of the related Mortgage other than pursuant to the terms of the related Mortgage Loan,
(ii) the occurrence of any Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment, or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests that an Updated Appraisal be obtained, the Servicer (after consultation with the Special Servicer) shall obtain an Updated Appraisal; provided, however, that the Servicer shall not be required to obtain an Updated Appraisal pursuant to clauses (i) through (iii) above with respect to any Mortgaged Property for which there exists an appraisal which is less than twelve months old provided, further, that if the

Servicer is the Special Servicer and either it or an Affiliate thereof owns more than 51% of the most subordinate Class of Certificates then outstanding, then the Trustee shall obtain such Updated Appraisal. The Servicer shall obtain letter updates to each Updated Appraisal annually and prior to the Special Servicer granting extensions beyond one year or any subsequent extension after granting a one year extension with respect to the same Mortgage Loan; For so long as any Mortgage Loan for which an Updated Appraisal has been obtained is included in the Trust Fund, the Servicer shall obtain a new Updated Appraisal with respect to an Updated Appraisal which is more than three years old.

         (b) Upon the occurrence of a material default under a Specially Serviced Mortgage Loan, except as otherwise specifically provided in Section 3.09(a) and (b), the Special Servicer may, consistent with the Servicing Standard, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that, that Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section 3.30 hereof. In connection with any foreclosure or other acquisition as to which the Special Servicer is not required to act under Instructions from the Directing Holders, the Servicer shall pay the costs and expenses in any such proceedings as an Advance unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(a)(ii), (iii) and (vii). If the Special Servicer is acting pursuant to Instructions, the cost and expenses in any such proceeding shall be paid by the Directing Certificateholders or the Special Servicer, without reimbursement therefor by the Trust Fund.

         (c) If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officers' Certificate delivered to the Trustee.

         (d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests and Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

                 (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title remain in effect; and

                 (ii) Subject to Section 1.02(b), Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note in accordance with the terms of such Note. In the absence of such terms, Net REO Proceeds shall be deemed to have been received first in payment of the accrued interest (not including Excess Interest) that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Note and such amortization schedule until such principal has been paid in full and then to Excess Interest and other amounts due under such Mortgage Loan. If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

         (e) Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

                 (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

                 (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Lower-Tier REMIC) to the effect that the holding of such personal property by the Lower-Tier REMIC will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (f) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (g) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

         (h) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

         (i) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

         In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

         (j) The environmental assessment contemplated by Section 3.10(g) shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. The Servicer shall advance the cost of preparation of such environmental assessments unless the Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance
Rate) made pursuant to the preceding sentence in the manner set forth in
Section 3.06.

         (k) If the Special Servicer determines pursuant to Section 3.10(g)(i) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(g)(ii) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, but only if the Trustee has mailed notice to the Holders of the Regular Certificates of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of greater than 50% of the aggregate Voting Rights of such Classes directing the Special Servicer not to take such action.
Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgage Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Trustee setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard. None of the Trustee, the Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(i) at the direction of the Certificateholders unless the Certificateholders agree to indemnify the Trustee, the Servicer and the Special Servicer with respect to such action or inaction. The Special Servicer shall advance the cost of any such compliance, containment, clean-up or remediation unless the Special Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance.

         (l) The Special Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed or regarding any cancellation of indebtedness with respect to any Mortgage Loan. The Special Servicer shall deliver a copy of any such report to the Trustee.

         (m)     The costs of any Updated Appraisal obtained pursuant to this
Section 3.10 shall be paid by the Servicer as an Advance and shall be reimbursable from the Collection Account (or from the Collateral Account to the extent Advances are otherwise reimbursable therefrom pursuant to this Section 3.10).

         SECTION 3.11.   Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Servicer shall immediately notify the Trustee or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

         From time to time upon request of the Servicer or Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan into an REO Property, receipt by the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Servicer or Special Servicer, as applicable.

         Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.12.   Servicing Fees, Trustee Fees and Special Servicing
                          Compensation.

         (a) As compensation for its activities hereunder, the Servicer shall be entitled with respect to each Mortgage Loan to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Servicer's rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.
In addition, the Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, Assumption Fees, loan service transaction fees, loan modification fees, extension fees, beneficiary statement charges or similar items (but not including any Prepayment Premiums) in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05; the Servicer shall also be entitled pursuant to, and to the extent provided in, Sections 3.06(iv) and 3.07(b) to withdraw from the Collection Account and to receive from any Borrower Accounts (to the extent not payable to the related Borrower under the Mortgage Loan or applicable law), the Distribution Account, Upper-Tier Distribution Account, Default Interest Distribution Account, and the Excess Interest Distribution Account, any interest or other income earned on deposits therein.

         As compensation for its activities hereunder on each Distribution Date, the Trustee shall be entitled with respect to each Mortgage Loan to the Trustee Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(v). The Trustee shall pay the routine fees and expenses of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

         Except as otherwise provided herein, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it. Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it in connection with its activities hereunder.

         (b) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan to the Special Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). In addition, the Special Servicer shall be entitled to, with respect to each Mortgage Loan, the Additional Servicing Fee for performing the duties set forth in Section 3.19(c), which fee shall be payable from amounts on deposit in the Collection Account pursuant to Section 3.06(iv). The Special Servicer's rights to the Special Servicing Fee and Additional Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as additional servicing compensation, (i) to the extent permitted by applicable law and the related Loan Documents, any Assumption Fees, loan service transaction fees, demand fees, statement charges and other fees relating to any Specially Serviced Mortgage Loan or with respect to servicing activities performed by the Special Servicer and, for any modification, extension or other action by the Special Servicer payable by the related Borrower in connection therewith.

         Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

         (c)     Reserved.

         (d)     Reserved.

         (e) The Servicer, Special Servicer and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(vii).

         (f) No provision of this Agreement or of the Certificates shall require the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Servicer, Special Servicer, Trustee or Fiscal Agent, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

         If the Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Servicer's, the Special Servicer's or the Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

         SECTION 3.13.   Reports to the Trustee; Collection Account
                         Statements.

         (a) The Servicer shall deliver to the Trustee and the Special Servicer, no later than 2:00 p.m. Central time on the Servicer Remittance Date prior to each Distribution Date, the Servicer Remittance Report with respect to the related Distribution Date (which shall include, without limitation, the amount of Available Funds for such related Collection Period) including a written statement of anticipated P&I Advances for the related Distribution Date. The Servicer's responsibilities under this Section 3.13(a) with respect to REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.26.

         (b) For so long as the Servicer makes deposits into and withdrawals from the Collection Account, not later than fifteen days after each Distribution Date, the Servicer shall forward to the Trustee a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Collection Period and showing the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.05 and each category of withdrawal specified in Section 3.06 for the related Collection Period. The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

         (c) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer or the Special Servicer pursuant to this Agreement.

         SECTION 3.14.   Annual Statement as to Compliance.

         The Servicer and the Special Servicer (the "reporting person") each shall deliver to the Trustee, the Depositor and to the Rating Agencies on or before March 15 of each year, beginning with March 15, 199__, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the activities of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and

(iv) whether it has received any notice regarding qualification, or challenging the status, of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the IRS or any other governmental agency or body.

         SECTION 3.15.   Annual Independent Public Accountants' Servicing
                          Report.

         On or before March 15 of each year, beginning with March 15, 199__, the Servicer and the Special Servicer (the "reporting person") each at the reporting person's expense shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and to the Rating Agencies, to the effect that such firm has examined certain documents and records relating to the servicing of the similar mortgage loans under similar agreements and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported. Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.22 hereof. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants

         SECTION 3.16.   Access to Certain Documentation.

         The Servicer and Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer and Special Servicer. Nothing in this Section 3.16 shall detract from the obligation of the Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Servicer and Special Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

         SECTION 3.17.   Title and Management of REO Properties and REO
                          Account Properties.
         (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Servicer), or a separate trustee or co-trustee, on behalf of the

Trust Fund. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC has applied for an extension of such two-year period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund), addressed to the Special Servicer and Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such two-year period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)).

         (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled ___________________, as Trustee, in trust for Holders of Asset
_____________________ Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-1, REO Account." The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

                 (i) all insurance premiums due and payable in respect of any REO Property;

                 (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

                 (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property; and

                 (iv) any taxes imposed on the Upper Tier REMIC or Lower-Tier REMIC in respect of net income from foreclosure property in accordance with Section 4.05.

         To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above and the Special Servicer has provided written notice of such shortfall to the Servicer at least five Business Days prior to the date that such amounts are due, the Servicer shall advance the amount of such shortfall unless the Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. If the Servicer does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance; and if the Trustee fails to make any such Advance, the Fiscal Agent shall make such Advance, unless in either case, the Trustee or the Fiscal Agent determines that such Advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Servicer hereunder. The Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06. The Special Servicer shall withdraw from each REO Account and remit to the Servicer for deposit into the Collection Account on a monthly basis prior to the related Servicer Remittance Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

         Notwithstanding the foregoing, the Special Servicer shall not:

                 (i) permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                 (ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

                 (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
Section 856(e)(4)(B) of the Code; or

                 (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

         unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

         The Special Servicer shall be required to contract with an Independent Contractor (acceptable to each Rating Agency as evidenced by written confirmation that contracting with such Independent Contractor would not, in and of itself cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates), the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

                 (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

                 (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                 (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                 (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

         (c) Promptly following any acquisition by the Trust Fund of an REO Property, the Servicer shall obtain an Updated Appraisal thereof, but only in the event that any Updated Appraisal with respect thereto is more than 12 months old, in order to determine the fair market value of such

REO Property and shall notify the Depositor, the Special Servicer and the Trustee hereto of the results of such appraisal. Any such appraisal shall be conducted in accordance with MAI standards and the cost thereof shall be an expense of the Trust Fund.

         (d) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

         SECTION 3.18.   Sale of Specially Serviced Mortgage Loans and REO
                          Properties.

         (a) With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with
Section 3.10, the Special Servicer shall deliver to the Trustee an Officers' Certificate to the effect that pursuant to Section 3.10, the Special Servicer has determined to sell such Specially Serviced Mortgage Loan or REO Property in accordance with this Section 3.18. The Special Servicer may then offer to sell to any Person any Specially Serviced Mortgage Loan or any REO Property or, subject to the following sentence, purchase any such Specially Serviced Mortgage Loan or REO Property (in each case at the Repurchase Price therefor), but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in Section 3.17(a). The Special Servicer shall deliver such Officers' Certificate and give the Trustee not less than ten Business Days prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer (of at least three offers) received from any Person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price therefor or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at the Repurchase Price.

         In the absence of any such offer or purchase by the Special Servicer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price, as determined in accordance with Section 3.18(b), for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a Person other than an Interested Person, or is determined to be a fair price by the Trustee in accordance with
Section 3.18(b), if the highest offeror is an Interested Person; provided, that the Trustee shall be entitled to engage, at the expense of the Trust Fund, an Independent appraiser to determine whether the highest offer is a fair price and, further provided, that if the highest offeror is an Interested Person such offer shall not be accepted if it is less than the Repurchase Price, unless the Rating Agencies have confirmed, in writing, that such acceptance will not, in itself, result in the qualification, downgrade or withdrawal of the then-current ratings assigned to the Certificates. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.





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         The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not an Affiliate of the Special Servicer. In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the two-year period referred to in Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such two-year period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to the Rated Final Distribution Date.

         (b) In determining whether any offer received from an Interested Person represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer (if the highest offeror is not an Interested Person) or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, any Updated Appraisal previously obtained, the period and amount of any delinquency on the affected Specially Serviced Mortgage Loan, the physical (including environmental) condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.17(a).

         (c) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, the Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Servicer, the Depositor, the Fiscal Agent and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or, if the offeror is an Interested Person, the Servicer (or the Trustee, if the Servicer is an offeror).

         (d) The Special Servicer shall file information returns regarding the abandonment or foreclosure of Mortgaged Properties with IRS at the time and in the manner required by the Code.





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         (e)     The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section 3.05(a)(iv).

         SECTION 3.19.   Additional Obligations of the Servicer and Special
                          Servicer; Inspections.

         The Special Servicer shall inspect or cause to be inspected (at its own expense) each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Note with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in _____________ 199___ (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer or the Special Servicer, will not result a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of the Certificates), provided, that if any Mortgage Loan
(a) becomes a Specially Serviced Mortgaged Loan, (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0, each related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every 12 months for so long as any Monthly Payment with respect to such Mortgage Loan remains delinquent.

         SECTION 3.20.   Authenticating Agent.

         The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and the Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor and the Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

         Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.20, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Servicer and the Depositor, and shall mail

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notice of such appointment to all Certificateholders.  Any successor
Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.20.

         The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

         SECTION 3.21.   Appointment of Custodians.

         The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least "BBB" from Fitch and DCR and "Baa2" from Moody's , unless the Trustee shall have received prior written confirmation from each Rating Agency that the appointment of such Rating Agency would not cause such Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.07. Any reasonable compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. The Trustee shall serve as the initial Custodian.

         SECTION 3.22.   Reports to the Securities and Exchange Commission;
                          Available Information.

         (a) The Servicer shall prepare and sign, on behalf of the Depositor, any and all Exchange Act Reports; provided, however, that (i) the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund and (ii) the Special Servicer shall prepare and sign on behalf of the Depositor any Exchange Act Report which includes an Annual Compliance Report relating to the Special Servicer. Each Exchange Act Report consisting of a Monthly Distribution Statement, Special Event Report or Summary Report shall be prepared as an exhibit or exhibits to a Form 8-K. Each Exchange Act Report consisting of an Annual Compliance Report shall be prepared as exhibits to an Annual Report on Form 10-K and shall identify the aggregate number of Holders of Public Certificates and Direct Participants holding positions in Public Certificates as of December 31 (or the nearest Business Day if such date is note a Business Day) of the related year. For each Exchange Act Report, the Servicer or the Special Servicer, as applicable, shall prepare
(i) a manually-signed paper version of such report and (ii) an electronic version of such report, which version shall be prepared as a Microsoft Word for Windows file (or in such other format as the Trustee and the Servicer or the Special Servicer may agree), provided, that, with respect to the electronic version of each Exchange Act Report consisting of a Monthly Distribution Statement, the Servicer need only deliver an electronic version of the related Form 8-K and the Trustee shall attach an electronic version of the related Monthly Distribution Statement thereto as an exhibit. Exchange Act Reports consisting of (i) a Monthly Distribution Statement shall be delivered within ten days after the related Distribution Date; (ii) a Special Event Report shall be delivered within ten days after the occurrence of event being reported or the date on which the Servicer has knowledge of the occurrence of such event, whichever is later;
(iii) a Summary Report shall be delivered within ten days after the last Business Day of the related calendar quarter or year, as applicable; and (iv) an Annual Compliance Report shall be delivered on or prior to March 15 of each calendar year. Electronic versions of each Exchange Act Report shall be delivered to the Trustee on a computer diskette (delivered by courier in packaging designed to shield such diskette from damage in transmission) or by means of electronic data transfer system mutually agreed upon by the Trustee and the Servicer or Special Servicer. Manually-signed copies of each Exchange Act Report shall be delivered to the Depositor to the attention of William Kramer (or such other Persons as are designated in writing by the Depositor), with a copy to the Trustee. The Trustee shall file each Exchange Act Report with the Commission by means of the EDGAR system no later than two Business Days after receipt thereof from the Servicer or Special Servicer, as applicable. Each Exchange Act Report shall be filed by the Trustee using the following information relating to the Trust Fund:

                 CIK Number:               [To be determined]
                 CCC Number:               [To be provided]
                 Exchange Act
                 Number:                   [To be determined]

         The Trustee shall (i) cause the submission header for each EDGAR filing to send a copy of each filing confirmation by electronic mail to the electronic mail address specified by the Depositor in writing or (ii) fax a copy of such confirmation to the Depositor, to the attention of William Kramer upon receipt.

         The Depositor shall (i) pay or reimburse the Trustee for any expenses (including attorney's fees and filing fees) incurred in connection with the preparation of any Exchange Act Report for filing by means of the EDGAR system and (ii) pay the Trustee a fee for processing each filing of an Exchange Act Report; the amount of such fee to be separately agreed by the Trustee and the Depositor.

         If information for any Exchange Act Report is incomplete by the date on which such report is required to be delivered to the Trustee hereunder, the Servicer or, with respect to any Annual Compliance Report relating to the Special Servicer, the Special Servicer shall prepare and execute a Form 12b-25 under the Exchange Act and shall deliver an electronic version of such form to the Trustee for filing electronically. The Trustee shall file such electronic version no later than the date on which the related Exchange Act Report was required to be filed under the Exchange Act. The Servicer or the Special Servicer, as applicable, shall deliver the related report in electronic form to the Trustee when such information is available and such completed report shall be filed electronically by the Trustee in the manner provided above. If the Trustee experiences unanticipated technical difficulties preventing the timely preparation and submission of any electronic filing of an Exchange Act Report, the Trustee shall file such Exchange Act Report, under cover of Form TH, in paper format no later than one Business Day after the date on which such Exchange Act Report was required to be filed under the Exchange Act and shall file the related Exchange Act Report as soon as reasonably practicable thereafter.

         None of the Servicer, the Special Servicer and the Trustee shall (i) file a Form ID with respect to the Depositor or (ii) cause the Trust Fund to stop filing reports, statements and information with the Commission pursuant to this Section unless directed to do so by the Depositor or the continued reporting is prohibited under the Exchange Act or any regulations thereunder. Upon the written request of the Depositor, the Servicer shall file a Form 15 with the Commission and send a copy thereof to the Trustee.

         The Trustee shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited pursuant to the Exchange Act.

         (b) The Servicer shall promptly prepare a report (each, a "Special Event Report") reporting (i) any notice from a Borrower or insurance company, or any knowledge otherwise obtained, regarding an upcoming voluntary or involuntary prepayment (including that resulting from a casualty or condemnation) or defeasance of all or part of the related Mortgage Loan (provided that a request by a Borrower or other Person for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan shall not, in and of itself, be deemed to be such notice); (ii) any imminent or actual default on a Mortgage Loan that results or which the Servicer, after consultation with the Special Servicer, reasonably believes is likely to result in the acceleration of the indebtedness due under such Mortgage Loan; (iii) the results of any property inspection which has revealed any material damage or deterioration or the presence of any environmental condition with respect to any Mortgaged Property; (iv) any notice from a Borrower, or any knowledge otherwise obtained, regarding any litigation involving such Borrower or any related Mortgaged Property which the Servicer reasonably believes is likely to have an adverse effect on the Mortgaged Property or the ability of such Borrower to pay the amounts due under the related Mortgage Loan; (v) any notice received from a Borrower, Manager or tenant of a Mortgaged Property, or any knowledge otherwise obtained, regarding the material default of such tenant under the terms of its lease or early termination by either the tenant or the Borrower of such lease, the bankruptcy of such tenant or its direct or indirect parent, or the loss of a license or permit relating to the Mortgaged Property;
(vi) any amendment, modification or waiver of a material provision of a Mortgage Loan; (vii) any event of which the Servicer has actual knowledge (other than an event covered by clause (i)) which would result in the release of any part of the Mortgaged Property; provided, however, that in the event that the Servicer after consulting with the Depositor and the Special Servicer determines in its good faith judgment that any of the preceding items will not materially affect the interests of the Certificateholders, the Servicer shall omit such item from the reporting obligation described above.

         The Special Servicer shall report to the Servicer any of the foregoing events within one Business Day of the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Mortgage Loans, the Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any other known event with respect to a Mortgage Loan or REO Property that the Servicer or the Special Servicer, respectively, determines would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

         (c) The Special Servicer shall collect all information available pursuant to the Mortgage Loans and shall furnish such information, without modification, interpretation or analysis (except that the Special Servicer will use its best efforts to isolate management fees and funded reserves from Borrower reported expenses, if necessary), to the Servicer on or prior to the fifteenth day of each month with respect to information relating to the prior month and in a form sufficient to permit the Servicer to fulfill its obligations in this Section. Once per applicable period, the Servicer shall prepare a Summary Report based on information provided to the Servicer by the Special Servicer. To the extent not inconsistent with the related Borrower's rights under the Mortgage Loan or applicable law, the Servicer shall deliver a copy of each Summary Report to each Rating Agency and the Trustee. None of the Servicer, the Special Servicer and the Trustee shall be responsible for the completeness or accuracy of such information provided by the Borrowers.

         (d) The Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed to the extent the Servicer deems such action to be necessary or appropriate), also make available any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any related Loan Documents related to a Mortgage Loan.

         (e) The Trustee shall deliver a copy of each Summary Report and Annual Compliance Statement to each Rating Agency and, upon request, to each Certificateholder and Beneficial Owner (provided that each Certificateholder and Beneficial Owner may only make one request per month and will be required to pay any expenses incurred by the Trustee in connection with the provision of such information).= The Trustee shall also deliver a copy of each Special Event Report to each Rating Agency, Certificateholder and, if known, Beneficial Owner within one Business Day of receipt. The Trustee shall deliver the foregoing information and reports regardless of whether the Trust Fund is still filing Exchange Act Reports. The Trustee shall also make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies) for review by the Depositor, the Rating Agencies, any Certificateholder, any Person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) this Agreement, (ii) all Monthly Distribution Statements, (iii) all Annual Compliance Reports, (iv) all Summary Reports and
(v) all Special Event Reports.

         The Servicer and the Special Servicer shall make available at its offices during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate the following items: (i) all financial statements, occupancy information, rent rolls, average daily room rates and similar information received by the Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer or the Special

Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Servicer or the Special Servicer, as applicable, or the Trustee, as applicable, upon request.

         (f) Notwithstanding the obligations of the Servicer set forth in the preceding provisions of this Section 3.22, the Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Servicer has determined that such withholding is appropriate.

         (g) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.

         SECTION 3.23.   Lock-Box Accounts, Cash Collateral Accounts, Escrow
                          Accounts and Reserve Accounts.

         The Servicer shall administer each Lock-Box Account, Cash Collateral Account, Escrow Account and Reserve Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

         SECTION 3.24.   Property Advances.

         (a) The Servicer (or, to the extent provided in Section 3.24(b), the Trustee or the Fiscal Agent or to the extent specifically provided for in this Agreement, the Special Servicer) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. For purposes of distributions to Certificateholders and compensation to the Servicer, Special Servicer or Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

         (b) The Servicer shall notify the Trustee and the Fiscal Agent, and the Special Servicer shall notify the Servicer, the Trustee and the Fiscal Agent, in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Servicer, and if the Servicer so fails, the Trustee), subject to the provisions of Section 3.24(c), shall pay the amount of such Property Advance in accordance with such information and instructions. If the Trustee fails to make any Property Advance required to be made under this Section 3.24, the Fiscal Agent, subject to the provisions of Section 3.24(c), shall make such Advance on the same day the Trustee was required to make such Property Advance and, thereby, the Trustee shall not be in default under this Agreement.

         (c) None of the Servicer, the Trustee, the Fiscal Agent or the Special Servicer shall be obligated to make a Property Advance as to any Mortgage Loan or REO Property if the Servicer, the Trustee, the Fiscal Agent or the Special Servicer, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent (or the Servicer with respect to a Property Advance required to be made by the Special Servicer) shall be entitled to rely, conclusively, on any determination by the Servicer or Special Servicer, as applicable, that a Property Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer hereunder.

         (d) The Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Property Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

         SECTION 3.25.   Appointment of Special Servicer.

         (a) AMRESCO Management, Inc. will act as the initial Special Servicer to service each Specially Serviced Mortgage Loan and perform the other obligations of the Special Servicer hereunder.

         (b) Certificateholders representing 51% of the Percentage Interests of the most subordinate Class of Certificates outstanding at any time shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such appointment, in and of itself, would not have caused a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. If there is a Special Servicer Event of Default the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02.

         (c) The appointment of any such successor Special Servicer, shall not relieve the Servicer, the Trustee or the Fiscal Agent of their respective obligations to make Advances as set forth herein; provided, however, the Servicer shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination of the Servicer as Special Servicer or in the event of a termination for breach of this Agreement) shall be paid by the Certificateholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

         (d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Servicer and Trustee, as evidenced in writing, and the Trustee has received written confirmation from each Rating Agency that such appointment would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on any Certificates. Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(a), with the necessary changes in points of detail as are necessary, as to names, offices and the like.

         SECTION 3.26. Transfer of Servicing Between Servicer and Special Servicer; Record Keeping.

         (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Servicer shall immediately give notice thereof, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Servicer. The Servicer and Special Servicer may agree that, notwithstanding the preceding sentence, with respect to each Mortgage Loan that became a Specially Serviced Mortgage Loan, the Servicer shall instruct the related Borrower to remit all payments in respect of such Mortgage Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Servicer. The Special Servicer shall remit to the Servicer any such payments received by it pursuant to the preceding sentence within one Business Day of receipt. The Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Borrower.

         Upon determining that no event has occurred and is continuing with respect to a Mortgage Loan that causes such Mortgage Loan to be a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Servicer, and upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the last sentence of the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Borrower to remit all payments in respect of such Mortgage Loan directly to the Servicer.

         (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

         (c) Not later than the Business Day preceding each date on which the Servicer is required to furnish a report under Section 3.13(a) to the Trustee, the Special Servicer shall deliver to the Trustee, with a copy to the Servicer, a written statement describing, on a Mortgage Loan by Mortgage Loan basis, (i) the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Mortgage Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the REO Property relating to each applicable Specially Serviced Mortgage Loan, in each case in accordance with Section 3.17 and (ii) such additional information relating to the Specially Serviced Mortgage Loans as the Servicer or Trustee reasonably requests to enable it to perform its duties under this Agreement.

         (d)     Notwithstanding the provisions of the preceding subsection
(c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.

         (e) The Servicer shall furnish to the Special Servicer a current copy of any "watch list" that it maintains with respect to the Mortgage Loans.

         SECTION 3.27.   Interest Reserve Account.

         (a) On each Servicer Remittance Date relating to any Interest Accrual Period commencing in any January and on any Servicer Remittance Date relating to any Interest Accrual Period commencing in any December which occurs in a year immediately preceding a year which is not a leap year, the Servicer shall remit to the Trustee, in respect of the Interest Reserve Loan, for deposit into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loan as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts").

         (b) On each Servicer Remittance Date occurring in March (other than March, 1996), the Servicer shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and December, if any, and deposit such amount into the Distribution Account.

         SECTION 3.28. Limitations on and Authorizations of the Servicer and Special Servicer with Respect to Certain Mortgage Loans.

         (a) Prior to taking any action with respect to a Mortgage Loan secured by Mortgaged Properties located in a "one-action" state, the Servicer or Special Servicer, as applicable, shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund.

         (b) With respect to any Mortgage Loan which permits the related Borrower, with the consent or grant of a waiver by mortgagee, to incur additional indebtedness or to amend or modify the related Borrower's organizational documents, then the Special Servicer may only consent to either such action, or grant a waiver with respect thereto, if the Special Servicer determines that such consent or waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage Rate) than would not consenting to such action and the Special Servicer first obtains written confirmation from at least one Rating Agency that such consent or grant of a waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. The Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action.

         (c) With respect to the Mortgage Loans that require the related Borrower to pay Rating Agency monitoring or review fees, the Servicer shall enforce the obligation of the related Borrowers to pay Rating Agency monitoring or review fees and shall remit such fees from the related Cash Collateral Account for payment of such fees to the applicable Rating Agencies. The Servicer shall receive bills from the Rating Agencies for monitoring, review and surveillance of the Certificates and the Mortgage on behalf of ______________________ and shall promptly notify and send such bills to
__________________________, Attention ______________________________________
will notify each Rating Agency to bill ___________________________ for such services and to send such bills to the Servicer ____________________________ will pay such portion of the bill not paid from funds provided by the applicable Borrowers (as described in this section (c)) and the

Servicer shall notify ___________________________, of the portion of the bill that it has paid from funds collected from such Borrowers.

         (d) With respect to each Mortgage Loan listed on Exhibit L, the Servicer shall require the related Borrower to fund the related Escrow Account for replacement reserves in the amounts specified on Exhibit L.

         (e) With respect to all Mortgage Loans that provide that the holder of the related Note may apply the monthly payment against principal, interest and any other sums due in the order as the holder shall determine, the Servicer shall apply such Monthly Payment to interest (other than Excess Interest or Default Interest) under the related Mortgage Loan prior to application to principal or any other sums due.

         (f) With respect to the Mortgage Loans that have Anticipated Repayment Dates, the Servicer (including the Servicer in its capacity as a Certificateholder, if applicable), shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the maturity date of the related Mortgage Loan.

         (g) To the extent not inconsistent with the related Mortgage Loan, the Servicer shall not consent to a change of franchise affiliation with respect to a Mortgaged Property unless it obtains written confirmation from Fitch and Moody's that such consent would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

         (h) With respect to any Mortgage Loan secured by a senior housing/healthcare facility, the Special Servicer shall hire a consultant which is experienced in the operation of such facilities in the event that such Mortgage Loan becomes a Specially Serviced Mortgaged Loan.

         (i) With respect to the Mortgage Loans that have Anticipated Repayment Dates, the Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related Borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered. The Servicer will have no liability to the Trust Fund, the Certificateholders or any other person so long as such determination is based on such criteria. Other than pursuant to Section 3.30, the Special Servicer shall have no right to waive the payment of Excess Interest under the circumstances described in this Section 3.28(i).

         (j) With respect to the Mortgage Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and
(B) have provisions which enable the Servicer to continue to require the related Borrower to maintain earthquake insurance, the Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the

Mortgage Loan and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonably rates.

         (k) The Servicer shall send written notice to each Borrower and the related Manager and clearing bank that, if applicable, the Servicer and/or the Trustee has been appointed as the "Designee" of the "Lender" under any related Lock-Box Agreement.

         (l)     Reserved.

         (m)     Reserved.

         (n) For any Specially Serviced Mortgage Loan and with respect to which, under the terms of the related Loan Documents, the mortgagee may, in its discretion, apply Insurance Proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Lock-out Period, the Special Servicer may only make such a prepayment if the Special Servicer has first received (i) the prior written consent of the Servicer (which consent will be given or withheld in accordance with the Servicing Standard) or (ii) the affirmative vote in favor of such prepayment from 66 2/3% of the Voting Rights of all Certificateholders or 66 2/3% of the Voting Rights of all Certificateholders responding within 20 Business Days of being given notice by the Trustee of such proposed action. Upon the written request of the Special Servicer, the Trustee shall forward Certificateholders any request of the Special Servicer for the vote of the Certificateholders pursuant to this Section.

         (o) If any Mortgage Loan provides that the "Lender" with respect thereto is required to purchase U.S. government obligations on behalf of the related Borrower in connection with any defeasance of the related Note, the Servicer shall purchase such obligations and effectuate such defeasance, at the Borrower's expense, in accordance with the provisions of the related Loan Documents, consistent with the Servicing Standard.

         (p)     Reserved.

         (q)     Reserved.

         SECTION 3.29.    Residual Trigger Date.

         The Servicer shall give prompt written notice to __________________ of each release of a Mortgaged Property pursuant to defeasance with U.S. government obligations pursuant to the terms of the related Mortgage Loan and the percentage of the aggregate then outstanding principal balance of the Mortgage Loans that is secured by U.S. government obligations after giving effect to such release. Upon the occurrence of the Residual Trigger Date, the Servicer shall give prompt written notice thereof to the Trustee, the Depositor and ___________________________. Notice to __________________________ shall be sent to:

                          --------------------------

                          --------------------------

                          --------------------------

                          --------------------------

         SECTION 3.30.   Modification, Waiver, Amendment and Consents.

         (a) The Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of any Mortgage Loan, subject, however, to each of the following limitations, conditions and restrictions:

                 (i) the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any action with respect to, any Mortgage Loan, if such modification, waiver or amendment relates to any payment term thereof, the release of the related Borrower from any material term thereunder or the release or substitution of collateral therefor except in accordance with clause (b) or (c) of this Section 3.30; and

                 (ii) the Special Servicer shall not consent to the modification of any term of a Mortgage Loan pursuant to this clause (a), or otherwise alter, delete or add, in whole or in part, any legal right or obligation of the related Borrower or the Trustee, as holder of the related Mortgage Loan, unless such modification would not be a "significant modification" as such term is defined in Code Section 1001 and applicable Treasury Regulations thereunder or Treasury Regulations Section 1.860G-2(b)(3).

         (b) The Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, and/or add collateral for, any Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Certificates then outstanding determined as provided below, subject, however, to each of the following limitations, conditions and restrictions:

                 (i) a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders will be done at the related Mortgage Rate), than would liquidation;

                 (ii) the Special Servicer shall not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan except as provided for below;

                 (iii) no reduction of any scheduled monthly payment of principal and/or interest on any Specially Serviced Mortgage Loan may result in a debt service coverage ratio for such Mortgage Loan of greater than 1.10 to 1, and the Special Servicer may only agree to reductions lasting a period of no more than twelve consecutive months and, in the aggregate, no more than three consecutive reductions of twelve-months or less each;

                 (iv) the Special Servicer shall not release or substitute collateral or release mortgagors or guarantors except as provided in clause (v) below;

                 (v) the Special Servicer may only allow a substitution of collateral and the assumption of a Borrower's obligations with respect to a Mortgage Loan in accordance with the terms thereof and the provisions of
Section 3.09 hereof;

                 (vi) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Principal Balance of the most subordinate Class of Certificates then outstanding (as determined as provided below) minus the aggregate of the greater of (A) any Appraisal Reduction Amounts and (B) Delinquency Reduction Amounts of each Mortgage Loan that, in each case, have not resulted in a Realized Loss;

                 (vii) the Special Servicer shall not permit any Borrower to add any collateral unless (A) the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an Independent Person who regularly conducts environmental assessments, at the expense of the Borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) the Special Servicer has received an Opinion of Counsel at the expense of the Special Servicer or the Borrower (unless the Special Servicer owns the most subordinate Class of Certificates in which case, at the expense of the Trust Fund), to the effect that the addition of such collateral will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the Trust Fund under the REMIC Provisions; and

                 (viii) the Special Servicer may waive or reduce a Lock-out Period or any Prepayment Premiums only if the commencement of a foreclosure proceeding with respect to the related Mortgage Loan is imminent and the Special Servicer first receives written notification from the Servicer that such action in the opinion of the Servicer, consistent with the Servicing Standard and based solely upon information furnished by the Special Servicer without independent investigation of the Servicer thereof, is more likely to result in a greater recovery, on a present value basis, than would a foreclosure.

         Notwithstanding the foregoing, the Special Servicer shall not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if in its reasonable and good faith judgment such opposition would not (i) ultimately prevent the confirmation of such plan or one substantially similar and (ii) produce a greater recovery to Certificateholders on a present value basis.

         For purposes of determining the amount of principal which the Special Servicer may forgive pursuant to clause (vi) above, the most subordinate Class shall include the next subordinate Class

(determined as provided in the preceding sentence) provided that Certificateholders evidencing 100% of the Percentage Interests of such Class consent to such forgiveness.

         (c) Following a default by a Borrower in the payment of a Balloon Payment on the related Maturity Date, or if the Special Servicer reasonably determines that a default with respect to such Balloon Loan is imminent the Special Servicer may elect to grant a one-year extension of such Balloon Loan; provided that the Special Servicer may only extend such Balloon Loan if (i) immediately prior to the default on the Balloon Payment the related Borrower had made twelve consecutive Monthly Payments on or prior to their Due Dates,
(ii) the Special Servicer determines in its reasonable judgment that such Borrower has attempted in good faith to refinance such Balloon Loan or Mortgaged Property, (iii) the Special Servicer determines that (A) extension of such Balloon Loan is consistent with the Servicing Standard and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iv) such extension requires that all cash flow on all related Mortgaged Property or Properties in excess of amounts required to operate and maintain such Mortgaged Property or Properties be applied to payments of principal and interest on such Balloon Loan and (v) the Special Servicer terminates the related Manager unless the Special Servicer determines that retaining such Manager is conducive to maintaining the value of the Mortgaged Properties.

         The Special Servicer may, consistent with the Servicing Standard, grant subsequent one-year extensions of such Balloon Loan if (i) the related Borrower has made twelve consecutive Monthly Payments in an amount equal to or greater than the Minimum Defaulted Monthly Payments, (ii) the requirements set forth in clauses (ii) - (iv) of the preceding paragraph are satisfied. If the related Borrower fails to make a timely Minimum Defaulted Monthly Payment more than once during any two year period after an extension of a Balloon Loan, no further extensions will be granted.

         Any extension of a Balloon Loan pursuant to this Section will require monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payment.

         (d) The Special Servicer may be given revocable instructions ("Instructions") (with a copy to the Servicer) to extend a Specially Serviced Mortgage Loan that has defaulted on a Balloon Payment (which extension shall be conditioned on the requirements of clauses (ii)-(iv) of Section 3.30(c) above except that such Instructions shall not be subject to the rejection of the other Certificateholders and the related Borrower will not be required to have made twelve consecutive Monthly Payments on or prior to the Due Date) by the Holders of Certificates representing greater than 50% of the Voting Rights of the most subordinate Class or Classes of Certificates then outstanding representing a minimum of 2.5% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of its initial Certificate Balance, the holders of such Class together with the Holders of the next most subordinate Class) (the "Directing Holders") under the following circumstance:

                 (i) If the Special Servicer has determined to commence foreclosure or acquisition proceedings, the Special Servicer shall notify the Trustee (and the Trustee hereby agrees to notify Directing Holders ), the Depositor and the Servicer of its proposed action;

                 (ii) If the Special Servicer receives contrary Instructions from the Directing Holders within seven days after notice was given to the Directing Holders (and the Trustee hereby agrees to forward to the Special Servicer promptly any Instructions provided by the Directing Holders), the Special Servicer will delay such proceedings, and the procedures described below shall apply to the servicing of such Mortgage Loan; and

                 (iii) In the event that the Special Servicer does not receive such Instructions within such seven-day period, the Special Servicer may proceed in connection with the foreclosure or acquisition in a manner consistent with the Servicing Standard.

         If the Directing Holders revoke their Instructions to extend the Mortgage Loan, the Special Servicer shall service the Mortgage Loan without regard to such original Instructions; provided, however, that the Directing Holders shall be required to maintain the Collateral Account in accordance with this Section 3.30 unless and until the Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated; and provided, further, that any such foreclosure shall be subject to the provisions of Section 3.10.

         (e) If the Special Servicer receives Instructions and the Servicer has not otherwise been required to obtain an Updated Appraisal as described in
Section 3.10 above within the preceding twelve month period, the Special Servicer shall as soon as reasonably practicable obtain an Updated Appraisal of the Mortgaged Property (the cost of which shall be a Property Advance), in order to determine the fair market value of such Mortgaged Property, after accounting for the estimated liquidation and carrying costs (the "Fair Market Value" of such Mortgaged Property). Within two Business Days after the Special Servicer's receipt of Instructions, the Servicer shall establish a segregated account (the "Collateral Account") and the Directing Holders shall deposit therein (at the Servicer's request), in proportion to their respective Percentage Interests, an amount equal to the lesser of (i) 125% of the Fair Market Value of the related Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan plus unreimbursed Advances (with interest thereon at the Advance Rate) and unpaid accrued interest (the "Deposit"). If no Updated Appraisal has yet been obtained, the amount of the Deposit will be determined based on the Servicer's estimate of the Fair Market Value of the Mortgaged Property, in which case, upon the Servicer's receipt of such Updated Appraisal, the Servicer shall remit any excess deposit to the Directing Holders, or the Directing Holders will deposit in the Collateral Account any shortfall, as the case may be. In the event that the Directing Holders do not make the required deposit within two Business Days following the Special Servicer's receipt of Instructions, the Special Servicer shall act in accordance with the Servicing Standard without regard to such Instructions.
The Directing Holders shall be deemed to have granted to the Servicer for the benefit of Certificateholders a first priority security interest in the Collateral Account, as security for the obligations of the Directing Holders.

         If the Special Servicer is acting pursuant to Instructions, the Servicer shall withdraw from the Collateral Account and deposit into the Collection Account on or prior to the Business Day preceding each Servicer Remittance Date an amount equal to the sum of (i) the Minimum Defaulted Monthly Payment on the related Balloon Loan and (ii) any Property Protection Expenses or any expenses incurred to protect and preserve the security for a Mortgage Loan or taxes and assessments or insurance premiums (without regard to a non-recoverability determination), and the Directing Holders shall, upon request therefor by the Servicer, deposit from their own funds into the Collateral

Account the amount of such P&I Advance or Property Advance. Such withdrawals shall be reimbursed, with interest, at the Advance Rate (but in no event greater than the Default Rate on the related Mortgage Loan), and shall be recoverable only from funds recovered from the related Mortgage Loan (whether pursuant to liquidation or the Mortgage Loan being brought current) but only after such funds have been applied to the purposes set forth in Section 3.06(i)-(x). If the Directing Holders fail to make such deposit within one (1) Business Day after receipt of the Servicer's request, the Special Servicer shall no longer be required to follow such Instructions and shall specially service such Mortgage Loan as though no Instructions had been given; provided, however, that the Directing Holders shall be required to maintain the Collateral Account in accordance with the requirements of this Section 3.30 unless and until the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. The Servicer shall invest amounts on deposit in the Collateral Account in Permitted Investments upon direction by the Directing Holders. Directing Holders shall be entitled to reinvestment income as received, and will reimburse the Collateral Account for any losses incurred. Any Collateral Account established hereunder will be an "outside reserve fund" beneficially owned by the related Directing Holders for federal income tax purposes, and any amounts paid or reimbursed from the Upper-Tier REMIC or Lower-Tier REMIC to the Collateral Account will be treated as paid to the Directing Holders as beneficial owners.

         (f) If a Balloon Loan or the related Mortgaged Property which is subject to Instructions is liquidated or disposed of all Net Liquidation Proceeds shall be deposited in the Collection Account and the Servicer shall withdraw from the Collateral Account, and deposit into the Collection Account as additional Liquidation Proceeds for distribution to Certificateholders the lesser of (a) the amount by which 125% of the Fair Market Value (determined at the time of the Deposit) (plus accrued and unpaid interest, accumulated carrying costs and conveyance expenses) exceeds the net sales proceeds, and (b) the amount by which the outstanding principal balance of the related Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest exceeds the net sales proceeds, provided that in no event shall such additional Liquidation Proceeds exceed the unpaid principal balance, accrued and unpaid interest (including Default Interest), unpaid Advances made by the Servicer, Special Servicer, Trustee or Fiscal Agent and interest thereon, and any expenses paid by the Trust Fund with respect to such Mortgage Loan.

         If the amount realized upon disposition of the Mortgage Loan or Mortgaged Property exceeds 125% of the Fair Market Value, the Servicer shall deposit the excess in the Collection Account to the extent not required by applicable law to be paid to the related Borrower. If the Mortgage Loan has not been sold, liquidated or disposed of on or before the third anniversary of the Instructions (or such earlier date so that the Trust Fund owns the Mortgaged Property for no longer than the period permitted by Section 3.17(a)), the Directing Holders shall immediately purchase the Mortgage Loan for a purchase price equal to Fair Market Value (determined at the time of the Deposit) plus accrued and unpaid interest, accumulated carrying costs and conveyance expenses and, in connection therewith, amounts then on deposit in the Collateral Account shall be applied first in payment of such purchase
price.   For purposes of this paragraph, if the Updated Appraisal is dated more than twelve months prior to the date on which such purchase is to occur, then the Servicer shall obtain an Updated Appraisal upon which the calculation of Fair Market Value shall be based and the term "Fair Market Value" for purposes of the purchase price and the first paragraph of this section (d) shall be the greater of (i) the Fair Market Value calculated at the time the Instructions were first given and (ii) the Fair Market Value calculated in connection with the referenced Updated Appraisal, provided that in no event shall such price exceed the unpaid principal balance, accrued interest (including Default Interest), unpaid Advances made by the Servicer, Special Servicer, Trustee or Fiscal Agent, and interest thereon and expenses paid by the Trust Fund with respect to such Mortgage Loan.

         If at any time following the establishment of a Collateral Account and prior to the disposition of the Specially Serviced Mortgage Loan or Mortgaged Property, the Mortgaged Property suffers a hazard loss that results in the Mortgaged Property not being rebuilt and payments to the Trustee are made under the related hazard insurance policy, the Servicer shall pay all amounts on deposit in the Collateral Account to the Directing Holders. In addition, after amounts required to be deposited in the Collection Account as set forth above have been withdrawn from the Collateral Account following foreclosure, liquidation, disposition, purchase by Directing Holders, or if the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months, any remaining amounts in the Collateral Account shall be released to the Directing Holders.

         (g) Until the disposition of the Specially Serviced Mortgage Loan or Mortgaged Property as to which Directing Holders have provided Instructions or the cure of such default, no P&I Advances shall be made in respect of amounts otherwise distributable to the Class of the Directing Holders in respect of such Mortgage Loan. The Trustee shall notify the Servicer at least five Business Days prior to the Servicer Remittance Date of the amount of distributions to be made to the Directing Holders on the related Distribution Date.

         (h) The Special Servicer shall provide copies of any modifications or extensions to each Rating Agency. All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.30 shall be in writing. The Special Servicer shall notify the Servicer and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.30, prior to the effective date thereof and the date as of which the related modification, waiver or amendment is to take effect, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the Servicer) an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to the clause (a) or (b)(i) above, the Special Servicer shall deliver to the Trustee (with a copy to the Servicer) an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (a) or (b)(i) above.

         (i) If a modification, waiver or amendment results, in and of itself, in the withdrawal, downgrade or qualification of any of the then-current ratings assigned to any Class of Certificates (not including the Class of Certificates, if any, that consented to such actions), then the Special Servicer shall be terminated and shall be replaced pursuant to Section 7.02.

         (j) Any payment of interest which is deferred as described herein shall not, for purposes, including, without limitation, of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

         (k) Except as otherwise specifically provided for herein, (i) the Special Servicer shall not modify any payment term of any Mortgage Loan, consent to the release or substitution of any collateral for such Mortgage Loan or otherwise alter, delete or add, in whole or in part, any legal right or obligation of the Borrower or the Trustee as holder of such Mortgage Loan, unless such modification would not be a "significant modification" as such term is defined in Code Section 1001 and applicable Treasury Regulations thereunder or Treasury Regulations Section 1.860G-2(b)(3) and (ii) the Servicer shall not be entitled or required to modify, amend or extend any provision of any Mortgage Loan.

                                  ARTICLE IV.

                      DISTRIBUTIONS TO CERTIFICATEHOLDERS

         SECTION 4.01.    Distributions.

         (a) On each Distribution Date, to the extent of Available Funds, amounts held in the Distribution Account shall be withdrawn and paid in the following amounts:

                 (i) First, pro rata, from Available Funds in respect of interest:

                          (A) to the Class _______ Interest, up to an amount equal to interest for the related Interest Accrual Period at the Class _____A Pass-Through Rate on the Certificate Balance of the Class ______L Interest;

                          (B)     [Describe remaining distributions]

                 (ii) Second, pro rata, from Available Funds in respect of interest:

                          (A) to the Class ______ Interest, up to an amount equal to the aggregate unpaid Interest Shortfalls in respect of clause
         (i)(A) previously allocated thereto in respect of the Certificate Balance of the Class _______ Interest;

                  (B)     [Described remaining distributions]

                 (iii) Third, prior to the Cross-over Date, to the Class _____ Interest, in reduction of the Certificate Balance thereof, an amount up to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

                 (iv) Fourth, prior to the Cross-over Date and after the Certificate Balance of the Class ______ Interest has been reduced to zero, to the Class _____ Interest, in reduction of the Certificate Balance thereof, the Principal Distribution Amount less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

                 (v) Fifth, [describe additional distributions] to the Class LR Certificates, but only to the extent of Available Funds remaining in the Distribution Account.

         All references to "pro rata" in each of the preceding clauses in respect of interest or Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clause. All references to "pro rata" in the preceding clauses in respect of distribution of principal other than for unreimbursed Realized Losses shall mean pro rata based upon the respective Certificate Balances of the Lower-Tier Regular Interests receiving distributions pursuant to such clause. All references to "pro rata" of the preceding clauses in respect of unreimbursed Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses in respect of such clauses.

         (b) On each Distribution Date, amounts distributed to the Lower-Tier Regular Interests pursuant to Section 4.01(a) shall be deposited in the Upper-Tier Distribution Account.

         On each Distribution Date, Holders of each Class of Certificates (other than the Class LR Certificates) shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest and principal in the amounts and in the order of priority set forth below, to the extent corresponding amounts of interest and principal were distributed pursuant to Section 4.01(a):

                 (i)      [Describe]

                 (ii) _____________, to the Class R Certificates, but only to the extent of funds, if any, remaining in the Upper-Tier Distribution Account.

         On each Distribution Date, amounts received on a Mortgage Loan that represent Subordinate Class Advance Recoveries shall be allocated by the Trustee to the Class of Certificates and the Related Lower-Tier Regular Interest that advanced the related Subordinate Class Advance Amount in respect of the distributions to which such Class of Certificates and Related Lower-Tier Regular Interest were entitled on the Distribution Date on which such distributions were reduced by such Subordinate Class Advance Amount. Amounts allocated with respect to interest shall be applied, first, to any related unpaid Interest Shortfalls or Class Interest Shortfalls. On each Distribution Date, the Paying Agent shall distribute Subordinate Class Advance Recoveries allocated to the related Class of Certificates and Related Lower-Tier Regular Interest pursuant to this paragraph to such Class and Related Lower-Tier Regular Interest.

         All references to pro rata in the preceding clauses with respect to interest and Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distribution of principal other than for unreimbursed Realized Losses shall mean pro rata based on Certificate Balance and with respect to distributions with respect to unreimbursed Realizes Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

         (c) (i) On each Distribution Date, following the distribution from the Distribution Account in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(c)(ii), the Paying Agent shall make distributions of Prepayment Premiums with respect to any Principal Prepayments received in the related Collection Period from amounts deposited in the Upper-Tier Distribution Account pursuant to Section 3.05(c) in the following amounts and order of priority, with respect to the Certificates of each Class in each case to the extent remaining amounts of Prepayment Premiums are available therefor:

                 (I)      [List and describe]

         In all clauses above, Prepayment Premiums will only be distributed on a Distribution Date (i) if the respective Certificate Balance or Notional Balance of the related Class or Classes is greater than zero on the last business day of the Interest Accrual Period preceding such Distribution Date and (ii) if the amount computed pursuant to the related clause above is greater than zero. Any Prepayment Premiums remaining following the distributions described in the preceding clauses (I) through (V) shall be distributed to holders of the Class _____ Certificates regardless of whether the Certificate Balance thereof has been reduced to zero.

         Notwithstanding the foregoing, Prepayment Premiums shall be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

                 (ii)     [Reserved.]

         (d) (i) On each Distribution Date, Net Default Interest for such Distribution Date shall be distributed to the Class V-1 Certificates.

                 (ii) On any applicable Distribution Date, Excess Interest for such Distribution Date shall be distributed to the Class V-2 Certificates.

         (e) The Certificate Balances of the Lower-Tier Regular Interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Losses with respect to such date. Any such write-offs will be applied to the Lower-Tier Regular Interests: first, to the Class _____ and Class _____ Interests, pro rata, based on their respective Certificate Balances; second to the Class _____ Interest; third, to the Class _____ Interest; fourth, to the Class _____ Interest, fifth, to the _____ Interest; sixth, to the Class _____ Interest; seventh, to the Class _____ Interest; eighth, to the Class _____ Interest; ninth, to the Class _____ Interest; and tenth, to the Class _____, Class _____ and Class _____ Interests, pro rata, based on their respective Balances.

         Realized Losses applied to each Class of Lower-Tier Regular Interests will be allocated to reduce the Certificate Balance of the Related Certificates (and correspondingly, to reduce the Component Balances of the related components).

         (f) All amounts distributable to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first Class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder holds Certificates with an aggregate initial

Certificate Balance in excess of $5,000,000, and shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the ______________________ that is specified in the notice to Certificateholders of such final distribution.

         (g) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Trustee shall, no later than the fifteenth day of the month in the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

                 (A) the Trustee reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                 (B) if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, however, that the Class V-1, Class V-2, Class R and Class LR Certificates shall remain outstanding until there is no other Class of Certificates or Lower-Tier Regular Interests outstanding.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders.
If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee.

         (h) Notwithstanding any provision in this Agreement to the contrary, the aggregate amount distributable to each Class pursuant to this
Section 4.01 shall be reduced by the aggregate amount paid to any Person pursuant to Section 6.03 or Section 8.05(b) and (d), such reduction to be allocated among such Classes pro rata, based upon the respective amounts so distributable without taking into account the provision of this Section 4.01(h). Such reduction of amounts otherwise distributable to a Class shall be allocated first in respect of interest and second in respect of principal. For purposes of determining Interest Shortfalls and Certificate Balances, the amount of any such reduction so allocated to a Class shall be deemed to have been distributed to such Class.

         (i) The Component Balance of the Strip Components (other than the Class _____ Strip Component, the Class _____ Strip Component and the Class _____ Strip Component) shall be reduced on any Distribution Date after the Certificate Balances of the Class _____, Class _____, Class _____, Class _____ and Class _____ Certificates have been reduced to zero to the extent of any Delinquency Reduction Amounts or Appraisal Reduction Amounts with respect to such Distribution Date; provided that (I) if a Delinquency and an Appraisal Reduction Event occur on the same Distribution Date with respect to the same Mortgage Loan, the reduction will equal the greater of the related Delinquency Reduction Amount and the Appraisal Reduction Amount, (ii) for any Distribution Date, the aggregate of the Delinquency Reduction Amounts may not exceed the Component Balance of the most junior Strip Component then outstanding and (iii) except as described in clause (i), on any Distribution Date, Appraisal Reduction Amounts will be allocated to the applicable Component Balances prior to Delinquency Reduction Amounts. On any Distribution Date after the respective Certificate Balances of the Class _____, Class _____, Class _____, Class _____ and Class _____ Certificates have been reduced to zero, any such reductions shall be applied to the Strip Components in the following order, until each is reduced to zero: first, to the Class _____ Strip Component, second, to the Class _____ Strip Component, third, to the Class _____ Strip Component, fourth, to the Class _____ Strip Component, and fifth, to the Class _____D Strip Component. The Notional Balance of the Class _____Certificates shall be reduced to reflect reductions in the Component Balances of the Class _____ Strip Component, Class _____ Strip Component, Class _____ Strip Component, Class _____ Strip Component and Class _____ Strip Component resulting from Delinquency Reduction Amounts and Appraisal Reduction Amounts. Any reduction of the Component Balance of a Strip Component as a result of any Delinquency or Appraisal Reduction Event shall be reversed to the extent there is a recovery of any or all of the Delinquency Amounts or a Realized Loss (which results in the reduction of the Certificate Balance of the related Class and therefore the reduction of the Component Balance of such Strip Component). Additionally, a reversal or additional reduction shall occur to the extent that the Servicer's Appraisal Estimate is less than or greater than the Appraisal Reduction as adjusted to take into account a subsequent independent MAI Appraisal. For purposes of calculating Interest Accrual Amounts, any such reversal or additional reductions made on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period.

         SECTION 4.02. Statements to Certificateholders; Available Information; Information Furnished to Financial Market Publisher.

         (a) On each Distribution Date, the Trustee shall, based on information provided by the Servicer or provided by the Special Servicer to the Servicer (with respect to a Specially Serviced Mortgage Loan or the servicing responsibilities of the Special Servicer set forth herein) and subject to receipt thereof, prepare and forward by mail to each Holder of a Certificate, with copies to the Depositor, the Paying Agent, the Special Servicer, the Servicer, the Rating Agencies and up to three market reporting services designated by the Depositor, a statement as to such distribution setting forth for each Class, as applicable:

                 (i) The Principal Distribution Amount and the amount of Available Funds allocable to principal included therein;

                 (ii) The Class Interest Distribution Amount distributable on such Class and any related Strip Component and the amount of Available Funds allocable thereto, together with any Class Interest Shortfall allocable to such Class and any related Strip Component;

                 (iii) The amount of any P&I Advances by the Servicer, the Trustee or the Fiscal Agent included in the amounts distributed to Certificateholders not reimbursed since the last Distribution Date;

                 (iv) The Certificate Balance or Notional Balance, as applicable, of each Class or Strip Component after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on such Distribution Date;

                 (v) Realized Losses (for such month and on a cumulative basis) and their allocation to the Certificate Balance of any Class of Certificates;

                 (vi) The Stated Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

                 (vii) The number and aggregate principal balance of Mortgage Loans (and the identity of each related Borrower) (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) as to which foreclosure proceedings have been commenced and (E) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Collection Period, the amount of the P&I Advance made on such Distribution Date, the aggregate amount of Property Advances theretofore made that remain unreimbursed and the aggregate amount of P&I Advances theretofore made that remain unreimbursed;

                 (viii) With respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the principal balance and appraised value (based on the most recent Updated Appraisal) of such Mortgage Loan as of the date it became an REO Mortgage Loan;

                 (ix)     As of the Due Date preceding such Distribution Date
(A) for any REO Property sold during the related Collection Period, the date on which the Special Servicer determined that a Final Recovery Determination was made and the amount of the proceeds of such sale deposited into the Collection Account and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

                 (x) The appraised value as determined by the most recent Updated Appraisal (or annual letter update thereof) of any REO Property;

                 (xi) The amount of the Servicing Fee, Trustee Fee and Special Servicing Compensation paid with respect to such Distribution Date, and the amount of the additional servicing compensation described in Section 3.12(a) that was received during the related Collection Period;

                 (xii) (A) The amount of Prepayment Premiums, if any, received during the related Collection Period, (B) the amount of Default Interest received during the related Collection Period and the Net Default Interest for such Distribution Date and (C) the amount of Excess Interest, if any, received during the related Collection Period;

                 (xiii) The outstanding principal balance and repurchase price of any Mortgage Loan purchased or repurchased pursuant to Sections 2.03(d), 2.03(e), 3.18 or 9.01(c);

                 (xiv) The amount of Prepayment Interest Shortfalls with respect to such Distribution Date; and

                 (xv) The account balance contained in the Reserve Accounts as of the related Due Date relating to the preceding Distribution Date for each Mortgage Loan.

         In the case of information furnished pursuant to subclauses (i), (ii),
(iii), (iv), (v) and (xiii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and for each Class of Certificates with a denomination of $1,000 initial Certificate Balance.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate (except for a Class R or Class LR Certificate) a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

         On each Distribution Date, the Trustee shall forward to each Holder of a Class R or Class LR Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Class R or Class LR Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

         (b) On or within two Business Days following each Distribution Date, the Trustee shall prepare and furnish to the Financial Market Publisher and the Underwriter, using the format and media mutually agreed upon by the Trustee, the Financial Market Publisher and the Underwriter, the following information regarding each Mortgage Loan and any other information reasonably requested by the Underwriter and available to the Trustee:

                 (i)      the Loan Number;

                 (ii)     each related Mortgage Rate; and

                 (iii)    the principal balance as of such Distribution Date.

         The Trustee shall only be obligated to deliver the statements, reports and information contemplated by Section 4.02(a) and 4.02(b) to the extent it receives the necessary underlying information from the Servicer or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

         SECTION 4.03.    Compliance with Withholding Requirements.

         Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

         SECTION 4.04.    REMIC Compliance.

         (a) The parties intend that each of the Upper-Tier REMIC and the Lower-Tier REMIC shall constitute, and that the affairs of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of the Upper-Tier REMIC and the Lower-Tier REMIC and shall on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC: (i) prepare, sign and file, or cause to be prepared and filed, all required Tax Returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC, using a calendar year as the taxable year for each of the Upper-Tier REMIC and the Lower-Tier REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this
Section 4.05(a) is then required by the REMIC Provisions in order to maintain the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of the Upper-Tier REMIC and the Lower-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Servicer, the Special Servicer or the Trustee and necessary to make such filing); and (vi) maintain such records relating to each of the Upper-Tier REMIC and the Lower-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis. The Holder of the largest Percentage Interest in the Class R or Class LR Certificates shall be the tax matters person of the Upper-Tier REMIC or the Lower-Tier REMIC, respectively, pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of the Upper-Tier REMIC and Lower-Tier REMIC, and each Holder of a Percentage Interest in the Class

R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund. The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on the Upper-Tier REMIC or the Lower-Tier REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor, the Servicer or the Special Servicer which does not enable the Trustee to comply with any of clauses (i) through (vi) of the fifth preceding sentence or which results in any action contemplated by clauses (i) or (ii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject the Upper-Tier REMIC or Lower-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (C) cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). None of the Servicer, the Special Servicer and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences) for any failure by the Trustee to comply with the provisions of this Section 4.04. The Depositor, the Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 4.04.

         (b) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans in the aggregate will prepay in accordance with the Prepayment Assumption; (ii) none of the Servicer, the Depositor and the Class LR Certificateholders will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by the Mortgage Loan Seller, the Depositor or an Mortgage Loan Seller pursuant to Article II hereof.

         SECTION 4.05.    Imposition of Tax on the Trust Fund.

         In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Upper-Tier REMIC or Lower-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code
Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall deposit in the Collection Account the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(viii) and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Upper-Tier REMIC or Lower-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to the Upper-Tier REMIC or Lower-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account or the Upper-Tier Distribution Account, as the case may be). To the extent that any such tax is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates or Lower-Tier Regular Interests, as applicable, until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable. Neither the Servicer, the Special Servicer nor the Trustee shall be responsible for any taxes imposed on the Upper-Tier REMIC or Lower-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Servicer, the Special Servicer or the Trustee or an act or omission of the Servicer, the Special Servicer or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Servicer or Section 4.04 or 8.01, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Servicer or the Special Servicer shall not be responsible for Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Servicer or the Special Servicer.

         SECTION 4.06.    Remittances; P&I Advances.

         (a) "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, (A) if such Mortgage Loan is delinquent as to its Balloon Payment (including any such

Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the related Assumed Scheduled Payment, (B) if such Mortgage Loan has been extended in accordance with the terms and conditions otherwise set forth in this Agreement, the Minimum Defaulted Monthly Payment and (C) if such Mortgage Loan is not described by the preceding two sentences (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment (after giving effect to any modification other than as described in (A) or (B) above); provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Servicer, the Trustee or the Fiscal Agent, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Mortgage Pass-Through Rate. The Applicable Monthly Payment shall be reduced, for purposes of P&I Advances, by any modifications pursuant to Section 3.30 or otherwise and by any reductions by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

         (b) On the Servicer Remittance Date immediately preceding each Distribution Date, the Servicer shall:

                 (i) remit to the Trustee for deposit in the Distribution Account an amount equal to the Prepayment Premiums received by the Servicer or Special Servicer in the Collection Period preceding such Distribution Date;

                 (ii) remit to the Trustee for deposit in the Distribution Account an amount equal to the aggregate of the Available Funds (other than P&I Advances) and Subordinate Class Advance Recoveries for such Distribution Date;

                 (iii) make a P&I Advance, by deposit into the Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan to the extent such amounts were not received on such Mortgage Loan as of the close of business on the day preceding the Servicer Remittance Date (and therefore are not included in the remittance described in the preceding clause (ii)).

         (c) Notwithstanding the provisions of Section 4.06(b)(iii), the Servicer may reduce the aggregate amount of P&I Advances to be deposited by the Servicer on the related Servicer Remittance Date by the amount the Servicer is not required to advance pursuant to clauses (d) and (e) below. The Trustee shall provide to the Servicer written statements prior to the Servicer Remittance Date listing (i) the aggregate Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for such Distribution Date and (ii) distribution due to the Holders of the most subordinate Class of Certificates and the Related Lower-Tier and Regular Interests.

         (d) Unless the related Delinquency is cured prior to the following Due Date, the Servicer shall make only one P&I Advance in respect of a Delinquency on any Mortgage Loan for the benefit of the most subordinate Class of Certificates and the Related Lower-Tier Regular Interests then outstanding and, accordingly, the Servicer may reduce the aggregate amount of the P&I Advance to be deposited by the Servicer on the related Servicer Remittance Date by the amount that the Servicer is not required to advance. On the Servicer Remittance Date on which the Servicer is not required to make a P&I Advance for the benefit of the most subordinate Class and the Related Lower-Tier Regular Interests as described above, for each Mortgage Loan for which a Delinquency has occurred the amount of the P&I Advance with respect to such Servicer Remittance Date that the Servicer will not advance will be equal to (i) the amount that would be distributable to the most subordinate Class if the Monthly Payment or Minimum Defaulted Monthly Payment for every Mortgage Loan had been received less (ii) the amount that would be distributable to the most subordinate Class if the Monthly Payment or Minimum Defaulted Monthly Payment for every Mortgage Loan other than such Mortgage Loan had been received. In addition, on any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance for the benefit of the most subordinate Class and the Related Lower-Tier Regular Interests as described above, if the Servicer does make a P&I Advance that includes amounts payable to the most subordinate Class and the Related Lower-Tier Regular Interests, the Servicer shall, immediately subsequent to the making of the P&I Advance on such Servicer Remittance Date, reimburse itself (without interest) for the portion of such P&I Advance allocable to the most subordinate Class from amounts otherwise distributable to such most subordinate Class on the related Distribution Date (such amount of reimbursement, the "Subordinate Class Advance Amount"). For the purposes of determining amounts to which the most subordinate Class and the Related Lower-Tier Regular Interests are entitled as reimbursements from Subordinate Class Advance Recoveries with respect to a Mortgage Loan, each Subordinate Class Advance Amount with respect to a Distribution Date shall be related to each Mortgage Loan for which a Delinquency has occurred on the prior Due Date pro rata based on the amount by which the related P&I Advance could be reduced with respect to such Mortgage Loan in accordance with the second preceding sentence. No interest shall accrue on, or be payable with respect to, any outstanding Subordinate Class Advance Amount.

         (e) The Servicer shall not be required or permitted to make an advance for Excess Interest or Default Interest or in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls. The amount required to be advanced by the Servicer in respect of Applicable Monthly Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal the product of (i) the amount required to be advanced by the Servicer without giving effect to such Appraisal Reduction Amounts and (ii) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance.

         (f) Any amount advanced by the Servicer pursuant to Section 4.06(b)(iii) shall constitute a P&I Advance for all purposes of this Agreement and the Servicer shall be entitled to reimbursement thereof to the full extent as otherwise set forth in this Agreement.

         (g) If as of 11:00 a.m., New York City time, on any Distribution Date the Servicer shall not have made the P&I Advance required to have been made on the related Servicer Remittance Date pursuant to Section 4.06(b)(iii), the Trustee shall immediately notify the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 12:00 noon, New York City time, on such Business Day deposit into the Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Servicer. If the Trustee fails to make any P&I Advance required to be made under this Section 4.06, the Fiscal Agent shall make such P&I Advance not later than 2:00 p.m., New York City time, on such Business Day and, thereby, the Trustee shall not be in default under this Agreement.

         (h) None of the Servicer, the Trustee or the Fiscal Agent shall be obligated to make a P&I Advance as to any Monthly Payment or Assumed Scheduled Payment or Minimum Defaulted Monthly Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Servicer, the Trustee or Fiscal Agent, as applicable, determines that such advance will be a Nonrecoverable Advance. The Servicer shall be required to provide notice to the Trustee and the Fiscal Agent on or prior to the Servicer Remittance Date of any such non-recoverability determination made on or prior to such date. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee or the Fiscal Agent, as applicable, shall rely on the Servicer's determination that the Advance would be a Nonrecoverable Advance if the Trustee or Fiscal Agent, as applicable, determines that it does not have sufficient time to make such determination); provided, however, that if the Servicer has failed to make a P&I Advance for reasons other than a determination by the Servicer that such Advance would be a Nonrecoverable Advance, the Trustee or Fiscal Agent, as applicable, shall make such advance within the time periods required by Section 4.06(g) unless the Trustee or the Fiscal Agent, in good faith, makes a determination prior to the times specified in Section 4.06(g) that such advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not an Advance previously made is, or a proposed Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer hereunder.

         (i) The Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06(iii) and the Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan.

         SECTION 4.07.    Grantor Trust Reporting.

         The parties intend that the portions of the Trust Fund consisting of
(i) the Default Interest and the Default Interest Distribution Account and (ii) the Excess Interest and the Excess Interest Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Trust REMICs) shall be conducted so as to qualify such portion as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V-1 and Class V-2 Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, income with respect to their applicable share of Default Interest and the amount of any interest on unreimbursed Advances payable to the Servicer, the Trustee and the Fiscal Agent, as applicable, therefrom pursuant to Section 3.06(iii) in the case of the Class V-1 Certificates, and Excess Interest in the case of the Class V-2 Certificates, at the time or times and in the manner required by the Code.

         SECTION 4.08.    Special Distribution Date.

         (a) Upon a prepayment with respect to the _____________ Loan after the expiration of the related Lock-out Period, the Servicer shall remit on the Business Day preceding the related

Special Distribution Date, the amount of the related ________ Principal, and interest thereon, to the Trustee for deposit in the Lower-Tier Distribution Account. The Trustee shall deposit such amount in the Lower-Tier Distribution Account and apply such amount on the related Special Distribution Date as set forth in clause (b) below.

                                   ARTICLE V.

                                THE CERTIFICATES

         SECTION 5.01.    The Certificates.

         (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits. The Class ___, Class ____, Class ___, Class ___, Class ___, Class ___, Class ___, Class ___, Class ___, Class ___, Class ___ and Class ___ Certificates will be issuable only in minimum denominations (based on the respective Certificate Balance each Class on the first Distribution Date or Notional Amounts) corresponding to initial Certificate Balances or Notional Amounts on the first Distribution Date of not less than $100,000, and integral multiples of $1 in excess thereof. Only one Class ____, one Class ____ and one Class _____ Certificate may be issued.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (c) The Class ___, Class ___, Class ___, Class ___, Class ___, Class ___, Class ___, Class ___ and Class ___ Certificates, Class ___, Class ___ and Class ___ Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the referenced herein Certificates (except for such remainders) through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners representing the same. In addition, upon request, the Trustee will issue Definitive Certificates in exchange for Ownership Interests in like Certificate Balances of the Book-Entry Certificates for the Class ___, Class ___ or Class ___ Certificates in connection with a transfer permitted pursuant to Section 5.02(b)(ii). Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Depositor, the Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depositor in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         SECTION 5.02.    Registration of Transfer and Exchange of
                          Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Master Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

         (b) No transfer of any Class ___, Class ___, Class ___, Class ___, Class ___ and Class ___ Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration or qualification and is to be made in connection with the issuance or transfer of a Definitive Certificate, then the Certificate Registrar shall require, in order to assure compliance with such laws, receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Act, a certificate from the prospective transferee substantially in the form attached as Exhibit D hereto, and (ii) in all other cases, (A) except where the Depositor or an Affiliate thereof is the transferor or transferee, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), (B) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit C hereto and (C) a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit E hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class ___, Class ___, Class ___, Class ___, Class ___ and Class ___ Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class ___, Class ___, Class ___, Class ___, Class ___ and Class ___ Certificate without registration or qualification. Any Class ___, Class ___, Class ___, Class ___, Class ___ or Class ___ Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) None of the Certificates except for the Class ___, Class ___, Class ___, Class ___, or any interest therein shall be transferred to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA, or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing any such Class or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification and Opinion of Counsel contemplated by the preceding sentence, the Certificate Registrar shall require the prospective transferee of any Class ___, Class ___, Class ___, Class ___, Class ___ or Class ___ Certificate to certify, and each prospective transferee of any Class ___, Class ___, Class ___, Class ___ or Class ___ Certificate shall be deemed to have represented by its acquisition of such Certificate, that it is neither
(A) a Plan nor (B) a Person who is directly or indirectly purchasing any such Class Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

         (d) No transfer of any Residual Certificate shall be made to a Non-U.S. Person. Notwithstanding anything to the contrary contained herein, prior to registration of any transfer, sale or other disposition of a Residual Certificate, the Certificate Registrar shall have received (i) an affidavit from the proposed transferee substantially in the form attached as Exhibit F-1 hereto, to the effect that, among other things, (A) such transferee is not a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, (B) such transferee is not a Non-U.S. Person, (C) such transferee has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificate remains outstanding, and (D) no purpose of such proposed transfer, sale or other disposition of the Residual Certificate is or will be to impede the assessment or collection of any tax, and (ii) a certificate from the transferor substantially in the form attached as Exhibit F-2 hereto, to the effect that, among other things, no purpose of such proposed transfer, sale or other disposition of the Residual Certificate is or will be to impede the assessment or collection of any tax. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization or to a Non-U.S. Person, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions in respect of such Residual Certificate. If any purported transfer of a Residual Certificate shall be in violation of the provisions of this Section 5.02(d), then the prior Holder of the Residual Certificate purportedly transferred shall, upon discovery, that the transfer of such Residual Certificate was not in fact permitted by this Section 5.02(d), be restored to all rights as Holder thereof retroactive to the date of the purported transfer. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is not permitted by this Section 5.02(d) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Section 5.02(d) at the time it became a Holder all payments made on such Residual Certificate. The Holder of Residual Certificates, by its acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this
Section 5.02 and to any amendment of this Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of a Residual Certificate to a Disqualified Organization or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the Trust Fund.

         (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the office of the Certificate Registrar, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Certificate Registrar. Whenever any Certificates are so surrendered for exchange the Trustee or the Authenticating Agent shall execute





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and authenticate and the Certificate Registrar shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar and a certificate of such cancellation shall be delivered to the Trustee by the Certificate Registrar. The Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

         SECTION 5.03.    Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.
Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.04.    Persons Deemed Owners.

         The Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.





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                                  ARTICLE VI.

              THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

         SECTION 6.01. Liability of the Depositor, the Servicer and the Special Servicer.

         The Depositor, the Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

         SECTION 6.02.    Merger or Consolidation of the Servicer.

         Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Texas and will not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         The Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency to any Class of Certificates.

         SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

         Neither the Depositor, the Servicer, the Special Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or the Special Servicer or any such Person against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor or the Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including legal fees and expenses) (i) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties hereunder or by reason of reckless disregard of obligations or duties hereunder, in each case by the Person being indemnified or (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement. Neither the Depositor nor the Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Servicer or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 of this Agreement.

         SECTION 6.04. Limitation on Resignation of the Servicer and the Special Servicer; Termination of the Servicer and the Special Servicer.

         (a) The Servicer and the Special Servicer may assign their respective rights and delegate their respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of their mortgage servicing or asset management portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be satisfactory to the Trustee and to the Depositor, (B) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02, (C) shall be acceptable to each Rating Agency as confirmed by a letter from each Rating Agency delivered to the Trustee that such assignment or delegation will not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates, and (D) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement from and after the date of such agreement; (ii) as confirmed by a letter from each Rating Agency delivered to the Trustee, each Rating Agency's rating or ratings of the Regular Certificates in effect immediately prior to such assignment, sale or transfer will not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer; (iii) the Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; and (iv) the rate at which the Servicer Compensation or Special Servicer Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Servicer or Special Servicer, as applicable, hereunder.

         (b) Except as provided in this Section 6.04, the Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer or the Special Servicer, as applicable, shall





                                    - 123 -
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be evidenced by an Opinion of Counsel (obtained at the resigning Servicer's or
Special Servicer's expense) to such effect delivered to the Trustee.

         (c) Certificateholders representing in the aggregate at least 51% of the Voting Rights of all Certificateholders may remove the Servicer and the Special Servicer upon the occurrence of an Event of Default under this Agreement, upon written notice to the Servicer, the Special Servicer, the Depositor and the Trustee, provided that each Rating Agency has confirmed in writing that such removal will not result in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any Class of Certificates. Without limiting the generality of the succeeding paragraph, no such removal shall be effective unless and until (i) the Servicer or the Special Servicer has been paid any unpaid Servicer Compensation or Special Servicer Compensation, as applicable, unreimbursed Advances (including Advance Interest Amounts thereon to which it is entitled) and all other amounts to which the Servicer or the Special Servicer is entitled hereunder to the extent such amounts accrue prior to such effective date and (ii) with respect to a resignation by the Servicer, the successor Servicer has deposited into the Investment Accounts from which amounts were withdrawn to reimburse the terminated Servicer, an amount equal to the amounts so withdrawn, to the extent such amounts would not have been permitted to be withdrawn except pursuant to this paragraph, in which case the successor Servicer shall, immediately upon deposit, have the same right of reimbursement or payment as the terminated Servicer had immediately prior to its termination without regard to the operation of this paragraph.

         No resignation or removal of the Servicer or the Special Servicer as contemplated by the preceding paragraphs shall become effective until the Trustee or a successor Servicer or Special Servicer shall have assumed the Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Servicer or Special Servicer shall be treated as Realized Losses.

         SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the Servicer and the Special Servicer.

         The Servicer and the Special Servicer shall afford the Depositor, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, the Servicer and the Special Servicer shall furnish to the Depositor, Servicer, Special Servicer and the Trustee its most recent financial statements (or in the case of the Servicer or Special Servicer, the financial statements of AMRESCO INC. if no separate financial statements have been prepared for the Servicer or Special Servicer) and such other information in its possession regarding its business, affairs, property and condition, financial or otherwise as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Servicer and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue





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of such performance by the Depositor or its designee.  In the event the
Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and
Section 6.03(a) hereof to the extent not recoverable from the Servicer or Special Servicer, as applicable. Neither the Depositor nor the Trustee and neither the Servicer, with respect to the Special Servicer, nor the Special Servicer, with respect to the Servicer, shall have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise. Neither the Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

         SECTION 6.06.    Servicer or Special Servicer as Owner of a
                          Certificate.

         The Servicer or an Affiliate of the Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Servicer or the Special Servicer or an Affiliate of the Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Servicer or the Special Servicer may seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this
Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Servicer or the Special Servicer or an Affiliate of the Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have consented in writing to the proposal described in the written notice, and if the Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

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                                  ARTICLE VII.

                                    DEFAULT

         SECTION 7.01.    Events of Default.

         (a) "Servicer Event of Default", wherever used herein, means any one of the following events:

                 (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Distribution Account, Upper-Tier Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or Default Interest Distribution Account, any amount required to be so deposited by the Servicer (including a P&I Advance) pursuant to, and at the time specified by the terms of this Agreement; or

                 (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations or warranties on the part of the Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

                 (iii) confirmation in writing by any Rating Agency that failure to remove the Servicer will, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates; or

                 (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                 (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer, or of or relating to all or substantially all of its property; or

                 (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

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                 (vii)    the Servicer shall fail to make any Property Advance
required to be made by the Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Advance), which failure continues unremedied for a period of fifteen (15) days after the date on which such Property Advance was first due (or for any shorter period as may be required, if applicable, to avoid any lapse in insurance coverage required under any Mortgage or this Agreement with respect to any Mortgaged Property or to avoid any foreclosure or similar action with respect to any Mortgaged Property by reason of a failure to pay real estate taxes and assessments and if the Trustee makes a required Property Advance pursuant to Section 3.08(a) due to the Servicer's failure to make a required Advance, such Event of Default shall occur immediately upon such Advance);

         then, and in each and every such case, so long as a Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Servicer.

         In the event that the Servicer is also the Special Servicer and the Servicer is terminated as provided in this Section 7.01, the Servicer shall also be terminated as Special Servicer.

         (b) "Special Servicer Event of Default", wherever used herein, means any one of the following events:

                 (i) any failure by the Special Servicer to remit to the Collection Account any amount required to be so deposited by the Special Servicer pursuant to and in accordance with the terms of this Agreement; or

                 (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations or warranties on the part of the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Servicer, the Depositor or the Trustee, or to the Special Servicer, the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

                 (iii) confirmation in writing by any Rating Agency that failure to remove the Special Servicer would, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates; or

                 (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                 (v) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer, or of or relating to all or substantially all of its property; or

                 (vi) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                 (vii) the Special Servicer shall fail to make any Property Advance required to be made by the Special Servicer hereunder (whether or not the Servicer, Trustee or Fiscal Agent makes such Advance), which failure continues unremedied for a period of fifteen (15) days after the date on which such Property Advance was first due (or for any shorter period as may be required, if applicable, to avoid any lapse in insurance coverage required under any Mortgage or this Agreement with respect to any Mortgaged Property or to avoid any foreclosure or similar action with respect to any Mortgaged Property by reason of a failure to pay real estate taxes and assessments;

         then, and in each and every such case, so long as a Special Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Special Servicer.

         (c) In the event that the Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee (the "Terminating Party") shall, by notice in writing to the Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights it may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus, in the case of the Servicer, interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 notwithstanding any such termination). On or after the receipt by the Terminated Party, of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and the Special Servicer each agree in the event it is terminated pursuant to this
Section 7.01 to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer or the Special Servicer to the Collection Account, and any REO Account, Lock-Box Account or Cash Collateral Account thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Terminating Party or such successor Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Terminating Party or the successor Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Servicer or successor Special Servicer pursuant to this
Section 7.01 shall be paid by the predecessor Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.

           SECTION 7.02.    Trustee to Act; Appointment of Successor.

         On and after the time the Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Terminating Party shall be its successor in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Terminating Party shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by such successor hereunder. The Trustee, as successor Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Servicer or Special Servicer, as applicable, under this Agreement prior to the Servicer's or the Special Servicer's termination. The appointment of a successor Servicer or successor Special Servicer shall not affect any liability of the predecessor Servicer or Special Servicer which may have arisen prior to its termination as Servicer or Special Servicer. The Terminating Party shall not be liable for any of the representations and warranties of the Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred in respect of any Permitted Investment by the Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Terminating Party as successor Servicer or Special Servicer shall be entitled to the Servicing Compensation or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Terminating Party's succession to which the Servicer or Special Servicer would have been entitled if the Servicer or Special Servicer, as applicable, had continued to act hereunder.
In the event any Advances made by the Servicer and the Trustee or the Fiscal Agent shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee or the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if neither the Trustee nor the Fiscal Agent is rated by each Rating Agency in one of its two highest long-term debt rating categories or if the Rating Agencies do not provide written confirmation that the succession of the Trustee, as Servicer or Special Servicer, as applicable, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which will not result in a downgrade, qualification or withdrawal of the then current rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency, as the successor to the Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Servicer (or the Special Servicer if the Special Servicer is also the Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Servicer is also the Special Servicer, the Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses.
The Depositor, the Trustee, the Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

              SECTION 7.03.    Notification to Certificateholders.

         (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

         (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.





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         SECTION 7.04.    Other Remedies of Trustee.

         During the continuance of any Servicer Event of Default or a Special Servicer Event of Default, so long as such Servicer Event of Default or Special Servicer Event of Default, if applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in
Section 3.06. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Event of Default or Special Servicer Event of Default, if applicable.

         SECTION 7.05.    Waiver of Past Events of Default; Termination.

         The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including P&I Advances) to or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                 ARTICLE VIII.

                             CONCERNING THE TRUSTEE

         SECTION 8.01.    Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.05 shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

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         (b)     The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

         (c) Neither the Trustee nor any of its officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided, that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

                 (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

                 (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                 (iv) Neither the Trustee nor any of its respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Servicer, Special Servicer, the Depositor or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

                 (v) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund), and the Trustee shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

                 (vi) The Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall be deemed to have actual knowledge of the Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

         None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee, or the Fiscal Agent, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Fiscal Agent, respectively, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Fiscal Agent shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Fiscal Agent shall be liable for any loss on any investment of funds pursuant to this Agreement.

            SECTION 8.02.    Certain Matters Affecting the Trustee.

         (a)     Except as otherwise provided in Section 8.01:

                 (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

                 (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                 (iii) (A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and (C) provided, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                 (iv) Neither the Trustee nor any of its directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                 (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Servicer, or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

                 (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

         (b) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either the Upper-Tier REMIC or the Lower-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

         The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

         SECTION 8.03. Trustee and Fiscal Agent Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Servicer, or the Special Servicer and the Trustee, the Fiscal Agent, Servicer and the Special Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan, or related document. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02); the compliance by the Depositor, the Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02) or any subservicer or any Borrower; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02) or any subservicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; the failure of the Servicer or the Special Servicer or any subservicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02) unless the taking of such action is not permitted by the express

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terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Distribution Account, Upper-Tier Distribution Account, Lock Box Account, Cash Collateral Account, Reserve Accounts, Interest Reserve Account, Default Interest Distribution Account or Excess Interest Distribution Account or any other account maintained by or on behalf of the Servicer or the Special Servicer, other than any funds held by the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

         SECTION 8.04.    Trustee and Fiscal Agent May Own Certificates.

         The Trustee, the Fiscal Agent and any agent of the Trustee and Fiscal Agent in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer and Special Servicer in banking transactions, with the same rights it would have if it were not Trustee, Fiscal Agent or such agent.

         SECTION 8.05.    Payment of Trustee's Fees and Expenses;
                          Indemnification.

         (a) The Trustee or any successor Trustee shall be entitled, on each Distribution Date, to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which Trustee Fee shall be paid to the Trustee prior to the distribution on such Distribution Date of amounts to the Certificateholders. In the event that the Trustee assumes the servicing responsibilities of the Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Servicer or the Special Servicer, as the case may be, would have been entitled.

         (b) The Trustee and the Fiscal Agent shall each be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Fiscal Agent pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-

1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01, neither the Trustee nor the Fiscal Agent shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses or any sums due to the Fiscal Agent.

         The Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee; provided, that in the event that the Servicer is terminated pursuant to Section 6.04(c), expenses incurred in connection with such transfer shall be paid by the Certificateholders effecting such termination.

         (c) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Servicer and the Special Servicer (each, an "Indemnifying Party") shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to each such Indemnifying Party's respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of it's respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder (including in the case of the Servicer, any agent of the Servicer or subservicer).

         (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payment are expressly reimbursable under this Agreement or are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and (ii) those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term "unanticipated expenses incurred by a REMIC" shall include any fees, expenses and disbursement of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01. The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

         (e)     Notwithstanding anything herein to the contrary, this Section
8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Fiscal Agent, as the case may be, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

         (f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

             SECTION 8.06.    Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least "BBB" by Fitch and DCR and "Baa2" by Moody's (or at any time when there is no Fiscal Agent appointed and acting hereunder or any such Fiscal Agent so appointed has a rating on its long-term unsecured debt that is lower than "AA" by Fitch and DCR and "Aa2" by Moody's (without regard to any plus or minus or numeric qualifier), or meeting different standards provided that each Rating Agency shall have confirmed in writing that such different standards would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer (except during any period when the Trustee has assumed the duties of the Servicer pursuant to
Section 7.02); provided that, notwithstanding that the long-term unsecured debt of _____________________________ and ____________________________ are not rated by DCR and Fitch, _________________________ shall not fail to qualify as Trustee solely by virtue of the lack of such ratings until such time as either DCR or Fitch shall notify the Trustee, the Servicer and the Special Servicer in writing that _________________________ is no longer exempt from the foregoing rating requirements imposed by this sentence. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

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         SECTION 8.07.    Resignation and Removal of the Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon such notice of resignation, the Fiscal Agent shall also be deemed to have been removed and, accordingly, the Servicer shall promptly appoint a successor Trustee, acceptable to each Rating Agency (such acceptability confirmed in writing), and successor Fiscal Agent, which, if the successor Trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, shall be acceptable to each Rating Agency (such acceptability confirmed in writing), by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee, with a copy to the Fiscal Agent deemed removed, and the successor Trustee and successor Fiscal Agent. If no successor Trustee and successor Fiscal Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee and the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and successor Fiscal Agent.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Servicer may remove the Trustee and the Fiscal Agent and the Servicer shall promptly appoint a successor Trustee and successor Fiscal Agent by written instrument, which shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor Trustee and the successor Fiscal Agent.

         The Holders of Certificates entitled to at least 50% of the Voting Rights may at any time remove the Trustee and the Fiscal Agent (and any removal of the Trustee shall be deemed to be a removal also of the Fiscal Agent) and appoint a successor Trustee and successor Fiscal Agent by written instrument or instruments, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Servicer, one complete set to the Trustee so removed, one complete set to the Fiscal Agent deemed removed, one complete set to the successor Trustee so appointed and one complete set to the successor Fiscal Agent so appointed.

         In the event of removal of the Trustee the Fiscal Agent shall be deemed to have been removed.

         In the event that the Trustee or Fiscal Agent is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that occurred prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

         Any resignation or removal of the Trustee and Fiscal Agent and appointment of a successor Trustee and, if such trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, a successor Fiscal Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee and, if necessary, Fiscal Agent as provided in Section 8.08.

         SECTION 8.08.    Successor Trustee and Fiscal Agent.

         (a) Any successor Trustee and any Fiscal Agent appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent, shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Fiscal Agent herein, provided that each Rating Agency shall have approved in writing the appointment of such successor Trustee and successor Fiscal Agent. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of
Section 8.06.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

         (b) Any successor Trustee or Fiscal Agent appointed pursuant to this Agreement shall meet the eligibility requirements set forth in Section
8.06 hereof and shall be acceptable to each Rating Agency as evidenced by written confirmation that such appointment will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

         SECTION 8.09.    Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of
Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

         No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co- trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of affecting the liability of or affording protection to such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.11.    Fiscal Agent Appointed; Concerning the Fiscal Agent.

         (a) The Trustee hereby appoints ________________________ as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Sections 3.24 and 4.06.

         (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Sections 3.24 and 4.06.

         (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act or its own willful misfeasance; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Sections 3.24 and 4.06, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by the Depositor, the Servicer, the Special Servicer or the Trustee and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clause (ii) of Section 8.01(c) shall apply to the Fiscal Agent.

         (d) Except as otherwise provided in Section 8.11(c), the Fiscal Agent also shall have the benefit of provisions of clauses (i), (ii), (iii) (other than the proviso thereto), (iv), (v) (other than the proviso thereto) and (vi) of Section 8.02(a).

                                   ARTICLE IX

                                  TERMINATION

         SECTION 9.01.    Termination.

         (a) The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to this Article IX on the Termination Date; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

         (b) The Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Servicer in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC.

         (c) Any holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                 (i)      the sum of

                 (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                 (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                 (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable), to the last day of the month preceding such Distribution Date;

                 (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

                 (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

         The Servicer or the Depositor may also effect such termination as provided above if it first notifies each Holder of a Class LR Certificate through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and no Class LR Holder terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

         Anything in this Section 9.01 to the contrary notwithstanding, the holders of the Class V-1 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to the Net Default Interest, as their interests may appear, and the holders of the Class V-2 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to Excess Interest, as their interests may appear.

         (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Trustee shall determine as soon as practicable the Distribution Date on which the Trustee reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance of each Certificate or Lower-Tier Regular Interest, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01(a) or (ii) if no such Classes of Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Account or the Distribution Account and to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account, in either case, following the later to occur of (A) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (B) the liquidation or disposition pursuant to
Section 3.18 of the last asset held by the Trust Fund.

         (e)     Notice of any termination of the Trust Fund pursuant to this
Section 9.01 shall be mailed by the Trustee to affected Certificateholders with a copy to the Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

                 (i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

                 (ii) specify the amount of any such final distribution, if known; and

                 (iii)    state that the final distribution to
Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

         If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

         (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class LR Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01. Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee.

         (g) The Holder of a more than a 50% Percentage Interest in the Class LR Certificates may purchase any Mortgage Loan on its Anticipated Repayment Date, if any, at a price equal to the sum of the following:

                 (i) 100% of the outstanding principal balance of such Mortgage Loan on such Anticipated Repayment Date;

                 (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date;

                 (iii) the aggregate amount of unreimbursed Advances with respect to such Mortgage Loan, with interest thereon at the Advance Rate, and unpaid Special Servicing Compensation, Servicing Compensation, Trustee Fees and Trust Fund expenses; and

                 (iv) the amount of any Liquidation Expenses incurred by the Trust Fund in connection with such purchase.

provided, that, such Holder, at its expense, has provided the Trustee with an opinion of counsel to the effect that such purchase would not (x) result in a gain which would be subject to the tax on net income derived from "prohibited transactions" imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or (y) cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC; such opinion relying upon appraisals of the fair market value (for the purposes of Section 860F(c)(1) of the Code) of such Mortgage Loan by at least three Independent appraisers.

                 The proceeds of any such purchase shall be deposited in the Collection Account and disbursed as provided herein.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01.   Counterparts.

         Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.02.   Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing Percentage Interests of at least 25% of each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.03.   Governing Law.


         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF       AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES
HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


         SECTION 10.04.   Notices.

         All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class B-4B, Class R and Class LR Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

         If to the Trustee, to:

                 LaSalle National Bank
                 25 Northwest Point Boulevard
                 Suite 800
                 Elk Grove Village, Illinois  60007

                 ---------------------------
                 Attention:       Corporate Trust Department

                                  -------------------------------------
         If to the Fiscal Agent, to:

                 _______________________
                 _______________________
                 _______________________
                 _______________________
                 _______________________

                 Attention:   _______________________
                              _______________________

         If to the Depositor, to:

                 _______________________
                 _______________________
                 _______________________
                 _______________________

                 Attention:   _______________________
                              _______________________

         If to the Servicer and/or Special Servicer, to:

                 AMRESCO Management, Inc.
                 235 Peachtree Street
                 Suite 900
                 Atlanta, Georgia 30303
                 Attention: Legal Counsel

         With copies to:

                 AMRESCO, Inc.
                 700 N. Pearl Street
                 Suite 1700
                 Dallas, Texas 75201
                 Attention: General Counsel

         If to the Mortgage Loan Seller, to:
                 _______________________
                 _______________________
                 _______________________
                 _______________________

         Attention:   _______________________
                      _______________________


         If to any Certificateholder, to:

                 the address set forth in the
                 Certificate Register,

         or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

         SECTION 10.05.    Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.06.   Notice to the Depositor and Each Rating Agency.

         (a) The Trustee shall use its best efforts to promptly provide notice to the Depositor and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                 (i)      any material change or amendment to this Agreement;

                 (ii) the occurrence of any Event of Default that has not been cured;

                 (iii) the merger, consolidation, resignation or termination of the Servicer, Special Servicer, the Trustee or Fiscal Agent;

                 (iv) the repurchase of Mortgage Loans pursuant to Section 2.03(d) or 2.03(e);

                 (v)      the final payment to any Class of Certificateholders;

                 (vi) any change in the location of the Collection Account or the Distribution Account;

                 (vii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Servicer;

                 (viii)   each report to Certificateholders described in
Section 4.02 and Section 3.22;

                 (ix)     any change in the lien priority of a Mortgage Loan;

                 (x) any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

                 (xi) any termination of licensing certification at a Mortgaged Property securing a Senior Housing/Healthcare Loan; and

                 (xii)    any material damage to a Mortgaged Property.

         (b) The Servicer shall promptly furnish to each Rating Agency copies of the following:

                 (i) each of its annual statements as to compliance described in Section 3.14;

                 (ii) each of its annual independent public accountants' servicing reports described in Section 3.15; and

                 (iii) a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03.

         (c) The Servicer shall furnish each Rating Agency with such information with respect to the Trust Fund, a Mortgaged Property, a Borrower and a non-performing or Specially Serviced Mortgage Loan as such Rating Agency shall reasonably request and which the Servicer can reasonably obtain. The Rating Agencies shall not be charged any fee or expense in connection therewith.

         (d)     Notices to each Rating Agency shall be addressed as follows:


                 -------------------------------------------

                 -------------------------------------------

                 -------------------------------------------
                 Attention:
                                  --------------------------


                 -------------------------------------------

                 -------------------------------------------

                 -------------------------------------------
                 Attention:
                                  --------------------------


                 -------------------------------------------

                 -------------------------------------------

                 -------------------------------------------
                 Attention:
                                  --------------------------

or in each case to such other address as either Rating Agency shall specify by written notice to the parties hereto.

         SECTION 10.07.   Amendment.

         This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions herein or therein that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

         This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                 (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                 (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                 (iv) amend any section hereof which relates to the amendment of this Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

         Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

         In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 10.07 shall be effective with the consent of the Trustee, the Fiscal

Agent, and the Servicer, in writing, and to the extent required by this Section, the Certificateholders. Promptly after the execution of any amendment, the Servicer shall forward to the Trustee and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

         Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Servicer and/or the Trustee, the Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property).

         Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause
(i), (ii), (iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Fiscal Agent may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Fiscal Agent's own rights, duties or immunities under this Agreement.

         SECTION 10.08.   Confirmation of Intent.

         It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of

Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the Distribution Account, Upper-Tier Account, Default Interest Distribution Account and Excess Interest Distribution Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Delaware and Illinois Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

         SECTION 10.09.   Streit Act.

         Any provisions required to be contained in this Agreement by Section 126 and/or Section 130-k or Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 and/or Section 130-k shall not have any effect, and if said Section 126 and/or Section 130-k should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 and/or Section 130-k shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of
Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            SECTION 10.10.   No Intended Third-Party Beneficiaries.

         No Person other than a party to this Agreement and any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically state that no Borrower, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

         IN WITNESS WHEREOF, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

Signed and acknowledged                            AMRESCO COMMERCIAL MORTGAGE
in the presence of:                                FUNDING I CORPORATION,
                                                   as Depositor


                                                   By:
-------------------------------------------           --------------------------
Print Name:                                        Name:
                                                   Title:



Signed and acknowledged                            AMRESCO MANAGEMENT, INC.
in the presence of:                                as Servicer and Special
                                                   Servicer



                                                   By:
-------------------------------------------           --------------------------
Print Name:                                        Name:
                                                   Title:


-------------------------------------------
Print Name:

Signed and acknowledged
in the presence of:



-------------------------------------------
Print Name:




-------------------------------------------
Print Name:



Signed and acknowledged                            LASALLE NATIONAL BANK
in the presence of:                                as Trustee, Custodian,
                                                   Certificate Registrar
                                                   and Paying Agent
-------------------------------------------
Print Name:

                                                   By:
-------------------------------------------           --------------------------
Print Name:                                        Name:
                                                   Title:




-------------------------------------------        -----------------------------
as Fiscal Agent                                    As Fiscal Agent


By:                                                By:
   ----------------------------------------           --------------------------
Name:                                              Name:
Title:                                             Title:



                                                   Acknowledged by _____________
                                                   ________________, solely with
                                                   respect to Section 3.07 and
                                                   Section 5.02


                                                   By:
                                                      --------------------------
                                                   Name:
                                                   Title:

STATE OF NEW YORK         )
                          ) ss:
COUNTY OF NEW YORK        )

         On this ____ day of_________, 199_, before me, the undersigned, a Notary Public in and for the State of ____________, duly commissioned and sworn, personally appeared ___________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ______________________________________________; that s/he is the _____________
of _________________________CORPORATION, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.



                                                   -----------------------------
                                                   NOTARY PUBLIC in and for the
                                                   State of ____________
                                                   My Commission expires:

                                                   (stamp)

                                                   (seal)

This instrument prepared by:


----------------------------------
Name:
     -----------------------------
Address:
        --------------------------

----------------------------------

STATE OF__________________________         )
                                           ) ss:
COUNTY OF_________________________         )

         On this ____ day of __________, 199_, before me, the undersigned, a Notary Public in and for the State of _______, duly commissioned and sworn, personally appeared _____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at __________________________________________ is the ____________________ of
______________________, the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.



                                           -------------------------------------
                                           NOTARY PUBLIC in and for the
                                           State of__________________________.
                                           My Commission expires:

                                           (stamp)

                                           (seal)

This instrument prepared by:


----------------------------------
Name:
     -----------------------------
Address:
        --------------------------

----------------------------------

STATE OF _________________________         )
                                           ) ss:
COUNTY OF ________________________         )

         On this ____ day of _____________, 199_, before me, the undersigned, a Notary Public in and for the State of _______, duly commissioned and sworn, personally appeared _____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ___________; is the ____________________ of ______________________________, the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.



                                           -------------------------------------
                                           NOTARY PUBLIC in and for the
                                           State of __________________________.
                                           My Commission expires:

                                           (stamp)

                                           (seal)

This instrument prepared by:


----------------------------------
Name:
     -----------------------------
Address:
        --------------------------

----------------------------------

STATE OF NEW YORK                 )
                                  ) ss:
COUNTY OF NEW YORK                )

         On this ____ day of ___________, 199_, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared _____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he resides at ___________________________; that s/he is a _____________ of
____________________________, a _______________________________, the
corporation described in and that executed the foregoing instrument; and that he signed his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.



                                                   -----------------------------
                                                   NOTARY PUBLIC in and for the
                                                   State of ________________
                                                   My Commission expires:

                                                   (stamp)

                                                   (seal)

This instrument prepared by:


----------------------------------
Name:
     -----------------------------
Address:
        --------------------------

----------------------------------

STATE OF ILLINOIS                 )
                                  ) ss:
COUNTY OF_________________        )

         On this ____ day of _____________, 199_, before me, the undersigned, a Notary Public in and for the State of Illinois, duly commissioned and sworn, personally appeared _____________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at _____________, _____________, __________; that s/he is a _____________ of
_________________________., a _____________________________, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

         WITNESS my hand and seal hereto affixed the day and year first above written.



                                                   -----------------------------
                                                   NOTARY PUBLIC in and for the
                                                   State of _____________
                                                   My Commission expires:

                                                   (stamp)

                                                   (seal)

This instrument prepared by:


----------------------------------
Name:
     -----------------------------
Address:
        --------------------------

----------------------------------





                                     - 1 -